UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TEGNA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 PROXY STATEMENT

WLTX

Watch
News
Weather
Sports
VERIFY
Minneapolis, MN
67°
7:00 AM - 8:00 AM
Daily Blast Live
8:00 AM - 9:00 AM
The Reveal
KARE 11+
BREAKING LIVE

TEGNA

March [•], 2024

Dear Fellow Shareholders:

2023 was a year of transition, execution, and progress at TEGNA. We commend our team's unwavering commitment to fulfilling our purpose of serving the greater good of our local communities and creating value for our shareholders. As local broadcasters, we are proud to play a vital role in providing trusted news that keeps our communities informed about relevant issues that directly impact their lives.

Despite being under the pendency of the merger agreement with Standard General for the first five months of 2023, the Board of Directors and management successfully pivoted and reinvigorated our focus as a standalone company once the merger was terminated. This included continuing to be a best-in-class operator as we executed our plan in the face of industry-wide challenges.

Delivering Significant Capital Returns to Shareholders. Our industry-leading balance sheet and strong free cash flow provide us with significant flexibility to return capital to shareholders, which we have always done in a disciplined and thoughtful manner. In 2023, we committed to return nearly $800 million through share repurchases and increased our regular quarterly dividend by 20 percent. Looking forward we will continue to pursue organic growth initiatives and bolt-on M&A opportunities while also offering returns through dividends and share repurchases.

Providing Strong Board Oversight with Skills Supporting our Go-Forward Strategy. Our Board has the right mix of collective skills and experience to oversee strategy and key risks for TEGNA, particularly in a rapidly evolving industry. This includes deep knowledge of operational effectiveness, M&A oversight and execution, and relevant industry experience including media, digital and technology. While we are confident in our current Board composition and size, we have reestablished our prospective director search program as part of our always-on Board refreshment process.

Onboarding New Members of our Management Team. In 2023, we announced the appointment of Julie Heskett as Chief Financial Officer and Lauren Fisher as Chief Legal Officer. Julie transitioned into the CFO role with a deep understanding of our business from over more than two decades at TEGNA serving in various roles, most recently as Senior Vice President, Financial Planning and Business Operations and Head of Investor Relations. Lauren joined TEGNA after more than 15 years with Vox Media as Chief Legal Officer and Corporate Secretary, and brings extensive experience in the media industry, digital advertising and companywide governance to the Company. Both Julie and Lauren have already been instrumental in the work we have undertaken to execute our business plan. We look forward to continuing to work closely with Julie, Lauren, and the rest of TEGNA’s skilled management team to execute our go-forward strategy.

Making a Positive Impact. Throughout the year, we remained focused on building a positive, engaged and inclusive culture and ensuring our storytelling reflects the communities we serve. We continued our partnerships with The Poynter Institute and Horowitz Research in support of

Howard D. Elias	David T. Lougee

2023 Capital Allocation Highlights

•
Returned $800 million in capital to shareholders through share repurchases and the termination fee from Standard General in Company shares
•
Increased our regular quarterly dividend payment by 20%

2023 Corporate Responsibility Highlights

•
Named One of the Most Community-Minded Companies in the U.S. by The Civic 50 for Fourth Consecutive Year
•
Remained on-track to meet or exceed our 2025 Diversity & Inclusion goals

Key 2024 Events

•
2024 Presidential election cycle
•
Summer Olympics in Paris on NBC, our largest affiliate portfolio
•
Super Bowl LVIII on CBS, the most-watched television event ever our multi-year Inclusive Journalism Program. Ensuring our content teams and editorial decision-making are inclusive enables us to authentically represent the perspectives and experiences of all our audiences, foster trust and serve the diverse needs of our communities. We invest in and support our employees through comprehensive health and wellness benefits and by providing a range of development opportunities to help employees expand their skills and grow their careers. Every year, our stations and employees give back to their communities. TEGNA stations helped raise more than $100 million to support diverse causes that address specific local needs, and more than 2,400 employee matching gifts were approved, providing $1.5 million to local causes and nonprofits. You can read more about these and our other social responsibility initiatives in our 2023 Impact Report.

We are entering 2024 with reinvigorated focus, an exceptional Board and management team, an industry-leading balance sheet, and favorable positioning to benefit from this year’s robust Presidential election cycle, Summer Olympic Games, and Super Bowl, which recently aired on our CBS stations. Our Board and management team remain laser focused on generating shareholder value, supporting our employees, and serving the greater good of our communities. We look forward to continuing to share updates on our progress with you.

Thank you for your continued support.

Howard D. Elias Board Chair	Dave Lougee President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

To Our Shareholders: The 2024 Annual Meeting of Shareholders of TEGNA Inc. will be held for the following purposes:		MEETING INFORMATION DATE: April 24, 2024 TIME: 9:00 a.m. ET LOCATION: Via a live webcast at: www.meetnow.global/MGMRW2G There is no physical location for the Annual Meeting.
❶	to consider and act upon a proposal to elect nine director nominees to the Company’s Board of Directors to hold office until the Company’s 2025 Annual Meeting of Shareholders;
❷	to consider and act upon a Company proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year;
❸	to consider and act upon a Company proposal to approve, on an advisory basis, the compensation of our named executive officers;

❹	to consider and act upon a Company proposal regarding the shareholder right to call a special shareholder meeting;
❺	to consider and act upon a Company proposal regarding officer exculpation;
❻	to consider and act upon a shareholder proposal regarding shareholder opportunity to vote on excessive golden parachutes; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Your Board of Directors unanimously recommends that you vote FOR all nine nominees listed on the enclosed proxy card or voting instruction form, FOR proposals 2, 3, 4 and 5 and AGAINST proposal 6.

We have enclosed the annual report, proxy statement (together with the notice of Annual Meeting), and proxy card or voting instruction form. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card or voting instruction form to vote by Internet, telephone, or by mail. We encourage shareholders to submit their proxies electronically – by telephone or by Internet – whenever possible.

The Board of Directors has set the close of business on February 26, 2024 as the record date to determine the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Action of the Board of Directors,

Marc S. Sher

Vice President, Associate General Counsel and Secretary

Tysons, Virginia

March [•], 2024

Notice of Annual Meeting of Shareholders

Your Vote Is Important. Please vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting whether or not you currently plan to attend. You do not need to attend the meeting to vote if you vote your shares before the meeting. If you are a record holder, you may vote your shares by mail, telephone or the Internet. If you later decide to attend the meeting, your vote will revoke any proxy previously submitted. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares by ballot at the meeting unless you provide a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting. Please review “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 73 of this Proxy Statement for information about attending and voting at the Annual Meeting.

We will hold the Annual Meeting virtually online via a live webcast at www.meetnow.global/MGMRW2G. To participate in the Annual Meeting, you must enter the 16 digit control number included in your proxy card or voting instruction form. Online access to the Annual Meeting will open approximately 15 minutes prior to the start of the Annual Meeting. You will not be able to attend the Annual Meeting in person at a physical location. For purposes of attendance at the Annual Meeting, all references in this proxy statement to “present” shall mean virtually present at the Annual Meeting.

INTERNET	TELEPHONE	MAIL	ONLINE

Access the website indicated on the enclosed proxy card or voting instruction form.	Call the number indicated on the enclosed proxy card or voting instruction form.	Sign, date and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided.	Attend the virtual meeting via live webcast at www.meetnow.global/MGMRW2G and vote by ballot online.

This Notice of Annual Meeting and Proxy Statement is first being delivered to shareholders on or about March [•], 2024.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders

to be Held Virtually on April 24, 2024 at 9:00 a.m., Eastern Time.

The proxy statement and annual report to shareholders are available at www.envisionreports.com/TGNA.

Table of Contents

Proxy Statement Summary		i
PROPOSAL 4 – COMPANY PROPOSAL REGARDING THE SHAREHOLDER RIGHT TO CALL A SPECIAL SHAREHOLDER MEETING

PROPOSAL 1 – ELECTION OF DIRECTORS
Page
1	Your Board of Directors		Page
1	Board Leadership Structure		60
2	The TEGNA Nominees
7	Committees of the Board of Directors
9	Committee Charters
10	Corporate Governance		PROPOSAL 5 – COMPANY PROPOSAL REGARDING Officer exculpation
10	Shareholder Engagement
11	The Board’s Role in Risk Oversight
12	The Board’s Role in the Oversight of Cybersecurity and Data Privacy		Page
62
13	The Board’s Role in Corporate Strategy
13	Board Oversight of Corporate Social Responsibility
13	Board Oversight of Diversity, Equity and Inclusion
14	Corporate Social Responsibility		PROPOSAL 6 – SHAREHOLDER Proposal regarding opportunity to vote on excessive golden parachutes
21	Annual Board Performance Evaluation
21	Ethics Policy
21	Related Transactions; Compensation Committee Interlocks and Insider Participation		Page
63
22	Report of the Audit Committee

			DIRECTOR COMPENSATION	66

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM			OUTSTANDING DIRECTOR EQUITY AWARDS AT FISCAL YEAR-END	68

Page			EQUITY COMPENSATION PLAN INFORMATION	69
23
			SECURITIES BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS	70

EXECUTIVE COMPENSATION
Page
24	Compensation Discussion and Analysis		INVESTMENT IN TEGNA STOCK BY DIRECTORS AND EXECUTIVE OFFICERS	71
25	Executive Summary
28	Overview of Executive Compensation Program
28	How the Committee Determines NEO Compensation		COST OF SOLICITING PROXIES	72
43	Leadership Development and Compensation Committee Report
			Questions and Answers about the Proxy Materials and Annual Meeting	73
44	Summary Compensation Table
45	Grants of Plan-Based Awards
46	Outstanding Equity Awards at Fiscal Year-End
47	Option Exercises and Stock Vested		ADDITIONAL INFORMATION	78
47	Pension Benefits
48	Non-Qualified Deferred Compensation
49	Other Potential Post-Employment Payments
55	CEO Pay Ratio
56	Pay Versus Performance

PROPOSAL 3 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Page
59

2024 Proxy Statement Summary: Snapshot of 2023 Director Nominees

TEGNA Inc.

2024 Proxy Statement Summary

This summary highlights information about TEGNA Inc. (“TEGNA” or the “Company”) and the upcoming 2024 annual meeting of shareholders (the “Annual Meeting”). Please review the complete Proxy Statement and TEGNA’s annual report for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) before you vote. The Proxy Statement and the 2023 Annual Report will first be mailed or released to shareholders on or about March [•], 2024.

ANNUAL MEETING OF SHAREHOLDERS

• Time and Date: • Record Date: • Admission:

9:00 a.m. ET on April 24, 2024

February 26, 2024

You are entitled to attend the Annual Meeting if you were a TEGNA shareholder as of the close of business on the record date. If you plan to attend the meeting, you must register in advance by following the procedures described in “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 73 and abide by the agenda and procedures for the Annual Meeting (which will be available on the virtual Annual Meeting site). If your shares are held by a broker, bank or other holder of record in “street name” (including shares held in certain TEGNA employee benefit plans), you must also provide proof of your ownership of the shares as of the record date in order to attend the meeting. See “Questions and Answers About the Proxy Materials and Annual Meeting – What must I do if I want to attend the Annual Meeting?” on page 73 of this Proxy Statement for additional information and instructions.

2024 PROXY STATEMENT I i

2024 Proxy Statement Summary: Voting Matters and Board Reccomendations

Voting Matters and Board Recommendations

Voting Matter		Voting Standard	Board Vote Recommendation	See Page

Proposal 1	Election of Directors	To be elected, a director nominee must receive more votes “for” than votes “against” with respect to the nominee.	FOR ALL NOMINEES	1

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	FOR	23

Proposal 3	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	FOR	59

Proposal 4	Company Proposal Regarding the Shareholder Right to Call a Special Shareholder Meeting	Majority of the Company's outstanding shares of common stock.	FOR	60

Proposal 5	Company Proposal Regarding Officer Exculpation	Majority of the Company's outstanding shares of common stock	FOR	62

Proposal 6	Shareholder Proposal regarding Opportunity to Vote on Excessive Golden Parachutes	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	AGAINST	63

ii I 2024 PROXY STATEMENT

2024 Proxy Statement Summary: Snapshot of 2024 Director Nominees

Snapshot of 2024 Director Nominees

Director Nominees

The Board of Directors has nominated the director candidates below. All director nominees have stated that they are willing to serve if elected. Personal information about each director nominee is available beginning on page 2 of this Proxy Statement.

Name & Principal Occupation	Age	Director Since	Diversity Identifier[1]	Status	Committee Memberships

Gina L. Bianchini Founder and CEO, Mighty Networks	51	2018	W	Independent	Audit; Leadership Development and Compensation

Howard D. Elias Chair of TEGNA; Retired President, Services and Digital, Dell Technologies	66	2008	W	Independent	Executive (Chair); Governance, Public Policy and Corporate Responsibility

Stuart J. Epstein Chief Financial Officer, Meadowlark Media	61	2018	W	Independent	Audit (financial expert) (Chair); Executive; Leadership Development and Compensation

Karen H. Grimes Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company	67	2020	W	Independent	Audit (financial expert); Governance, Public Policy and Corporate Responsibility

David T. Lougee President and CEO, TEGNA Inc.	65	2017	W	Executive	Executive

Scott K. McCune Founder, MS&E Ventures; Former Vice President of Global Media and Integrated Marketing, The Coca-Cola Company	67	2008	W	Independent	Executive; Governance, Public Policy and Corporate Responsibility; Leadership Development and Compensation (Chair)

Henry W. McGee Senior Lecturer, Harvard Business School; Former President, HBO Home Entertainment	71	2015	B	Independent	Audit; Executive; Governance, Public Policy and Corporate Responsibility (Chair)

Neal B. Shapiro President and CEO, public television company WNET	65	2007	W	Independent	Governance, Public Policy and Corporate Responsibility; Leadership Development and Compensation

Melinda C. Witmer Founder and CEO, Look Left Media; Former Executive Vice President, Chief Video & Content Officer; Time Warner Cable	62	2017	W	Independent	Audit; Leadership Development and Compensation

1 This column only relates to Racial & Ethnicity diversity, as follows: B – Black or African American; W – White or Caucasian.

2024 PROXY STATEMENT I iii

2024 Proxy Statement Summary: Snapshot of 2024 Director Nominees

Our director nominees have a diverse set of qualifications, skills and experiences and also reflect diversity of age, tenure, gender and race/ethnicity. The Board regularly evaluates its composition to ensure that the skills and experience of the directors as a whole enhance the ability of the Board to provide independent oversight of management as they execute on strategic initiatives to create sustainable stockholder value. The following graphics include additional information regarding our director nominees.

Gender Diversity	Racial & Ethnic Diversity

Age	Tenure

iv I 2024 PROXY STATEMENT

2024 Proxy Statement Summary: Snapshot of 2024 Director Nominees

Director Nominees Skills Matrix

See the director nominee biographies beginning on Page 2 of this Proxy Statement for further detail. The absence of a “•” for a particular skill does not mean that the director nominee does not possess that qualification, skill, or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.

2024 PROXY STATEMENT I v

2024 Proxy Statement Summary: Snapshot of 2024 Director Nominees

Corporate Governance Highlights

Board and Governance Practices

► 8 of 9 director nominees are independent

► Board gender diversity – 3 female director nominees (33% of Board)

► All Standing Board Committees are fully independent: Audit, Leadership Development and Compensation, and Governance, Public Policy and Corporate Responsibility

► Independent Board Chair enhances oversight of management

► All directors stand for election annually

► One-vote-per-share capital structure with all shareholders entitled to vote for director nominees

► Majority voting standard for uncontested director elections with a director resignation policy

► No shareholder rights plan (poison pill) in place

► Annual review by the Board of TEGNA’s major risks with certain oversight delegated to Board committees

► Clear CEO and executive officer succession plan

Board Refreshment and Evaluation

► Ongoing board refreshment process

► Robust director nominee selection process

► Annual board performance evaluation

Social Responsibility Practices

► Governance, Public Policy and Corporate Responsibility Committee provides independent oversight of sustainability, environmental matters and social responsibility

► Enhanced reporting of environmental, social and governance (“ESG”) disclosures, including disclosure under the SASB Media and Entertainment framework

► Our environmental policy and practices ensure we are being responsible stewards of our resources and helping to build a sustainable future for all stakeholders

► We continue to make sustained progress on equity and inclusion, including our Inclusive Journalism program

► Separate areas of oversight regarding the Company’s approach to diversity for each Board committee

► We have established and continue to make progress against our 2025 goals to increase Black, Indigenous and People of Color representation in content teams, news leadership and management roles

Executive Compensation Practices

► A significant percentage of the compensation we provide to our NEOs is performance-based

► Maximum annual bonus payouts and performance share payouts are capped at 200% of target

► Compensation recoupment (“clawback”) policy covering restatements and misconduct applicable to all current and former executive officers

► Hedging and pledging of TEGNA securities by TEGNA employees and directors is prohibited

► All new change-in-control arrangements are “double trigger”

► Shareholder approval is required for any new agreement or plan that contemplates cash severance payments to executive officers in excess of 2.99x the executive's base salary plus target bonus

Shareholder Engagement

► TEGNA maintains a long-standing shareholder engagement program, involving year-round active dialogue and the participation of its independent directors; shareholder feedback is shared with the full Board

► Several changes implemented in response to feedback gathered during shareholder engagement in recent years, including adoption of our executive officer cash severance policy, adoption of proxy access, changes to executive compensation program and enhancements to ESG reporting

Director Engagement

► 12 Board meetings in 2023; overall attendance at all of the meetings of the Board and Board committees was 94.4%

► Frequent meetings of non-management directors in executive session without any TEGNA officer present

► Independent directors prohibited from serving on boards of more than three other for-profit companies; CEO may only serve on the board of one other for-profit company

vi I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Proposal 1—Election of Directors

(Proposal 1 on the proxy card)

Your Board of Directors

The Board of Directors is currently composed of the nine directors nominated for reelection. The Board of Directors held twelve meetings during 2023. Each of our incumbent directors attended, in the aggregate, at least 88% of the meetings of the Board and its committees on which he or she served that were held during the period for which he or she served as a director or committee member, as applicable, during 2023. All directors then serving on the Board virtually attended the 2023 annual meeting of shareholders ("the 2023 Annual Meeting") in accordance with the Company’s policy that all directors attend the Annual Meeting.

Nominees elected to our Board at the 2024 Annual Meeting will serve until the Company’s 2025 Annual Meeting of Shareholders. The Board, upon the recommendation of its Governance, Public Policy and Corporate Responsibility Committee, has nominated the following individuals: Gina L. Bianchini, Howard D. Elias, Stuart J. Epstein, Karen H. Grimes, David T. Lougee, Scott K. McCune, Henry W. McGee, Neal B. Shapiro and Melinda C. Witmer. The Board believes that each of the nominees will be available and able to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve on the Board, if elected. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

Under the Company’s By-laws, the 2024 director nominees will be elected by the vote of a majority of the votes cast with respect to the director at the meeting. If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Board’s Governance, Public Policy and Corporate Responsibility Committee, which would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Board Leadership Structure

Our Board regularly reviews the Company’s Board leadership structure, how the structure is functioning and whether the structure continues to be in the best interest of our shareholders. Our Board has determined that having an independent director serve as the Chair of the Board is currently the best leadership structure for the Company. Separating the positions of Chair and CEO allows the CEO to focus on executing the Company’s strategic plan and managing the Company’s operations and performance and permits improved communications between the Board, the CEO and other senior leaders of the Company.

The duties of the Chair of the Board include:

•
presiding over all meetings of the Board and all executive sessions of non-management directors;
•
serving as liaison on Board-wide issues between the CEO and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the CEO at any time as they deem necessary or appropriate, and vice versa;
•
in consultation with the CEO, reviewing and approving Board meeting schedules, agendas and materials;
•
calling meetings of the non-management directors, if desired; and
•
being available when appropriate for consultation and direct communication if requested by shareholders.

2024 PROXY STATEMENT I 1

Proposal 1—Election of Directors: Information about the TEGNA Nominees

The TEGNA Nominees

The following director nominees are currently serving on the Board and have been nominated by the Board on the unanimous recommendation of the Governance, Public Policy and Corporate Responsibility Committee to stand for re-election at the Company’s 2024 Annual Meeting for a term expiring on the date of the Company’s 2025 Annual Meeting. The principal occupation and business experience of each TEGNA nominee, including the reasons the Board believes each of them should be re-elected to serve another term on the Board, are described below.

The Board of Directors recommends that shareholders “FOR” each of the TEGNA nominees by following the voting instructions contained on the enclosed proxy card.

Gina L. Bianchini Founder and CEO, Mighty Networks Age: 51 Director since: 2018	TEGNA Committees: • Audit • Leadership, Development and Compensation

Professional Experience:

Ms. Bianchini is Founder and Chief Executive Officer of Mighty Networks (formerly known as Mighty Software, Inc.), a position she has held since September 2010. She served as Chief Executive Officer of Ning, Inc. from 2004 to March 2010. Ms. Bianchini also served as a director of Scripps Networks Interactive, Inc. through 2018, as a director of Empower Ltd until July 2021, and as a director of Empower’s successor, Holley Inc., until May 2022.

Qualifications and Strategy-Related Experience:

•
Expertise, vision and creativity in the rapidly evolving world of digital media
•
Deep knowledge of social media and community building technology platforms
•
Experience with oversight of acquisitions, equity investments, and investor relations
•
Significant digital and start-up experience

2 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Howard D. Elias Chair of TEGNA; Retired Chief Customer Officer and President, Services and Digital, Dell Technologies Age: 66 Director since: 2008	TEGNA Committees: • Executive (Chair) • Governance, Public Policy and Corporate Responsibility

Professional Experience:

Mr. Elias was named the Chair of TEGNA in April 2018. He retired from his position as President, Services and Digital, of Dell Technologies in 2023 after having served in such role since September 2016. Prior to that, he served as President and Chief Operating Officer, EMC Global Enterprise Services from January 2013 to September 2016 and was President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services from September 2009 to January 2013. From October 2015 through September 2016, Mr. Elias was also responsible for leading the development of EMC Corporation’s integration plans in connection with its transaction with Dell Inc. Previously, Mr. Elias served as President, EMC Global Services and Resource Management Software Group; Executive Vice President, EMC Corporation from September 2007 to September 2009; and Executive Vice President, Global Marketing and Corporate Development, at EMC Corporation from October 2003 to September 2007.

Qualifications and Strategy-Related Experience:

•
Extensive operational, managerial, and leadership experience in cloud computing, supply chain management, marketing, corporate development and global customer support
•
Experience overseeing M&A, new business development and incubation, and integration of acquisitions
•
Comprehensive global business and management experience in information technology

Stuart J. Epstein Chief Financial Officer, Meadowlark Media Age: 61 Director since: 2018	TEGNA Committees: • Audit (Chair) • Executive • Leadership Development and Compensation

Professional Experience:

Mr. Epstein is the Chief Financial Officer of Meadowlark Media, a premium content studio and creator network, focused primarily on sports. Previously, he was a Board Member and Chief Financial Officer of DAZN Group, the global live sports streaming service, a position he held from June 2018 to January 2022. He served as Co-Managing Partner of Evolution Media (within CAA) from September 2015 to September 2017, and as Executive Vice President and CFO of NBCUniversal from September 2011 to April 2014. Prior to that, Mr. Epstein held various positions during his 23-year career at Morgan Stanley, including Managing Director and Global Head of the Media & Communications Group within the investment banking division.

Qualifications and Strategy-Related Experience:

•
Extensive knowledge of media, technology and capital markets
•
Deep transactional experience with complex deals involving a range of constituencies
•
Experience in overseeing local broadcast television stations
•
Significant expertise in overseeing strategic business initiatives

2024 PROXY STATEMENT I 3

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Karen H. Grimes Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company Age: 67 Director since: 2020	TEGNA Committees: • Audit • Governance, Public Policy and Corporate Responsibility Other Public Company Directorships: • Corteva • Toll Brothers, Inc.

Professional Experience:

Ms. Grimes held the position of Senior Managing Director, Partner, and Equity Portfolio Manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of Director of Research and Equity Analyst at Wilmington Trust Company, a financial investment and banking services firm, from 1988 to 1995. Before that, Ms. Grimes was a Portfolio Manager and Equity Analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes holds the Chartered Financial Analyst designation.

Qualifications and Strategy-Related Experience:

•
Financial acumen, investment expertise and a returns-focused mindset, including in media and advertising
•
Extensive executive-level experience and leadership abilities
•
Deep understanding of financial accounting and internal financial controls
•
Significant risk management experience
•
Provides a valuable investor-oriented perspective

David T. Lougee President and CEO,TEGNA Inc. Age: 65 Director since: 2017	TEGNA Committees: • Executive

Professional Experience:

Mr. Lougee became President and Chief Executive Officer and a director of TEGNA in June 2017. He previously served as the President of TEGNA Media from July 2007 to May 2017. Prior to joining TEGNA, he served as Executive Vice President, Media Operations for Belo Corp. from 2005 to 2007. Mr. Lougee is a past chairman of the National Association of Broadcasters (NAB) as well as the NBC Affiliates Board of Directors and the Television Bureau of Advertising (TVB) Board of Directors. He currently serves on the Board of the Broadcasters Foundation of America, and previously served as vice chairman of the Broadcast Music, Inc. Board of Directors.

Qualifications and Strategy-Related Experience:

•
Extensive expertise in management and operations
•
Experience in oversight of strategic acquisitions
•
Deep and intimate knowledge of the media industry
•
25 years of experience in a variety of senior leadership roles

4 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Scott K. McCune Founder, MS&E Ventures; Former VP, Global Media and Integrated Marketing, The Coca Cola Company Age: 67 Director since: 2008	TEGNA Committees: • Executive • Governance, Public Policy and Corporate Responsibility • Leadership Development and Compensation (Chair)

Professional Experience:

Mr. McCune is the Founder of MS&E Ventures, a firm focused on creating new business value for brands through media, sports and entertainment. Prior to his retirement in March 2014, Mr. McCune spent 20 years at The Coca-Cola Company serving in a variety of roles, including Vice President, Global Partnerships & Experiential Marketing from 2011-2014, Vice President Global Media and Integrated Marketing from 2005-2011, and Vice President, Global Media, Sports & Entertainment Marketing and Licensing from 1994-2004. He also spent 10 years at Anheuser-Busch Inc. where he held a variety of positions in marketing and media. Mr. McCune also serves as a director of First Tee of Atlanta and the College Football Hall of Fame.

Qualifications and Strategy-Related Experience:

•
Significant experience as a marketing executive, with an outstanding record of creating value, developing people and building organizational capabilities
•
Deep knowledge of multiple aspects of marketing, including integrated marketing, media, advertising, digital, licensing, sports & entertainment and experiential
•
Experience building global brands, leading and inspiring diverse organizations, planning and executing complex operations innovating new approaches to business, driving productivity and managing P&L

Henry W. McGee Senior Lecturer, Harvard Business School Age: 70 Director since: 2015	TEGNA Committees: • Audit • Executive • Governance, Public Policy and Corporate Responsibility (Chair) Other Public Company Directorships: • AmerisourceBergen Corporation

Professional Experience:

Mr. McGee has been a Senior Lecturer at Harvard Business School since July 2013. Previously, he served as a consultant to HBO Home Entertainment from April 2013 to August 2013 after serving as President of HBO Home Entertainment from 1995 until his retirement in March 2013. Mr. McGee held the position of Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO. Mr. McGee also serves as a director of The Black Filmmaker Foundation. He is also a former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. He was recognized by Savoy Magazine in 2016 and 2017 as one of the Most Influential Black Corporate Directors and in 2018 the National Association of Corporate Directors named Mr. McGee to the Directorship 100 as one of the country’s most influential boardroom members.

Qualifications and Strategy-Related Experience:

•
Significant business, leadership and management experience in media industry
•
Expertise in new business planning, operations, marketing and wholesale distribution
•
Deep understanding of the use of technology in and all aspects of wholesale distribution and international market
•
Extensive knowledge of leadership, corporate governance and corporate accountability

2024 PROXY STATEMENT I 5

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Neal B. Shapiro President and CEO, The WNET Group Age: 65 Director since: 2007	TEGNA Committees: • Governance, Public Policy and Corporate Responsibility • Leadership Development and Compensation

Professional Experience:

Mr. Shapiro is President and CEO of the public television company WNET, which operates three public television stations in the largest market in the country: Thirteen/WNET, WLIW and NJTV. He is an award-winning producer and media executive with a more than 35-year career spanning print, broadcast, cable and online media. Before joining WNET in February 2007, Mr. Shapiro served in various executive capacities with the National Broadcasting Company beginning in 1993 and was president of NBC News from May 2001 to September 2005. During his career, Mr. Shapiro has won numerous journalism awards, including 32 Emmys, 31 Edward R. Murrow Awards and 3 Columbia DuPont awards. He also serves on the Board of Trustees at Tufts University and as a member of the Board of Trustees of American Public Television.

Qualifications and Strategy-Related Experience:

•
Strong broadcast industry experience
•
Expertise in overseeing operations and strategy of news networks
•
Expertise in news production and reporting, journalism and First Amendment issues
•
Deep experience in programming and content sharing

Melinda C. Witmer Founder and CEO, Look Left Media; Former Executive Vice President, Chief Video & Content Officer, Time Warner Cable Age: 62 Director since: 2017	TEGNA Committees: • Audit • Executive • Leadership Development and Compensation

Experience:

Ms. Witmer is the Founder and CEO of Look Left Media, a firm providing consulting and strategic advisory services in the media, sports and real estate industries, a position she has held since 2018. Prior to starting LookLeft Media, Ms. Witmer was Executive Vice President, Chief Video & Content Officer of Time Warner Cable, a position she held from January 2012 until May 2016 when Time Warner Cable was acquired by Charter Communications. Prior to that, she served as Time Warner Cable’s Executive Vice President and Chief Programming Officer from January 2007, after holding multiple senior roles with Time Warner Cable beginning in 2001. Prior to joining Time Warner Cable, Ms. Witmer was Vice President and Senior Counsel at Home Box Office, Inc.

Qualifications and Strategy-Related Experience:

•
Significant experience in the industry including media operations, telecommunications programming and content
•
Expert in the negotiation of content distribution agreements, including retransmission consent agreements with local broadcaster groups
•
Deep understanding of the changing media landscape
•
Experience in capitalizing on market opportunities, new technologies and emerging platforms in the media space, including innovative consumer experiences

6 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Commitee Charters

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Governance, Public Policy and Corporate Responsibility Committee, and the Leadership Development and Compensation Committee. The Governance, Public Policy and Corporate Responsibility Committee was created in August 2023 and combines responsibilities of the Company's former Nominating and Governance Committee and Public Policy and Regulation Committee. The Board also has an Executive Committee (not shown on the chart below) made up of the Board Chair, the CEO and each of the Board committee chairs, that may exercise the authority of the Board between meetings, as required. The chart below shows the current membership and chairperson of each of the standing Board committees and the number of committee meetings held during 2023 for the current committees. The chart does not reflect attendance at the Nominating and Governance Committee and Public Policy and Regulation Committee meetings that occurred before the launch of the Governance, Public Policy and Corporate Responsibility Committee. Each member of the Audit, Governance, Public Policy and Corporate Responsibility, and Leadership Development and Compensation committees meets the applicable independence requirements of the SEC and NYSE for service on the Board and each committee on which she or he serves. In addition, Lidia Fonseca and Bruce Nolop, both of whom voluntarily retired from the Board following the Company’s 2023 Annual Meeting, each qualified as an independent director in accordance with applicable NYSE listing and SEC rules while serving on our Board.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm. The Audit Committee reviews the Company’s independent registered public accounting firm’s qualification, performance and independence on an annual basis.

The Audit Committee also provides oversight of the Company’s internal audit function and oversees the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns. In addition, the Committee monitors the Company’s finance- and investment-related diversity and inclusion efforts, including the Company’s investment, procurement and purchasing involving minority-owned businesses.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm.

The Board has determined that Stuart J. Epstein and Karen H. Grimes are each an audit committee financial expert, as that term is defined under SEC rules, and is independent, as defined in the NYSE listing rules.

Executive Committee

The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law. In 2023, the full board was able to review all items requiring Board oversight or approval, and did not require the Executive Committee to act in its stead.

2024 PROXY STATEMENT I 7

Proposal 1—Election of Directors: Commitees of the Board of Directors

Leadership Development and Compensation Committee

As further described in the “Compensation Discussion and Analysis” (CD&A) section of this Proxy Statement, the Leadership Development and Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s executives and has overall responsibility for the Company’s compensation plans, principles and programs. The Committee also monitors the Company’s human resources practices, including its performance in diversity, inclusion and equal employment opportunity, and supports the Company’s commitment to diversity and inclusion and the continuation of the Company’s successful efforts to gain and maintain diversity among its employees and management.

Under its charter, the Committee may, in its sole discretion, engage, retain and compensate any compensation consultant, independent legal counsel or other adviser it deems necessary. In selecting a consultant, counsel or adviser, the Committee evaluates its independence by considering the independence factors set forth in applicable SEC and NYSE rules and any other factors the Committee deems relevant to the adviser’s independence from management.

The Committee retains Meridian Compensation Partners, LLC (Meridian) as its consultant to advise it on executive compensation matters. The Committee has determined that Meridian is an independent compensation consultant based on a review of the independence factors reviewed by the Committee.

Meridian participates in Committee meetings as requested by the chair of the Committee and communicates directly with the chair and other members of the Committee outside of meetings. Meridian specifically has provided the following services to the Committee:

•
Consulted on various compensation plans, policies and practices;
•
Participated in Committee executive sessions without management present;
•
Assisted in analyzing executive compensation practices and trends and other compensation-related matters;
•
Consulted with management and the Committee regarding market data used as a reference for pay decisions;
•
Consulted on the structure of the equity award program; and
•
Reviewed the CD&A and other compensation related disclosures contained in this Proxy Statement.

Governance, Public Policy and Corporate Responsibility Committee

The Governance, Public Policy and Corporate Responsibility Committee, which, as noted above, was formed in August 2023 and combines the responsibilities of the Board's former Nominating and Governance and Public Policy and Regulation committees, regularly monitors the composition of the Board to ensure that it has the necessary mix of skills and experience to support the Company’s strategic focus, including diversity of thought, age, experience and racial, ethnic, and gender diversity. The Committee is charged with identifying individuals qualified to become Board members, recommending to the Board candidates for election or re-election to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors and takes a leadership role with respect to the Company’s corporate governance practices.

The Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In addition to evaluating a potential director’s independence, the Committee considers whether director candidates have relevant experience and skills to assure that the Board has the necessary breadth and depth to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a board that reflects the diversity, in terms of gender, age, race, ethnicity and other self-identified diversity attributes of the communities the Company serves, and to support that goal through appropriate board-level self-assessment, nomination and recruitment processes. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates who appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

The Committee periodically retains search firms to assist in the identification of potential director nominee candidates based on criteria specified by the Committee and in evaluating and pursuing individual candidates at the direction of the Committee. The Committee will also consider timely written suggestions from shareholders.

Any notice of director nomination submitted to the Company must contain the information required by the Company’s By-laws, including the information required by Rule 14a-19 of the Exchange Act in the case of a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting. See “How do I submit a shareholder proposal or nominate a director for election at the 2025 Annual Meeting?” on page 76 for additional information.

The By-laws of the Company establish a mandatory retirement age of 73 for directors who have not been executives of the Company and 65 for directors who have served as executives, except that the Board of Directors may extend the retirement age beyond 65 for directors who are or have been the CEO of the Company.

8 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Commitee Charters

The Governance, Public Policy and Corporate Committee also assists the Board in its oversight of risks relating to legal, regulatory, compliance, public policy and corporate social responsibility matters that may impact the Company’s operations, performance or reputation. The Committee’s duties and responsibilities include reviewing and providing guidance to the Board about legal, regulatory and compliance matters concerning media, antitrust and data privacy and monitoring legislative and regulatory trends and public policy developments that may affect the Company’s operations, strategy, performance or reputation. The Committee also is responsible for reviewing compliance with the Company’s Ethics Policy and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for executive officers, and for reviewing the Ethics Policy on a regular basis and proposing or adopting additions or amendments to the Ethics Policy as appropriate. In addition, the Committee monitors the Company’s policies and programs relating to corporate social responsibility, sustainability, and ESG-related matters within its purview, and periodically discusses with management the Company’s initiatives for promoting racial and ethnic diversity in its news and other content.

Committee Charters

The written charters governing the Audit Committee, Governance, Public Policy and Corporate Responsibility Committee, and the Leadership Development and Compensation Committee, as well as the Company’s Principles of Corporate Governance, are posted on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of any of these documents without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary.

2024 PROXY STATEMENT I 9

Proposal 1—Election of Directors: The Board's Role in Corporate Strategy

Corporate Governance

The Board and the Company have instituted strong corporate governance practices to ensure that the Company operates in ways that support the long-term interests of our shareholders. Important corporate governance practices of the Company include the following:

✓	All of our directors are elected annually.	✓	Our directors and senior executives are subject to stock ownership guidelines.
✓	Eight of the nine TEGNA nominees are independent.	✓	We do not have a shareholder rights plan (poison pill) in place.
✓	We have a robust shareholder engagement program under which our independent directors and senior management typically engage with investors.	✓	We have a majority vote standard for uncontested director elections and a director resignation policy.
✓	We have an independent Board chair.	✓	Our Board has adopted a proxy access by-law provision.
✓	We maintain an ongoing board refreshment process.	✓	Mergers and other business combinations involving the Company generally may be approved by a simple majority vote.

Additional information regarding the Company’s corporate governance practices is included in the Company’s Principles of Corporate Governance posted on the Corporate Governance page under the “Investors” menu of the Company’s website at www.tegna.com. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of the Company’s compensation-related governance practices.

Shareholder Engagement

TEGNA is committed to acting in the best interests of its shareholders and has always viewed ongoing dialogue with investors as a critical component of the Company’s corporate governance program. The Company maintains a long-standing shareholder engagement program to discuss matters related to our corporate governance, which supplements our normal-course investor relations outreach and engagement. While these conversations occasionally cover similar topics, our shareholder engagement program described below is primarily focused on matters related to broader strategy, Board and ESG, including corporate governance.

In 2023, TEGNA reinstated this shareholder engagement program following a pause during the pendency of the since-terminated merger with Standard General. The Company’s engagement efforts took place in the lead-up to and following the 2023 Annual Meeting and were led by the Board Chair, on behalf of the Board, and members of the Company’s senior management team, including, among others, our CEO, and both our outgoing CFO and incoming CFO. The Company contacted fifteen of our largest shareholders, which, at the time of our outreach, collectively held approximately 56% of our common stock. We spoke with 9 shareholders, including seven of our top ten largest shareholders, which, at the time of those meetings, collectively held approximately 43% of our common stock.

While individual conversations varied in specific focus, most focused on the following themes:

1.
TEGNA’s business and strategy;
2.
Board composition and oversight, as well as Board refreshment efforts;
3.
Recent management team transitions and heightened focus on retaining TEGNA leadership;
4.
Key ESG focus areas including developing and supporting talent, and the Company’s community and social impact; and
5.
DE&I oversight and disclosure including evaluating progress.

During these engagement meetings, the Company gathered specific feedback regarding the shareholder right to call a special meeting, which was the focus of a shareholder proposal that received majority shareholder support at the Company’s 2022 annual meeting of shareholders (the "2022 Annual Meeting"). Because our 2022 Annual Meeting took place during the pendency of the Standard General transaction and pause in engagement as referenced above, the Company did not have the opportunity to previously seek input from shareholders on this matter. Given the importance and consequence of the rights identified in the proposal, the Company believed that, before taking any definitive action, it was best to understand the rationale of shareholders who supported the 2022 proposal and the perspectives of the Company’s current shareholder base.

Investors that shared their views related to the special meeting right terms were supportive of a twenty-five percent (25%) threshold with a one-year holding period. One investor indicated that while it would prefer a ten percent (10%) threshold, it was most focused on the Board establishing a special meeting right. The Board carefully considered the shareholder feedback received, the implications of special meetings, the Company's specific history, and the other avenues through which the Company provides shareholders an

10 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: The Board's Role in Risk Oversight

opportunity to share perspectives and feedback with the Company and Board. Following this review, the Board approved, and recommends that shareholders approve, amendments to our Fourth Restated Certificate of Incorporation ("Certificate of Incorporation") to permit shareholders holding at least twenty-five percent (25%) of our common stock continuously for at least one year to call a special meeting of shareholders. For more information regarding this proposal, see Proposal 4, starting on Page 60 of this Proxy Statement.

In addition, during our engagement sessions certain shareholders discussed the 2023 shareholder proposal regarding ratification of executive termination pay. While none of our shareholders raised the topic of our severance practices as an area of concern during the resultant engagement sessions, some of them indicated they would support a cash severance policy. In response, in October 2023, the Committee adopted our Executive Officer Cash Severance Policy, which requires shareholder approval over any new arrangement with an executive officer of the Company that contemplates the payment of cash severance in excess of 2.99 times base salary plus target bonus.

For those who were unable to attend any of our investor meetings, our current investor presentation is available on our website at www.tegna.com. Any shareholder who has an inquiry or meeting request is invited to contact Julie Heskett, our SVP/CFO and Head of Investor Relations, at (703) 873-6747 or via email at investorelations@tegna.com.

The Board’s Role in Risk Oversight

The Board is primarily responsible for overseeing the Company’s approach to major risks and the Company’s risk management function in the context of the Company’s strategic plan and operations. In addition, the Company has implemented an enterprise risk management (ERM) program to enhance the Board’s and management’s ability to identify, assess, manage and respond to enterprise-wide strategic, market, operational and compliance risks facing the Company.

Company management has day-to-day responsibility for (1) identifying risks and assessing them in relation to Company strategies and objectives, (2) implementing suitable risk mitigation plans, processes and controls, and (3) appropriately managing risks in a manner that serves the best interests of the Company, its shareholders and other stakeholders. Management regularly reports to the Board on its risk assessments and risk mitigation strategies for the major risks of our business. Senior management and other employees also report to the Board and its committees from time to time on risk-related issues. As part of our ERM program, our Board communicates to management its expectations for evaluating Company strategy and the risks inherent in that strategy, while management provides the Board with the information necessary to evaluate risk. Our ERM program is updated on a regular basis in order to identify potential risk exposures.

Further, each committee of the Board also considers risk within its area of responsibility, with committee chairs reporting regularly to the entire Board on their committees’ efforts and findings, as noted in the following:

Responsibilities
Full Board

Primary responsibility for overseeing the Company’s risk management function and reviewing the steps management has taken to monitor and control the Company’s significant business risks, including potential financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, and reputational exposures.

Audit Committee

Reviews and discusses with management the guidelines and policies developed and implemented by management to assess and manage the Company’s exposure to risk. Also reviews financial, accounting and audit risks, including risks relating to accounting and financial controls, and oversees the Company’s ERM program generally.

Governance, Public Policy and Corporate Responsibility Committee

Oversees and monitors the Company’s risks related to Board structure and composition, and corporate governance, as well as the Company’s risk exposure associated with media, antitrust and data privacy laws, rules and regulations, compliance with the Company’s ethics policy and public policy and corporate social responsibility, sustainability and “ESG”-related matters.

Leadership Development and Compensation Committee

Oversees and evaluates risks associated with the compensation and development of the Company’s executives and succession planning, including review of the Company’s compensation plans, policies and programs to confirm they are not structured to encourage unnecessary risk taking by executives.

With respect to risks relating to compensation matters, the Leadership Development and Compensation Committee, with the assistance of its independent compensation consultant, has reviewed the Company’s executive compensation program and has concluded that the program does not create risks that are reasonably likely to have a material adverse effect on the Company.

2024 PROXY STATEMENT I 11

Proposal 1—Election of Directors: The Board's Role in the Oversight of Cybersecurity and Data Privacy

The Board’s Role in the Oversight of Cybersecurity and Data Privacy

Protecting the Company’s systems and our data from cyberattacks and unintentional or malicious breaches is a priority for the Company’s leaders and the Board. The Board provides oversight and receives regular updates and reports about the Company’s cybersecurity programs and policies. Information Technology (IT) leaders also provide quarterly and annual cybersecurity updates to the Board.

Cybersecurity Highlights:

•
The Company uses the NIST Cybersecurity Framework and has clearly defined policies and standards for all employees and technical systems.
•
Following the NIST Cybersecurity Framework, the Company utilizes policies, software, training programs and hardware solutions to protect and monitor our environment, including multifactor authentication on all critical systems, firewalls, intrusion detection and prevention systems, vulnerability and penetration testing and identity management systems.
•
The Company has an extensive patching and software update program, and performance metrics are reported to our Board on a regular basis.
•
We conduct annual security awareness training for all employees, and regularly conduct internal email phishing tests to validate training.
•
The Company has documented and tested incident response plans, which are updated annually and verified by an outside law firm with cybersecurity expertise.
•
We undertake frequent business impact analysis to review our technology infrastructure, partners and process dependencies and to prioritize the recovery planning governance.
•
We review our vendors’ cybersecurity practices before we enter into business transactions with them, and we seek to contractually obligate vendors to operate their environments in accordance with strict cybersecurity standards. We also develop contingency plans to ensure business continuity if our vendors are subject to a cyberattack that impacts our use of their systems.

The Board, through its Governance, Public Policy and Corporate Responsibility Committee (the “GPPCR”), also oversees the Company’s efforts to comply with data privacy laws and regulations. Our legal team works closely with our information technology security team and our management to address privacy issues when they arise. The GPPCR committee reviews TEGNA’s privacy policy with management on at least an annual basis to ensure our standards reflect applicable legal requirements and our current data practices. Management also provides regular updates to the GPPCR committee regarding developments in the privacy law landscape.

Data Privacy Highlights:

•
The Company’s employee data, including human resources and payroll data, is generally maintained by outside vendors under long-term contracts. These vendors’ data security programs are vetted by Company IT personnel, and contracts include requirements regarding the protection of our data, including reasonable assurances that data is encrypted while at rest. The Company also requires access to annual SOC-1 and/or SOC-2 compliance reports whenever available.
•
All of the Company’s digital properties have a privacy policy that discloses how we collect, maintain and use consumer information and describes the ways in which our audience can limit and/or opt out of our collection and use of their data. The Company also complies with applicable state consumer privacy laws, including laws enacted in California, Virginia, Connecticut, Colorado, and Utah, including by allowing residents of those states and other visitors to our digital properties to exercise the rights afforded under those laws, as further described in our privacy policy. As part of our efforts to honor user choice, we have integrated the OneTrust preference center into our television station desktop and mobile websites and mobile apps to facilitate our users’ ability to opt out of the sale and/or sharing of personal information in connection with ad targeting.
•
The Company strives to comply with the Payment Card Industry Data Security Standards (PCI DSS). In its efforts, the Company uses a third-party vendor to process all credit card transactions with our advertising customers. As a result, the Company does not intentionally collect its customers’ payment card data, helping us to limit the risk of exposing such data in the event of a security incident.

12 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: The Board's Role in Corporate Strategy

The Board’s Role in Corporate Strategy

The Board of Directors is actively involved in overseeing, reviewing and guiding the Company’s corporate strategy. Strategic business issues, including developments in our industry and industry positioning, opportunities for growth, multiyear strategic plans, investments and capital allocation, including M&A-related decisions, are discussed as a matter of regular course at our Board meetings. The Board also discusses corporate strategy throughout the year with management, both formally and informally, and during executive sessions of the Board, as appropriate.

The Board discusses the Company’s performance and results relative to our operating plan and expectations periodically throughout the year. At regular Board meetings, senior Company management makes presentations to the Board to facilitate a further in-depth and comprehensive discussion and review of the Company’s strategic and operational plans, initiatives and goals over the long, medium and short-term, as well as paths, options and alternatives to achieving such goals.

Board and committee-level discussions are also regularly infused with strategic and business themes. For example, the Governance, Public Policy and Corporate Responsibility Committee reviews the potential impact of regulatory developments on the Company’s strategy and operations and the Leadership Development and Compensation Committee seeks to ensure that the Company’s human capital management policies and programs are designed to maximize the Company’s ability to recruit, develop and retain the talent necessary to support its strategic and operational priorities.

Board Oversight of Corporate Responsibility Initiatives

The Board has oversight of the Company’s Corporate Responsibility initiatives and practices. In particular, the GPPCR committee monitors, in coordination with the Board and other Board committees regarding matters within their purview, the Company’s policies and programs relating to corporate responsibility matters, including:

•
TEGNA’s strategy and initiatives to serve the greater good of our local communities while strengthening our business and protecting and enhancing TEGNA’s long-term value to our employees, shareholders and communities; and
•
TEGNA’s policies and commitment to managing our environmental impact responsibly and sustainably, and educating the public on these issues through our journalism.

As a result of the Board’s ongoing oversight of TEGNA’s corporate responsibility and outreach to our shareholders, over the past few years we have made several enhancements to our disclosures, including:

•
Publishing updates to provide information on our corporate social responsibility initiatives to stakeholders.
•
Providing Equity and Inclusion updates to further enhance discussion of diversity and leadership initiatives and the progress made on each of our 2025 DE&I goals.
•
Providing an overview of our sustainability efforts to describe how TEGNA is intensifying our focus on being responsible stewards of our resources.
•
Aligning our reporting with the Sustainability Accounting Standards Board (SASB) guidelines for the Media & Entertainment industry in response to investor feedback.

Board Oversight of Diversity, Equity and Inclusion

The Board and management are committed to ensuring our company reflects the diversity of the communities we serve. In 2023, we continued to make progress on the five pillars we implemented in 2020 to support our 2025 DE&I goals to increase Black, Indigenous and People of Color (BIPOC) representation on our content teams, content leadership and company leadership.

To strengthen accountability with regard to diversity in the Company's governance , the Board has adopted specific areas of oversight for each Board committee regarding how TEGNA approaches diversity:

•
The Leadership Development & Compensation Committee is responsible for monitoring the Company’s performance in diversity, inclusion and equal employment opportunity, supporting our commitment to these principles and the continuation of our efforts to gain and maintain diversity among our employees and management.
•
The Governance, Public Policy and Corporate Responsibility Committee is responsible for monitoring the racial, ethnic and gender diversity of the Board. The committee also reviews with management the Company’s approach to, and initiatives and support for, promoting racial and ethnic diversity in our news and other content through inclusive journalism and racial and ethnic diversity in our editorial decision-making and leadership.
•
The Audit Committee is responsible for monitoring the Company’s finance and asset management-related diversity and inclusion efforts, including our investments and purchasing involving minority-owned businesses.

2024 PROXY STATEMENT I 13

Proposal 1—Election of Directors: Corporate Social Responsibility

Corporate Social Responsibility

Our corporate social responsibility practices are designed to strengthen our business while protecting and enhancing TEGNA’s long-term value for all our stakeholders—our communities, our employees, and our shareholders.

Under the oversight of the Governance, Public Policy and Corporate Responsibility Committee, the Company’s environmental policy focuses on being responsible stewards of our resources by centering on environmentally responsible business operations, management of our carbon footprint and energy conservation.

Our stations continue to bring focus on environmental and sustainability issues across the country and the globe. They regularly report on environmental and climate issues that impact their communities and, increasingly, they are generating stories about the solutions to address those effects.

•
NEWS Center Maine continued its commitment to raising awareness, fostering understanding, and catalyzing action in the face of climate change. By bringing stories to viewers each week, the station aims to empower its community to be stewards of Maine’s natural beauty and architects of a sustainable future.
•
WWL in New Orleans investigated saltwater intrusion and its impact and risk to the community. As saltwater comes up the Mississippi River it impacts local water supplies; the station educates the community about what specific water supplies are impacted, and when residents need to make the switch to bottled water for safety reasons. WWL also outlines what the Army Corps of Engineers is doing to mitigate risk and improve water safety and reliability, including shifting project timelines.
•
KXTV in Sacramento continued coverage on the California drought and its impact in the community, including welcome news in the spring on how the winter brought an unexpected deluge to the state, improving the short-term drought outlook.
•
KUSA, in Denver, pursued in court the release of text messages from employees’ personal phones from the night a hailstorm injured more than 100 people at Red Rocks Amphitheater in June. A judge ruled from the bench that the texts were indeed public records and ordered their release, setting a precedent. The text messages proved that improvements are necessary to the steps taken to warn fans about severe weather threats.
•
WUSA in Washington, D.C., continued its #EnvironmentMatters Initiative through community service projects, education-focused events, and environmental storytelling. The station held four Recycle Days covering all locations in the greater DMV area, collecting items ranging from electronics to youth sports equipment.

Four area middle schools submitted environmental projects to the station and received educational support and materials from The Smithsonian Science and Education Center; each school was also awarded $5,000 from corporate sponsor Washington Gas to develop their projects. In addition, the WUSA meteorology team visited local elementary and middle schools and produced at least two stories per week on environmental issues.

•
Three TEGNA stations in Texas (WFAA in Dallas, KVUE in Austin, and KHOU in Houston) covered the Electric Reliability Council of Texas’s (ERCOT) work to ensure a stable power grid for Texans, including informing viewers on specific times when ERCOT is requesting energy conservation efforts from residents. The stations investigated concerns that winter could once again strain Texas’s power grid, and what ERCOT’s plan is for power reserves.

TEGNA stations also support environmental and sustainability issues through the TEGNA Foundation’s Community Grants program. WXIA in Atlanta provided support to the Greening Youth Foundation for job training for careers in sustainability, conservation and the environment. WKYC in Cleveland supported educational programs for middle school students at the Great Lakes Museum of Science. KTHV in Little Rock supported an AmeriCorps program, Full Circle FarmCorps, focused on community gardening.

Sustainability Practices: TEGNA continued to focus on reducing business travel by using video conferencing technology across the company. We continue to apply thoughtful energy efficiency strategies, including updating stations’ studio lighting to LEDs, replacing inefficient HVAC systems and replacing roofs with energy efficient materials. To operate in an environmentally friendly way, our environmental policies include practices for recycling and responsible disposal of technology products and equipment such as batteries and reducing the waste we generate at corporate offices and in production processes. We regard environmental responsiveness and resource conservation as an integral part of business management, and we support finding sound solutions to environmental problems that may arise. Each employee is expected to work toward these goals and is encouraged to advise their supervisor promptly of any situation that may be in conflict with our environmental policy.

14 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

We are committed to building a more diverse, equitable and inclusive culture. Our Board and management team early in 2021 undertook several initiatives to drive meaningful and sustainable progress toward becoming more inclusive and racially diverse, including setting quantifiable five-year Diversity, Equity and Inclusion goals. We established these goals with the belief that a deliberate approach and focus on improving Black, Indigenous and People of Color (BIPOC) representation on content teams, content leadership and company leadership roles will enable us to make the biggest impact to our inclusive culture and in the news reporting we provide in our communities.

To support our goals, we are actively seeking diverse talent through recruiting and professional development, investing in a multiyear Inclusive Journalism program, gathering regular input from our employees and providing training and learning opportunities.

In 2023, TEGNA continued to make progress toward achieving our DE&I goals. We know there is much more work to do, and progress takes a daily commitment. With the support of our Board of Directors, management team, station management, input from our local Diversity & Inclusion working groups, and our employees, we are proud of the gains we have made in diversifying our workforce, creating a more inclusive culture, and ensuring our storytelling reflects the communities we serve.

2025 Diversity and Inclusions Goals and 2023 Progress

Content Teams: Increase the diversity of our content teams (news, digital and marketing employees) to reflect the aggregate BIPOC* diversity of the communities we serve, which is ~36%.	Content Leadership: Increase BIPOC representation in content leadership roles by 50%.	Company Leadership: Increase BIPOC representation across all management roles within the organization by 50%.
* BIPOC = Black, Indigenous, and People of Color
CONTENT TEAMS	CONTENT LEADERSHIP	COMPANY LEADERSHIP	ALL EMPLOYEES
2025 BIPOC Goals	Reflect markets at ~36%	Increase by 50%	Increase by 50%
On track	On track	On track
2023 BIPOC Progress	1/1/21 – 27% 12/31/21 – 30% 12/31/22 – 32% 12/31/23 – 33.1%	1/1/21 – 17% 12/31/21 – 20% 12/31/22 – 23% 12/31/23 – 24.3%	1/1/21 – 16% 12/31/21 – 18% 12/31/22 – 20% 12/31/23 – 21%	1/1/21 – 25% 12/31/21 – 27% 12/31/22 – 29% 12/31/23 – 29.7%

2023 Female Representation	1/1/21 – 46% 12/31/21 – 46% 12/31/22 – 45% 12/31/23 – 44%	1/1/21 – 45% 12/31/21 – 44% 12/31/22 – 44% 12/31/23 – 43%	1/1/21 – 41% 12/31/21 – 42% 12/31/22 – 42% 12/31/23 – 41%	1/1/21 – 47% 12/31/21 – 47% 12/31/22 – 47% 12/31/23 – 46%

ASIAN	BLACK OR AFRICAN AMERICAN	HISPANIC OR LATINO	WHITE	OTHER	N/A*
All Employees	3.2%	12.8%	11.0%	67.9%	2.7%	2.4%
* N/A = not available or not disclosed

2024 PROXY STATEMENT I 15

Proposal 1—Election of Directors: Corporate Social Responsibility

The following are the five pillars that support achieving our DE&I goals and notable progress we have made in 2023:

•
Talent Pipeline and Bench Strength: Increase partnerships with diverse professional organizations, historically black colleges and universities (HBCUs), Hispanic-serving institutions, and universities. Continue building on our existing internship, Producer-in-Residence, and other programs.
o
Progress: We continued to expand our partnerships with the National Association of Black Journalists, National Association of Hispanic Journalists, and Asian American Journalists Association through engagements at both the national and local level. Our trailblazing Producer-in-Residence program increased its class size from 2021, with 64% of participants represented by people of color, and 76% of participants identifying as female. Our paid Summer Intern Program experienced similar success, with people of color representing 56% of our interns. Additionally, while we have had a focus on our content teams, in partnership with our sales leaders, our talent organization launched our first-ever Sales-in-Residence program, designed to enhance a diverse early-career talent pipeline into sales generating roles. 67% of our inaugural class was represented by people of color.
•
Leadership Compensation Tied to Diversity and Inclusion Goals: Enhance our diversity and inclusion goals for key leaders in the organization.
o
Progress: We delivered on our commitment to ensure that D&I goals are embedded meaningfully into both our annual performance management and our bonus processes for 2023. We also finalized our 2024 measures for key leaders.
•
Multi-Year Inclusive Journalism Program: Development and launch of customized, multi-year inclusive journalism program with expert external partners.
o
Progress: Begun in 2020, TEGNA’s Inclusive Journalism Program continues to bring meaningful change to our 49 newsrooms and their coverage. The customized program, developed in partnership with the Poynter Institute, strives to deliver storytelling that reflects the communities TEGNA serves while enhancing our stations’ racial diversity and inclusion. In 2023, Inclusive Journalism Program training for all new content employees continued, and the second leadership program for middle managers – an initiative started in 2022 – was held in an effort to increase diversity in content and other leadership positions. The third round of diversity and inclusion audits by Horowitz Research began at stations and includes broadcast, digital and marketing content. These audits foster fresh ways for newsrooms to engage and better represent their communities, including creation of Race and Culture positions and units, community days so journalists can develop relationships with underrepresented communities, and community Equity and Inclusion committees.

As a result of this program, several stations have begun programs that cover traditionally underrepresented communities and topics, including KARE’s Lifting Voices initiative in Minneapolis-St. Paul, KSDK’s RACE: Listen. Learn. Live., and WXIA in Atlanta’s Voices for Equality.

•
Leverage Insights from Employee Feedback: Employ employee input to improve our action planning and accountability.
o
Progress: In 2023, we conducted a companywide Employee Survey that showed significant improvement in employees’ belief that we are committed to the hiring and promotion of BIPOC individuals. This is also reflected in our diverse workforce. Additionally, our local D&I teams at stations continued to partner with local leaders to apply ideas that enhance inclusion at our stations. Input from these groups led to several actions, including development of an inclusive leadership interview matrix, as well as establishment of local diverse interview panels, local mentoring networks, and inclusive hiring training for managers, among others.
•
Employee Training: Provide employees with ongoing resources and platforms to increase learning and discussion on D&I topics to support a culture of belonging.
o
Progress: In 2022, we launched a comprehensive resource for all employees related to all D&I related information, including our companywide Diversity in Action newsletter, D&I Roundtable series, and stories from our Race and Culture teams across TEGNA. Recently, a new section has been added to allow local station D&I committees to share local updates. In February, we launched a monthly series to highlight employees’ unique cultural perspectives called “Share Your Culture.” Launched in 2022, the Diversity in Action newsletter provides regular D&I updates for all employees and was distributed on a bi-monthly basis throughout 2023. The newsletter also included highlights from stations’ reporting focused on diverse communities and topics, best practices shared by local D&I committees, and D&I resources for continued learning. Inclusive Hiring training, developed in partnership with TEGNA’s recruiters, was offered to hiring managers for a third year. Training is also available to human resources business partners and general managers. The Office of Diversity and Inclusion also offers training to prevent and address microaggressions. TEGNA has continued its partnership first developed in 2021 with the National Center for Civil and Human Rights (NCCHR). NCCHR has provided training on topics such as Defining DEI, Implicit Bias, and Microaggressions, with new training modules scheduled to be available in 2024

16 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

Our people play an important role in our success in today’s rapidly evolving media landscape. The Board’s Leadership Development and Compensation Committee oversees our human capital management objectives to attract, retain and develop the highest caliber talent in our industry. Our human resources programs are designed to support these objectives by offering competitive pay, industry-leading benefits and development and growth opportunities. We strive to foster equity and inclusion in our culture through our human resources, diversity and journalism programs and policies.

Employee Well-Being: Maintaining the health and well-being of our employees and their families is a top priority for our company. We provide a host of industry-leading benefits to help our employees live healthier, more fulfilled and happier lives at work and beyond. We regularly review and update the benefits we offer to respond to our employees’ changing needs. TEGNA benefits offer:

•
Plan Choice: TEGNA offers two medical plans, a Consumer Choice Health Plan (CCHP) and a Preferred Provider Organization (PPO) plan. Both plans offer access to the same network of providers, preventive care options and affordable prescription medication. Our plans are designed to support the various life stages of our employees and their families.
•
Free Dental Coverage for Children: Employees can elect dental coverage from Delta Dental of Virginia without a TEGNA medical plan. Delta Dental’s Right Start 4 Kids program offers 100% coverage for diagnostic, preventive, basic, and major services for dependent children up to age 13.
•
Enhanced Prescription Drug Care: TEGNA has partnered with PrudentRx to cover certain specialty medications at 100%. Our prescription drug partner, CVS Caremark, has launched Caremark® Cost Saver™ to provide automatic access to GoodRx’s prescription pricing, ensuring employees always pay the lower price for generic medications.
•
Virtual Telehealth: In today’s mobile world, having access to healthcare on-the-go is important. Through Teladoc®, employees have 24/7 access to on-demand U.S. board-certified doctors and clinicians for non-emergency or general medical care who are available through video, phone or mobile app. TEGNA covers up to nine visits per family annually.

Mental Well-Being: TEGNA provides employees a wide variety of mental health related benefits:

•
Spring Health provides convenient, comprehensive and confidential wellness services, available 24/7. The program covers 12 therapy sessions annually for employees and each of their family members – even if the employee is not enrolled in TEGNA’s medical plans. Employees are paired with a Care Navigator, a licensed mental health professional, for hands-on guidance and care coordination. They can also recommend other in-network providers.

•
For employees on TEGNA’s benefits plan, BlueCross BlueShield of Texas offers telehealth benefits that deliver live video or phone consultations with a provider, including mental health providers.
•
Throughout 2023, we hosted mental health webinars focusing on winning the battle against burnout, mindfulness to improve sleep and journaling, as well as special webinars focused on current events that may impact employee well-being.

Life and Family: TEGNA also provides a number of benefits to support our employees in their personal and family life, including:

•
TEGNA 401(k) Savings Plan: TEGNA’s 401(k) Savings Plan helps employees save now so they can experience financial security in the future. All employees, including part-time and temporary employees, can participate in the program. Contributions made up to the first four percent of pay are eligible for a 100 percent match from the company. Employees are immediately 100 percent vested in all contributions, including the company match.
•
Fertility Benefits: Fertility Benefits are covered at no additional cost to employees enrolled in TEGNA’s medical plans. The plan connects employees to the highest quality fertility specialists across the U.S. who use the latest advancements in science and technology to increase the chances of a healthy and successful pregnancy.
•
Parental Leave: All new parents receive at least six weeks of parental leave to focus on their growing family. Women who give birth can take a minimum of 12 weeks maternity leave paid at 100 percent.
•
Adoption or Surrogacy Assistance: Adoption and surrogacy assistance helps to pay for expenses incurred in building a family. The plan will reimburse 100 percent of eligible expenses to a maximum of $10,000.
•
Family First Caregiving Assistance: Employees have access to Family First,which provides care plans, ongoing support, and help managing legal, emotional and financial issues related to caring for aging parents or chronically ill family members.
•
Care@Work: A partnership with Care@Work by Care.com helps employees manage family care needs while balancing work, including child, elder or pet care. Through the premium membership, employees have unlimited access to find local caregivers 24/7 and the ability to message caregivers and review background check options.

2024 PROXY STATEMENT I 17

Proposal 1—Election of Directors: Corporate Social Responsibility

• Volunteerism and Matching Gifts. Our mission to serve the greater good of our communities goes beyond keeping our audience informed and safe. TEGNA and our stations take an active role in helping make our communities better places to live and work. Through the TEGNA Foundation, employees receive 10 hours of PTO annually for volunteer work and receive a Matching Gift for donations to the causes and nonprofits important to them.

•
Time Away: Time away from the office is an important benefit that enables employees to relax and refresh mentally and physically. TEGNA’s paid time off program gives them the flexibility to take time off by combining vacation, sick and floating holidays. Company holidays are observed throughout the year guidance and care coordination. They can also recommend other in-network providers.

Talent Development and Performance Management: TEGNA provides a range of learning and development opportunities for employees and leaders to help expand their skills, prepare them to step into larger roles in the future and grow their careers.

We are investing in and growing our talent pipeline through specialized programs for managers and leaders, content and sales employees, and high-potential early career talent, including:

•
Manager Training: We invest in the learning and development of our managers as we believe they are critical to the company’s long-term success. Our manager training is based on TEGNA’s critical leadership skills and provides a targeted and progressive curriculum. The curriculum delivers tailored content for managers depending on their leadership level. This program includes content on foundational policies and procedures, how to lead effectively, how managers can foster a high-performing team and how to lead strategically through change and collaboration. In 2022 and 2023, we trained 175 manager and director-level employees for a total of 3,500 hours of dedicated leadership training.
•
Leadership Development Programs: Based on our critical leadership skills, we enhanced our formal leadership development programs, including Leadership in Action and Executive Leadership Development, to ensure our current and future director-level and VP-level talent have the necessary development and training to prepare them to step into larger leadership roles in the future. In 2023, our Leadership in Action group was comprised of 26 leaders, with 35% of participants represented by people of color and 50% identifying as female. Since each program’s inception, we’ve graduated close to 100 leaders. As an outcome of our Executive Leadership Program, 43% of participants have been promoted into general manager or larger leadership roles in the organization. Twenty-six percent of participants in our Leadership in Action Program have been promoted into director-level roles, with the last group graduating at the end of 2023.
•
News Leadership Forum: The News Leadership Forum is an eight-month, all-virtual training program to prepare future news and digital leaders in our company. The goal of the program is to prepare our content leaders for day-to-day operational newsroom responsibilities, including leadership. In 2023, we completed one class comprised of 51 participants with 51% of participants represented by journalists of color and

•
Sales Training: We provide our sales teams with training opportunities to increase their skills and knowledge. In 2023, we held seven workshops to develop better understanding of our Premion product and over-the-top (OTT) advertising among our salesforces. We also offered a Confidence Builder Series, providing resources and insights to our sales teams focused on multiple aspects around sales, including client success stories, prospecting and connecting tips, and client thought leadership. In addition to the Premion workshops offered in 2023, our sales and digital sales teams were offered hundreds of hours of ongoing opportunities for virtual training and best practices sharing, in addition to in-person trainings during station visits.

We have also developed and implemented a variety of training courses to help foster our high-performing and accountable culture. Courses offered in 2023 included:

•
How to create a S.M.A.R.T. (specific, measurable, attainable, relevant, and time-based) performance goal.
•
How to give and receive feedback

To support professional development across the company, training is provided for employees and managers on how to write effective performance reviews, how to create performance and development goals, and how to have career coaching conversations.

To grow and develop new talent, TEGNA offers the following early career programs:

•
Producer-in-Residence Program: TEGNA’s Producer-in-Residence (PIR) program has grown to one of the largest entry-level producer development programs in the industry. We search for PIR participants at major journalism schools as well as regional universities and colleges, including several historically Black institutions, with more than 61% of participants in the program being journalists of color since its launch in 2018. The program includes a producer boot camp followed by two years of early career training as a producer at one of our local stations. In the last six years, we have promoted 83% of the 180 graduates hired into a regular producer position at a TEGNA station before the end of two years. In 2023, we hired 50 program graduates, with 64% represented by journalists of color and 60% identifying as female.
•
Summer Intern Program: TEGNA’s Summer Intern program provides rising college seniors with meaningful work assignments, connections to the communities we serve, and career development opportunities. We offer a variety of intern tracks, including producer, advertising/sales and marketing. The program has improved our intern-to-employee conversion rate and has notably increased diversity in our early career roles. In 2023, TEGNA employed 36 interns, with 56% of participants represented by people of color and 72% identifying as female.

Journalist Safety: Our head of security and safety coordinates ongoing safety training in all our newsrooms as part of our protection protocols for journalists.

18 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

57% identifying as female. News Leadership Forum participants completed more than 35 hours of training during this program between 2022 and 2023.	Culture of Respect: TEGNA’s culture is built on treating everyone with respect, and this focus shapes how our employees interact with each other, our viewers, users and clients.

•
Content Training: We offer ongoing learning and development opportunities for our content teams to improve their storytelling and production skills, help them to create more innovative content, improve on digital and social training, share best practices and more. Content leaders in our newsrooms were offered more than 600 hours of training opportunities in 2023.

Equal Employment Opportunity: TEGNA is a proud equal opportunity employer. We are a drug free, EEO employer committed to a diverse workforce. We encourage and consider all qualified candidates regardless of race, color, religion, national origin, sex, age, marital status, personal appearance, sexual orientation, gender identity, family responsibilities, disability, enrollment in college or vocational school, political affiliation, veteran status, or genetic information. TEGNA complies with all applicable laws related to accommodations.

Harassment and Discrimination: We commit to our employees that the TEGNA work environment will be free from all forms of discrimination. This includes harassment on the basis of race, color, religion, national origin, sex, age, marital status, personal appearance, sexual orientation, gender identity, family responsibilities, disability, enrollment in college or vocational school, political affiliation, veteran status or genetic information. We do not tolerate harassment or discrimination of our employees, nor do we tolerate workplace violence of any type. Employees who feel they have been subjected to sexual harassment, or harassment on any other basis, should immediately report the incident to their supervisor, department head or a human resources representative. An option for anonymous reporting is also available. Retaliation against anyone for complaining about harassment or discrimination, or for participating in the investigation of a complaint of harassment or discrimination, is against TEGNA policy and will not be tolerated.

2024 PROXY STATEMENT I 19

Proposal 1—Election of Directors: Corporate Social Responsibility

With our purpose to serve the greater good of our communities, TEGNA and our stations take an active role in helping make our communities better places to live and work. In 2023, TEGNA was recognized by The Civic 50 for a fourth consecutive year as one of the 50 most community-minded companies in the United States and the Telecommunications Sector Leader.

Through the TEGNA Foundation, we work to improve lives in the communities we serve by contributing to a variety of local charitable causes through Community Grants. Through its other programs, the Foundation invests in the future of the media industry through Media Grants, supports employee giving and volunteerism, and contributes to a variety of charitable causes.

•
Local Community Grants: The TEGNA Foundation’s local Community Grants program is the main vehicle for distributing charitable donations within our communities. Each year, TEGNA stations identify pressing needs in their communities and partner with local nonprofit organizations to help address these issues. Grants are distributed within the United Nations Sustainable Development Goal framework, with the majority of 2023.
•
Supporting Local Causes: In addition to the Community Grants program, TEGNA stations help to raise more than $100 million each year to support diverse local causes that address specific needs in our communities.
•
Employee Giving & Giving Time: TEGNA employees also give back to their local communities by volunteering for and donating to the causes that matter most to them. In 2023, TEGNA Foundation matched employee donations to the nonprofits most meaningful to them. As a result, the Foundation approved 2,400 employee matching gifts. Over 1,000 unique nonprofits were reached through TEGNA employees’ giving. Their donations combined with TEGNA

Foundation matches totaled more than $1.5 million. TEGNA supports employee participation in charitable causes, providing 10 hours of paid time off annually for volunteer work in addition to our employee matching gift program.

•
Supporting Our Industry: The TEGNA Foundation in 2023 awarded 11 annual Media Grants, totaling $135,000, to support training for the next generation of diverse journalists; education and development opportunities for journalists and other professionals in the media field; and protection of First Amendment freedoms. Organizations that received Media Grants in 2023 include: American Bar Association Fund for Justice and Education, Asian American .

Journalists Association, Carole Kneeland Project for Responsible Television Journalism, Investigative Reporters & Editors, Inc., National Association of Black Journalists, National Association of Hispanic Journalists, Indigenous Journalists Association, Online News Association, Poynter Institute for Media Studies Inc., Radio Television Digital News Foundation, NLJGA: The Association of LGBTQ+ Journalists

•
Equity and Inclusion Grantmaking: 2023 marked the second year of TEGNA Foundation’s formalized DE&I Grantmaking program, an employee-led grants program recommending grants that provide critical support and resources to underserved groups or communities. The program particularly favors making grants to organizations that are led by a diverse staff and serving the communities where TEGNA does business. In 2023, this grant committee recommended 39 grants to support local efforts in environmental justice, disability pride awareness, the LGBTQ+ youth and senior communities, and the Hispanic and Asian American communities.
•
Special Grantmaking: The TEGNA Foundation also made several special grants, including:
o
Continued support for the mission of Reporters Committee for Freedom of the Press, to protect the right to gather and distribute news.
o
Support for Freedom of the Press Foundation’s cybersecurity trainings for journalists.
o
Support for broadcasters in need, through the Broadcasters Foundation of America
o
Support for The Media Institute in its nonpartisan efforts to promote freedom of speech and encourage a competitive media environment and communications industry.
o
Support for T. Howard Foundation’s programs seeking to increase diversity in the media industry.
o
Support for International Radio & Television Society Foundation’s mission to build future leaders and increasing diversity in the media industry.

TEGNA also serves and supports our communities by offering free airtime for nonprofits and charitable organizations to broadcast public service announcements (PSAs) that serve the public interest. In 2023, TEGNA stations provided $20 million in free airtime for PSAs.

20 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Annual Board Performance Evalutaion

Annual Board Performance Evaluation

The Company conducts an annual Board performance evaluation process in which the Board either retains an independent consultant experienced in corporate governance matters to conduct an in-depth study of the Board’s effectiveness and to assist it with the annual performance process or conducts Board and committee self-evaluations using written questionnaires. In addition, our independent Board Chair regularly speaks with other Board members and receives feedback regarding Board and committee practices and management oversight.

In 2023, the Board and each committee performed a confidential assessment of their effectiveness using written questionnaires developed with the assistance of an independent consultant that is experienced in corporate governance matters. The results of the evaluation process were reported to the Board and are being applied to enhance the overall operation and effectiveness of the Board and its committees.

Ethics Policy

The Company has long maintained a code of conduct and ethics (the “Ethics Policy”) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Company director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, the appearance of impropriety, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Ethics Policy.

The Ethics Policy is available on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of the Ethics Policy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page under the “Investors” menu of the Company’s website and similarly provided to you without charge upon written request to this address.

The Company has a telephone hotline staffed by an independent third party for employees and others to submit their concerns regarding violations or suspected violations of the Company’s Ethics Policy or violations of law and for reporting any concerns regarding accounting or auditing matters on a confidential anonymous basis. Employees and others can report concerns by calling 1-800-695-1704 or by emailing or writing to the addresses provided in the Company’s Whistleblower Protection & Ethics Violations Reporting Policy found on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.

Related Transactions; Compensation Committee Interlocks and Insider Participation

Our Company has not had compensation committee interlocks with any other company, nor has our Company engaged in any material related transactions since January 1, 2023, the first day of our last fiscal year. Although no such related transactions have occurred or are anticipated, the Board has adopted a related person transaction policy that outlines the procedures that the Board will follow in connection with reviewing any future transactions involving the Company and related persons. The policy takes into account the categories of transactions that the Board has determined are not material in making determinations regarding independence and requires directors and executive officers to notify the Company’s general counsel of any potential related person transactions.

2024 PROXY STATEMENT I 21

Proposal 1—Election of Directors: Report of the Audit Comitte

Report of the Audit Committee

During fiscal years 2022 and 2023, the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), billed the Company the following fees and expenses:

	2022	2023
Audit Fees (1)	$2,543,463	$2,750,000
Audit-Related Fees (2)	$305,000	$405,000
Tax Fees (3)	$132,468	$268,537
All Other Fees (4)	$900	$900
Total	$2,981,831	$3,424,437

(1)
Audit Fees include professional services rendered in connection with the annual integrated audit of the Company’s consolidated financial statements, internal control over financial reporting, and the review of quarterly reports on Form 10-Q. In 2022, Audit Fees also include payment to PwC of $59,000 related to proxy work. In 2023, Audit Fees also include billing by PwC of $95,000 for valuation and accounting work relating to the Company's investment in MadHive, Inc., $44,000 for debt comfort work related to the Standard General merger, and $35,000 for accounting work relating to the Company's share repurchase program. These fees were pre-approved by the Audit Committee as described below.
(2)
Audit-Related Fees include professional services rendered in connection with the audit of employee benefit plans and merger/acquisition-related work. In 2022, the Company incurred audit-related fees of $185,000 for review of the Company’s employee benefit plans and $120,000 related to technical accounting support for the Standard General merger. In 2023, the Company incurred audit related fees of $200,000 for review of the Company’s employee benefit plans, $180,000 related to due diligence for the Octillion acquisition, and $25,000 related to technical accounting support for the Standard General merger. All of these services were pre-approved by the Audit Committee as described below.
(3)
Tax Fees principally relate to tax planning services and advice in the U.S. For 2023, Tax Fees also include $225,000 in services related to the termination of the Standard General merger agreement. All of these services were pre-approved by the Audit Committee as described below.
(4)
All Other Fees relate to the Company’s use of PwC’s disclosure checklist tool.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under that policy, particular services or categories of services have been pre-approved, subject to a specific budget. Periodically, but at least annually, the Audit Committee reviews and approves the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all services performed by the Company’s independent registered accounting firm periodically throughout the year and discusses such services with management and the independent registered accounting firm. Pursuant to its pre-approval policy, the Audit Committee has delegated pre-approval authority for services provided by the Company’s independent registered accounting firm to its Chair, Stuart J. Epstein. Mr. Epstein may pre-approve up to $100,000 in services provided by the independent registered accounting firm, in the aggregate at any one time, without consultation with the full Audit Committee, provided that he reports such approved items to the Audit Committee at its next scheduled meeting. In determining whether a service may be provided pursuant to the pre-approval policy, the primary consideration is whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of the Company’s 2023 audited financial statements, the Audit Committee received from PwC written disclosures and a letter regarding PwC’s independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (PCAOB), including a detailed statement of any relationships between PwC and the Company that might bear on PwC’s independence, and has discussed with PwC its independence. The Audit Committee considered whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with PwC various matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee met with management, the Company’s internal auditors and representatives of PwC to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2023. Based on such review and discussion as well as the Committee’s reviews and discussions with PwC regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the 2023 fiscal year. The Board approved that recommendation.

Audit Committee

Stuart J. Epstein, Chair

Gina L. Bianchini

Karen H. Grimes

Henry W. McGee

Melinda C. Witmer

22 I 2024 PROXY STATEMENT

Proposal 1—Election of Directors: Annual Board Performance Evalutaion

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

(Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024. We believe that the appointment of PwC is in the best interests of the Company and its shareholders. Upon the recommendation of the Audit Committee, the Board of Directors is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification at the 2024 Annual Meeting.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the current year.

Our By-laws do not require that the shareholders ratify the appointment of PwC as our independent registered public accounting firm. We are seeking ratification because we value our shareholders’ views on the Company’s independent registered accounting firm and believe it is a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but in its discretion may choose to retain PwC as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

A representative of PwC is expected to attend the 2024 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

2024 PROXY STATEMENT I 23

Executive Compensation: Executive Summary

Executive Compensation

Compensation Discussion and Analysis

The Company faced a significant number of challenges in 2023, including the termination of the merger agreement with Standard General and continued macroeconomic headwinds and industry-wide changes impacting the broadcast ecosystem. In light of the Company's performance in the face of these significant challenges, including the Company's decisive actions taken coming out of the merger termination to refocus on the standalone business and to return capital to our shareholders, the Leadership Development and Compensation Committee of the Board of Directors (the “Committee”) believes that the 2023 compensation of our Named Executive Officers appropriately reflects and rewards their significant contributions to the Company’s performance.

The Committee continuously reviews the structure of our executive compensation program and, based on shareholder feedback over recent years, has endeavored to further strengthen the link between pay and performance, while enhancing our disclosure of executive compensation structure and practices.

This Compensation Discussion and Analysis (CD&A) explains the guiding principles and practices upon which our executive compensation program is based and the 2023 compensation paid to our Named Executive Officers (also referred to as “NEOs”), who for the 2023 fiscal year were:

• David T. Lougee, President and Chief Executive Officer	• Lynn Beall (Trelstad)[1], Executive Vice President and Chief Operating Officer—Media Operations
• Victoria D. Harker[2], Executive Vice President and Chief Financial Officer (through December 31, 2023)	• Akin S. Harrison[3], Former Senior Vice President and General Counsel.
• Lauren S. Fisher (Newberg)[4], Senior Vice President and Chief Legal Officer

1.
“Beall” is Ms. Trelstad’s maiden name and the name she uses for business purposes. “Trelstad” is her married and legal name.
2.
In 2023, Ms. Harker informed the Board that she intended to retire from the Company. Pursuant to the terms of the Transition Agreement Ms. Harker entered into with the Company on August 2, 2023, Ms. Harker resigned from her position as Executive Vice President and Chief Financial Officer as of December 31, 2023. She will continue to provide services to the Company as an employee through March 31, 2024, at which time she will fully retire from the Company.
3.
Mr. Harrison resigned from the Company as of June 30, 2023.
4.
Ms. Fisher joined the Company as Senior Vice President and Chief Legal Officer on November 27, 2023. "Fisher" is Ms. Fisher Newberg's maiden name and the name she uses for business purposes. "Fisher Newberg" is her married and legal name.

24 I 2024 PROXY STATEMENT

Executive Compensation: Executive Summary

Executive Summary

PAY FOR PERFORMANCE

The Committee supports compensation policies that place a heavy emphasis on pay for performance. Our NEOs receive a majority of their long-term equity awards as performance shares that may be earned, if at all, based on the Company’s achievement of performance goals established by the Committee. We believe this strengthens the pay for performance aspect of the Company’s long-term incentive program, and the compensation program overall. The percentage of NEO annual equity awards granted on March 1, 2023 (based on grant date value) that were performance-based were 70% for our CEO (with the remaining 30% being time-based restricted stock units (RSUs)) and 55% for each of the other NEOs (with the remaining 45% being time-based RSUs).

A MAJORITY OF OUR CEO’S 2023 TARGET PAY WAS PERFORMANCE-BASED

2024 PROXY STATEMENT I 25

Executive Compensation: Executive Summary

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE RESPONSIBILITIES

The Committee oversees the Company’s executive compensation program and is responsible for:

• Evaluating and approving the Company’s executive compensation plans, principles and programs, as well as overseeing the compensation program for non-employee directors.	• Reviewing and approving on an annual basis corporate goals and objectives relevant to the compensation of the Company’s President and CEO and its other senior executives.
• Administering the Company’s equity incentive plans and granting bonuses and equity awards to our senior executives.	• Reviewing risks relating to the Company’s executive compensation plans, principles and programs.
• Oversight and administrative of policies relating to the recoupment of erroneously awarded executive compensation under the Company's clawback policy.

The Committee also regularly reviews other components of executive compensation, including benefits, perquisites and post-termination pay. The Board has historically delegated to the Company’s President and CEO the authority for approving equity grants to employees other than our senior executives within the parameters of a pool of shares approved by the Board.

GUIDING PRINCIPLES

In making its NEO compensation decisions, the Committee is guided by the following principles:

•
Pay for performance—Compensation should place a heavy emphasis on pay for performance and substantial portions of total compensation should be “at risk.”
•
Attract, retain and motivate—Compensation should help us attract and retain superior executive talent and motivate key employees to ensure our overall success and long-term strength.
•
Fairness and Shareholder Alignment—Compensation should be fair to both executives and shareholders and should align the interests of our executives with those of our shareholders.
•
Pay competitively—Compensation opportunities generally should be in line with those afforded to executives holding similar positions at comparable companies, although we expect variability based on role and incumbent-specific circumstances.
•
Promote stock ownership—Compensation in the form of equity grants should allow our executives to acquire and maintain a meaningful level of investment in Company common stock consistent with our stock ownership guidelines. This helps to align the economic interests of our executives with those of our shareholders. The Committee regularly reviews the levels of senior executive stock ownership.
The following table reflects the minimum stock ownership guideline for each NEO. As of the date of this Proxy Statement, all of the Company's current NEOs exceed their minimum ownership guideline.
NAME	MINIMUM GUIDELINE MULTIPLE OF BASE SALARY
MR. LOUGEE	5X
MS. HARKER	3X
MS. BEALL	2X
MS. FISHER	1X

The Company’s stock ownership guidelines require that executives hold all after-tax shares they receive from the Company as compensation until they have met the stock ownership guidelines detailed above.

26 I 2024 PROXY STATEMENT

Executive Compensation: Executive Summary

COMPENSATION-RELATED GOVERNANCE PRACTICES

The Board’s commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by the Committee. The Company’s compensation-related governance practices and policies of note include the following:

✓	Performance-based pay. A significant percentage of the compensation we provide to our NEOs is performance-based.	✓	Risk evaluation. We regularly evaluate the risks associated with the Company’s compensation plans and programs and consider the potential relationship between compensation and risk taking.
✓

Outcome alignment. Each year we review the Company’s compensation and financial performance against internal budgets, financial results from prior years and Comparative Market Data (defined below) to make sure that executive compensation outcomes are aligned with the absolute and relative performance of the Company.

✓

Double-trigger equity vesting upon a change in control. We accelerate the vesting of equity awards in connection with a change in control only upon a double trigger (i.e., upon an executive’s qualifying termination of employment within two years following the date of the change in control) unless the awards are not continued or assumed, in which case the awards immediately vest.

✓ ✓ ✓ ✓

Cap on incentive payouts. We cap the maximum payout under the annual bonus plan and performance share awards at 200% of target.

Clawback. We have an executive clawback policy and a general recoupment policy, which provide for clawback of erroneously-awarded incentive compensation in the event of an accounting restatement as well as recoupment in the event of an employee’s gross negligence or intentional misconduct that causes the Company material harm.

No unearned dividends. We do not pay dividends or dividend equivalents on unearned performance shares or unpaid restricted stock unit awards granted to employees.

All new change-in-control arrangements are double trigger without excise tax gross-ups. Severance for executives who became eligible to participate in a change in control severance plan after April 15, 2010 is double trigger and those executives are not eligible for an excise tax gross-up.

✓ ✓ ✓ ✓

Anti-hedging. We maintain a policy that prohibits the Company’s employees and directors from hedging or short-selling the Company’s shares.

Anti-pledging. We prohibit the Company’s executive officers and directors from pledging the Company’s shares.

Multi-dimensional performance assessment. Under both the Company’s annual bonus plan and the performance share component of annual equity grants, we assess NEO performance against a number of metrics covering the income and cash-flow statements and quantitative and qualitative KPIs tailored for each executive.

No excessive perquisites. We do not provide significant perquisites to our named executive officers.

SAY ON PAY

The Committee reviews and thoughtfully considers the results of Say on Pay votes when evaluating our executive compensation program. Our shareholders overwhelmingly supported our executive compensation program at the Company’s 2023 Annual Meeting, with 94.7% of the votes cast in favor of our Say on Pay proposal. As a result, we did not make any specific changes to our executive compensation programs as a result of this vote. The Committee did, however, adopt an Executive Officer Cash Severance Policy in response to shareholder feedback received prior to and following the 2023 Annual Meeting, which requires shareholder approval for any new agreement or plan entered into after October 25, 2023 that contemplates cash severance payments to executive officers in excess of 2.99x the executive's base salary plus target bonus.

2024 PROXY STATEMENT I 27

Executive Compensation: Overview of Executive Compensation Program

Overview of Executive Compensation Program

Key Components of Annual Compensation Decisions

The table below describes key components of the Company’s 2023 executive compensation program, which generally remained unchanged from 2022.

Component	Description	Performance Considerations	Pay Objective
BASE SALARY	Pay for service in executive role.	Based on the nature and responsibility of the position, achievement of key performance indicators, internal pay equity among positions and competitive market data.	Attraction and retention. Base salary adjustments also allow the Committee to reflect an individual’s performance, scope of the position, and/or changed responsibilities.
ANNUAL BONUS	Short-term program providing NEOs with an annual cash bonus payment.	Based on the Committee’s assessment of each NEO’s achievement of annual key performance indicators as well as contributions to Company-wide performance.	Reward performance in attaining Company and individual performance goals based on the Company’s financial and strategic goals on an annual basis.
PERFORMANCE SHARES

Long-term equity grants that vest based on the Company’s Adjusted EBITDA and Free Cash Flow as a Percentage of Revenue performance over a two-year period compared to preset targets set by the Committee.

Based on the measurement of the Company’s performance against two important financial metrics on which the Company focuses from a strategic growth perspective. The value of awards is also tied to the Company’s share price performance during the three-year vesting period.

Reward longer-term performance in attaining Company performance goals, which in turn drives shareholder value creation; align the interests of executives with those of shareholders; and promote retention and foster stock ownership.

RESTRICTED STOCK UNITS (RSUs)	Long-term equity grants that generally vest over four years on a pro rata basis.	Alignment with shareholders through Company share price performance and the creation of shareholder value.	Align the interests of executives with those of shareholders, promote retention and foster stock ownership.

How the Committee Determines NEO Compensation

The Committee determines NEO compensation in its sole discretion based on its business judgment, informed by the experience of the Committee members, input from Meridian (the Committee’s independent compensation consultant), Comparative Market Data, the Committee’s and the CEO’s assessment of each NEO, achievement of key performance indicators, the Company’s performance and progress towards achievement of its strategic plan and the challenges confronting our business. No NEO participates in the determination of his or her own compensation.

The Committee does not focus on a specific financial metric, but rather undertakes a holistic assessment of performance on critical quantitative and qualitative goals in furtherance of our compensation guiding principles described in the Executive Summary of this Compensation Discussion and Analysis.

Key Performance Indicators

The Committee assesses the degree and extent of achievement of key performance indicators (KPIs) as a principal tool for making NEO compensation decisions. KPIs, set annually for each of our executive officers, consist of individually designed qualitative and quantitative goals organized in three areas:

•
Profit and Revenue Goals, which include, as appropriate, revenue, adjusted EBITDA, operating income, free cash flow, digital revenue and other financial goals for the Company and the respective businesses and/or functions over which each NEO has operational or overall responsibility;
•
Strategic and Business Goals, which include specific areas in which the NEO is asked to innovate and collaborate to adopt and implement new products and programs in support of the Company’s strategic plan; and

2024 PROXY STATEMENT I 28

Executive Compensation: How the Committee Determines NEO Compensation

•
People Goals, which include measures of leadership, achievement of diversity initiatives, First Amendment activities, and other significant qualitative objectives such as promoting an ethical Company work environment and diverse workforce and maintaining our reputation as a good corporate citizen of the communities in which we do business.

Each NEO’s KPIs include multiple goals in each of the three areas. The KPIs are intended to be challenging but realistic, with a high degree of difficulty in achieving all of the goals set for each NEO. The Committee’s assessment of NEO performance versus KPIs is holistic, with no particular weighting ascribed to achievement of any particular item in any area. This allows for the Committee to assess each of our other NEOs’ performance against the goals and metrics that are most pertinent to the area of focus for each NEO and most appropriately measure his or her performance, with the ultimate goal of aligning pay and performance for each NEO. While the Committee takes into consideration the degree of achievement of each NEO’s KPIs and the Company performance goals and financial measures set forth above in making compensation decisions, the Committee exercises its business judgment, in its sole discretion, to set NEO compensation.

Comparative Market Data

•
To assist the Committee in making decisions affecting NEO compensation opportunities, the Committee, with support from Meridian, its independent advisor, reviewed a report from Company management providing, among other things, executive compensation market data. The report included data from the Willis Towers Watson Media Compensation Survey, the Willis Towers Watson General Industry Executive Compensation Survey, the Equilar Media & Technology Survey, Equilar General Industry data, and the Radford Global Compensation Survey, a source of detailed executive compensation information (collectively, “Comparative Market Data”).
•
Through use of this data, the Committee compares NEO salaries, bonus opportunities and equity compensation opportunities to those of companies in the media sector and other companies with comparable revenues to confirm that the elements of our compensation program and the compensation opportunities we afford our executives are appropriately competitive. The Committee does not, however, target elements of compensation nor total compensation to a certain range, percentage or percentile within the Comparative Market Data.

BASE SALARY

We pay our NEOs base salaries to compensate them for service in their executive role. Salaries for NEOs take into account:

•
the nature and responsibility of the position;
•
the achievement of KPIs, both historically and in the immediately prior year;
•
internal pay equity among positions; and
•
Comparative Market Data as described above.

The table below shows the 2023 NEO base salaries set by the Committee based on the foregoing factors, which, for all the NEOs other than Ms. Fisher (who did not join the Company until 2023), were the same as 2022.

EXECUTIVE	2023 BASE SALARY
Mr. Lougee	$975,000
Ms. Harker	$730,000
Ms. Beall	$650,000
Mr. Harrison (1)	$500,000
Ms. Fisher (2)	$470,000

(1) The amount specified in this table for Mr. Harrison's represents the salary approved by the Committee in February 2023. The amount Mr. Harrison actually received was pro-rated based on his departure from the Company on June 30, 2023. For more information about the base salary Mr. Harrison actually received in 2023, see the Summary Compensation Table on Page 44 of this Proxy Statement.

(2) Ms. Fisher's 2023 annual base salary was established at the time of her hire, and was pro-rated based on her hire date. For more information about the base salary Ms. Fisher actually received in 2023, see the Summary Compensation Table on Page 44 of this Proxy Statement.

2024 PROXY STATEMENT I 29

Executive Compensation: How the Committee Determines NEO Compensation

ANNUAL BONUSES

ANNUAL BONUS OPPORTUNITY

Our NEOs participate in an annual bonus program designed to reward each NEO’s contribution to overall Company results and attainment of strategic business objectives during the year. Annual bonuses therefore can vary in amount from year to year.

The Committee, in consultation with Meridian, determined the target bonus opportunities for each NEO. The Committee established these amounts, which are based on a target percentage of each NEO’s base salary, after thorough consideration of:

•
the nature and responsibility of the position;
•
internal pay equity among positions; and
•
Comparative Market Data.

Based on these factors, the Committee approved the 2023 target bonus opportunities set forth below for our NEOs other than Ms. Fisher. Because Ms. Fisher did not join the Company until November 27, 2023, she did not have a 2023 bonus target. Based on Comparative Market Data, the Committee increased Mr. Lougee's 2023 target from 130% in 2022 to 150% in 2023 to ensure that his compensation remained competitive with market levels.

EXECUTIVE	BASE SALARY	TARGET PERCENTAGE OF BASE SALARY	BONUS GUIDELINE AMOUNT
Mr. Lougee	$975,000	150%	$1,462,500
Ms. Harker	$730,000	100%	$730,000
Ms. Beall	$650,000	100%	$650,000
Mr. Harrison (1)	$500,000	85%	$425,000

(1) Mr. Harrison's bonus target was set, but his bonus was not paid due to his departure from the Company prior to December 31, 2023.

ANNUAL BONUS PAYOUT FOR 2023

The Committee determined the extent to which Mr. Lougee, Ms. Harker and Ms. Beall earned his or her respective 2023 bonus, informed by attainment of the Company’s annual financial and qualitative performance goals, individual contributions made by the NEO during the year and each NEO’s performance against his or her KPIs.

In addition, the Committee considered the performance of the Company across a broad spectrum of financial measures, including total revenues, operating income, net income, earnings per share, Adjusted EBITDA, EBITDA margins, subscription revenue and free cash flow as a percentage of revenue. The Committee selected these financial measures because, individually and collectively, they represent the most significant financial aspects of our Company that we believe drive our financial success and enhance shareholder value.

The Committee also compared the Company’s reported performance with respect to each of these financial performance measures against goals approved by the Board at the beginning of the year, financial results from prior years, and financial performance of peer companies and the industry.

30 I 2024 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

In addition, the Committee evaluated the performance of our executives, the roles played by each of them in contributing to the Company’s progress in creating shareholder value, achieving critically important strategic initiatives and the performance highlights described in the “Executive Summary” above. Other factors considered by the Committee for the 2023 bonus awarded to each NEO are described below.

David T. Lougee, President and Chief Executive Officer

2023 Goals:

The Committee evaluated Mr. Lougee’s 2023 performance by measuring Mr. Lougee’s results against financial and non-financial KPIs. Mr. Lougee’s financial KPIs included both EBITDA and revenue targets.

At the beginning of 2023, Mr. Lougee’s key non-financial goal was to oversee the completion of the transaction with Standard General and the Company's integration efforts. Following the termination of the merger agreement in May 2023, Mr. Lougee's goals quickly transitioned to refining and implementing the Company's strategic plans as a standalone enterprise, including retention of key leaders, returning capital to shareholders, and re-establishing the Company's strategic priorities, which include continuing to be a best-in-class operator; disciplined pursuit of accretive M&A opportunities, including adjacent businesses and technologies; pursuing growth opportunities through organic innovation; maintaining a strong balance sheet; and committing to strong free cash flow generation and a balanced capital allocation process. Mr. Lougee's KPIs also included people goals, including diversity and inclusion goals. The Committee also assessed Mr. Lougee’s performance in the context of the core CEO responsibility to serve as the Company’s chief spokesperson and effectively communicate with all of the Company’s stakeholders, including its shareholders, employees, customers, Board of Directors and community and industry groups.

2023 Performance Highlights and Accomplishment of 2023 Goals:

During 2023, Mr. Lougee oversaw the Company's prompt pivot to deliver value to shareholders and to re-engage on its strategic priorities following termination of the Standard General merger agreement after a protracted regulatory process. As a result of Mr. Lougee's negotiations with Standard General (in conjunction with Ms. Harker), Standard General agreed to pay the $136 million termination fee owed to the Company under the merger agreement in Company stock, resulting in an immediate return of capital to shareholders. In addition, by further leaning into the Company's capital allocation strategy, Mr. Lougee oversaw the Company's launch of two accelerated share repurchase programs and opportunistic open market share repurchases that resulted, in the aggregate, in a commitment in 2023 to return nearly $800 million to shareholders. He also oversaw the Company's industry-leading balance sheet, which positions the Company to be able to pursue organic growth and bolt-on M&A opportunities going forward.

Mr. Lougee’s annual bonus for 2023 reflected these accomplishments as well as the Committee’s assessment of the performance of his duties and his achievement of the following KPIs, particularly in light of the Company's decisive actions coming out of the merger termination, while taking into account that the Company's overall financial performance failed to meet its expectations for the year, driven primarily by continuing macroeconomic headwinds:

Financial KPIs
•
Achieved full year Company Adjusted EBITDA of $743 million,* which was below his EBITDA KPI, partially driven by weaker macroeconomic forces impacting subscribers and advertising and marketing services (AMS) revenue.
•
Achieved full-year revenue of $2.9 billion, short of his revenue KPI due in part to AMS revenue declines as a result of continued macroeconomic headwinds and acceleration of cord cutting.

Non-financial KPIs: Strategic and Business
•
Oversaw the Company's renewed capital allocation strategy that resulted in the Company's commitment in 2023 to return nearly $800 million in capital to shareholders, as well as a 20% increase to the Company's quarterly dividend.
•
Successfully led the Company’s negotiations of comprehensive retransmission consent agreements representing approximately 30% of the Company’s subscribers, as well as renewals of affiliation agreements with two of the Company's largest affiliate partners, NBC and ABC.

d
Non-financial KPIs: People
•
Oversaw the Company’s continued progress on its 2025 diversity, equity and inclusion goals, for which the Company remains on track to achieve on schedule, including increasing the ethnic and gender diversity of the Company’s station general managers.
•
Executed a Company-wide employee survey, which allowed the Company to re-engage with and re-assess its employee base following the terminated merger agreement, laying the groundwork for the Company to reestablish employee priorities.

* Reconciliation of Adjusted EBITDA, a non-GAAP financial measure to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed February 29, 2024: adjusted EBITDA – page 38.

2024 PROXY STATEMENT I 31

Executive Compensation: How the Committee Determines NEO Compensation

Victoria D. Harker, Executive Vice President and Chief Financial Officer (through December 31, 2023)

2023 Goals:

The Committee evaluated Ms. Harker’s 2023 performance using financial and non-financial KPIs it developed in consultation with Mr. Lougee. Ms. Harker’s financial KPIs included, among other things, Adjusted EBITDA, revenue targets, and earnings per share.

2023 Performance Highlights and Key Accomplishments:

Ms. Harker's delivered a strong performance in 2023, during which she and her finance team achieved important results for the Company as it emerged from the terminated merger agreement with Standard General (in conjunction with Mr. Lougee), including successfully negotiating termination fee paid by Standard General, overseeing the Company's capital allocation strategy, including share repurchases and the increase to the quarterly dividend, continuing to actively manage and implement expense reductions, and supporting the successful negotiation of retransmission agreements and network affiliation agreements. Her annual bonus for 2023 reflected the Committee’s assessment of her performance in a year in which the Company's performance fell below expectations due primarily to continued macroeconomic headwinds, including her achievement of the following KPIs:

Financial KPIs
•
Successfully negotiated terms of $136 million termination fee payment by Standard General in the form of surrender of Company shares.
•
Led the effort to execute two Accelerated Share Repurchase (ASR) programs, together valued at $625 million, as well as the Company's opportunistic repurchase of $28 million in open market shares between the two ASRs.
•
Developed bank syndication and underwriter support for amended and extended 5-year $750 million credit revolver.

Non-financial KPIs: Strategic and Business
•
Developed capital allocation strategy and Board recommendation, including share repurchases, dividends, and organic/inorganic investment hurdle rates, with an eye toward maximizing deployment of capital to shareholders.
•
Supported strong transition back to regular-way investor relations, marketing and research analyst communications through dozens of calls, conference participation and presentation development.
•
Developed liquidity analysis and presentation for credit agencies, resulting in Moody’s reinstatement of TEGNA’s pre-acquisition rating and an upgrade by S&P to a rating of BB+, just below investment grade and TEGNA’s highest credit rating ever.
•
Realized significant expense savings in the finance organization by deferring projects, introducing new efficiencies, rationalizing work product/priorities and reducing low-risk audits.
•
Improved the Company's investments with diverse organizations.

Non-financial KPIs: People
•
In collaboration with Mr. Lougee and the Company’s chief human resources officer, executed against the succession and development plan for her successor, which ultimately culminated with an August 2023 announcement that Julie Heskett would be promoted to the Company's CFO as of January 1, 2024.
•
Oversaw the hiring, onboarding and training of a new Vice President and Treasurer.

32 I 2024 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Lynn Beall, Executive Vice President and Chief Operating Officer – Media Operations

2023 Goals:

The Committee evaluated Ms. Beall’s 2023 performance using financial and non-financial KPIs it developed in consultation with Mr. Lougee. Ms. Beall’s financial KPIs included, among other things, goals relating to subscription and advertising and marketing services revenue.

Ms. Beall’s non-financial goals included, without limitation, audience growth, content transformation, sales transformation, and retransmission and network affiliation agreement negotiations and people goals relating to talent and culture, racial and gender diversity and succession planning.

2023 Performance Highlights and Key Accomplishments:

In 2023, Ms. Beall led the Company’s media operations through a year of change and uncertainty given the pending sale of the company to Standard General. Despite these and other challenges, including macroeconomic headwinds and industry-wide changes to the broadcast ecosystem, the Company’s media operations realized strong results across the board under her leadership. She also played a key role for the Company as the Chair of the CBS Affiliate Board, overseeing negotiations that related to certain critical rights the Company receives from an important network partner. Ms. Beall’s annual bonus for 2023 reflected the Committee’s assessment of her and the Company’s performance, including her achievement of the following KPIs:

Financial KPIs

Drove the Company’s significant media operations revenue, subscription revenue, net income and EBITDA, but fell below expectations and internal budget mostly due to continuing economic headwinds that impacted both advertising and marketing services and subscription revenue.

Non-financial KPIs: Strategic and Business
•
Successfully led the Company’s negotiations of comprehensive retransmission consent agreements with several significant operators and operator groups.
•
Led successful renegotiation of a multi-year affiliation agreements with NBC and ABC.
•
Oversaw efforts to transform the Company's content approach, with a strategic focus on data and audience research, performance and accountability, and excellence in journalism through delivering trustworthy content, which resulted in significant ratings increases across a number of the Company's key markets.
•
Continued to improve the year-over-year performance of the Company’s Daily Blast Live program, growing distribution by adding 20 new markets, which extended the show's reach to 55% of U.S. homes.
•
Achieved robust audience and revenue gains for the Company’s Locked On Podcast Network, driven by its continued transition to becoming a video-first platform.
•
Oversaw the Company’s news operations, which once again received more national journalism awards than any other local news organization, including ten national Edward R. Murrow awards, two Dupont awards, and one Peabody award.

Non-financial KPIs: People
•
Continued the Company's the Company’s manager training program, providing leadership training to almost 75 of the Company’s managers in 2023.
•
Increased the Company's talent pipeline through its Leadership in Action program, which contributed to the Company's overall leadership diversity, and oversaw the Company's News Leadership Forum, which focuses on ensuring that the Company's leaders have the functional skills to lead a newsroom and win on local content.
•
Through her succession planning and development efforts, oversaw the hiring of eight new station general managers, six of whom were internal promotions. Of the eight total hires, three were female and three (including one of the females) were diverse.
•
Together with Mr. Lougee, oversaw the execution of an all-employee survey that provided critical insights to our employee populations, which was important to re-establishing our cultural pillars following the disruption created by the planned acquisition.
•
Remained on track to achieve the 2025 diversity, equity and inclusion goals relating to the Company’s content leadership and content teams, including hiring three diverse station general managers.

2024 PROXY STATEMENT I 33

Executive Compensation: How the Committee Determines NEO Compensation

In determining the annual bonus payouts for each NEO, the Committee considered each individual's performance against the backdrop of the Company's overall financial performance, which finished below the Company's expectations for the year. Based on its comprehensive review of these considerations, the Committee determined to pay Mr. Lougee's, Ms. Harker's and Ms. Beall's 2023 annual bonus at the amounts set forth below, which were below the targets outlined above. Mr. Harrison was not eligible to receive, and did not receive, a 2023 annual bonus because he left the Company prior to December 31, 2023. Ms. Fisher's 2023 bonus was established and paid in connection with her hiring. (For a further discussion of Ms. Fisher's 2023 compensation, see "Compensation for Senior Vice President and Chief Legal Officer" on Page 38 of this Proxy Statement.)

EXECUTIVE	BONUS
Mr. Lougee	$1,316,250
Ms. Harker	$650,000
Ms. Beall	$600,000
Ms. Fisher	$200,000

LONG-TERM INCENTIVES

The Company’s long-term incentive program (the “LTI Program”) consists of awards of Performance Shares and Restricted Stock Units. The Performance Shares are based on the Company’s adjusted EBITDA and Free Cash Flow metrics, which the Committee views as critical to measuring our success in creating value for shareholders. The Committee uses a two-year performance cycle for the Performance Shares in order to address the significant cyclical revenue increase the Company experiences in even-numbered years due to political spending during mid-term and presidential election years as a result of the Company’s strong political footprint.

PSU Performance Period	2021	2022	2023	2024	2025
2021-2022	Off Year	Political	Vesting
2022-2023		Political	Off Year	Vesting
2023-2024			Off Year	Political	Vesting

Under the Performance Share program, grants are made, and a new two-year performance cycle begins, each year. At the end of each two-year performance cycle, the number of shares of Company common stock earned will be determined based upon the Company’s level of achievement versus the aggregate financial performance target or targets set by the Committee for that cycle. Any earned shares of Company common stock will not be distributed to executives until after the completion of the three-year service period. If the Company fails to meet threshold performance against a financial performance metric at the end of any performance cycle, no Performance Shares will be earned and no payout of shares of Company common stock will be made with respect to that financial performance metric.

Long-Term Equity Awards under the 2023 LTI Program

For the March 1, 2023 grants, the Committee determined total long-term equity award target values for each NEO (other than Ms. Fisher, who had not yet joined the Company) taking into account the following factors:

•
recommendation of Mr. Lougee and the Senior Vice President and Chief Human Resources Officer (other than for Mr. Lougee);
•
the nature and responsibility of the NEO’s position;
•
internal pay equity among positions;
•
Comparative Market Data;
•
individual performance against KPIs;
•
the financial performance of the Company and the operations for which the NEO is responsible; and
•
the Company’s progress towards the goals of its strategic plan.

34 I 2024 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Based on the foregoing factors, the Committee approved 2023 total long-term equity award target values for each of the applicable NEOs, which are shown in the table below.

EXECUTIVE	2023 BASE SALARY	LONG TERM- AWARD TARGET PERCENTAGE	TOTAL LONG- TERM AWARD TARGET VALUE
Mr. Lougee	$975,000	500%	$4,875,000
Ms. Harker	$730,000	250%	$1,825,000
Ms. Beall	$650,000	200%	$1,300,000
Mr. Harrison	$500,000	200%	$1,000,000

On March 1, 2023, the long-term equity award target value for each NEO was translated into a target award of Performance Shares and an award of RSUs based upon the Company’s closing stock price on February 28, 2023 (taking into account that dividends would not be paid on the Performance Shares or RSUs during the respective vesting periods), as follows:

EXECUTIVE	PERFORMANCE SHARES (TARGET #)	RSUs
Mr. Lougee	208,971	88,583
Ms. Harker (1)	61,467	49,742
Ms. Beall	43,784	35,434
Mr. Harrison (2)	33,680	27,257

(1) Per the terms of her awards, Ms. Harker's grants will be subject to pro-rata treatment upon her retirement from the Company on March 31, 2024. For further discussion of the payments Ms. Harker will receive upon her retirement, see "Separation Payments to Ms. Harker" on Page 54 of this Proxy Statement.

(2) Mr. Harrison forfeited all unvested awards upon his departure from the Company on June 30, 2023.

2023 Performance Share Awards

The 2023 Performance Share grants are subject to achievement against the following Committee-approved performance metrics measured over the applicable performance cycle:

Performance Metric	Weighting(1)	Description
Adjusted EBITDA	2/3

Compares, in percentage form, (1) the sum of the actual Adjusted EBITDA generated by the Company in each of the two applicable fiscal years, to (2) the sum of the target budgeted amounts of Adjusted EBITDA set by the Committee in connection with its annual budget review process for such fiscal years.

Free Cash Flow as a Percentage of Revenue	1/3

Compares, in percentage form, (1) the aggregate amount of Free Cash Flow generated by the Company in the two applicable fiscal years measured as a percentage of the aggregate total Company revenues generated by the Company in such fiscal years, to (2) the weighted average of the targeted level of Free Cash Flow as a percentage of total Company revenues set by the Committee in connection with its annual budget review process for such fiscal years.

(1)
The Performance Shares place a higher weighting on Adjusted EBITDA given the importance of meeting our profitability expectations.

For purposes of the 2023 Performance Share grants:

•
“Adjusted EBITDA” means net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation, (9) amortization, and (10) expense related to performance share long-term incentive awards. Net income from continuing operations may be further adjusted to exclude unusual or non-recurring charges or credits to the extent and in the amount such items are separately reported or discussed in the financial statements and notes thereto or in management’s discussion and analysis of the financial statements in a periodic report filed by the Company under the Exchange Act.

2024 PROXY STATEMENT I 35

Executive Compensation: How the Committee Determines NEO Compensation

•
“Free Cash Flow” means “net cash flow from operating activities” less “purchase of property and equipment”, each as reported in the Company’s consolidated statements of cash flows, and adjusted to exclude (1) voluntary pension contributions, (2) capital expenditures required either by government regulators or due to natural disasters offset by any reimbursements of such expenditures (e.g., from the U.S. government or an insurance company), and (3) the same adjustments made to Adjusted EBITDA, other than income taxes and interest to the extent of their impact on Free Cash Flow. When calculating Free Cash Flow in respect of the 2023 Performance Shares, actual changes in working capital for the year will be disregarded to the extent they are greater than or less than the $20 million collar specified by the Committee from the target change in working capital. The “collar” limits the effect of volatility in working capital that can impact the Company’s Free Cash Flow.

The Committee reserves the right to modify the calculations to adjust for impacts it deems appropriate. For the 2021-2024 and 2022-2025 performance awards, the Committee did not exercise this discretion to adjust the calculations.

The following table illustrates the ranges of potential payouts based on threshold, target and maximum performance levels for each financial performance metric adopted by the Committee for the applicable performance cycle:

	Actual versus Target	Applicable Payout Percentage*
Below Threshold (80%)	<80%	0
Threshold	80%	65%
Target	100%	100%
Maximum	110%	200%
Above Maximum	>110%	200%

* The Applicable Payout Percentage is calculated using straight line interpolation for points between Threshold and Target and for points between Target and Maximum.

The Company does not publicly disclose its expectations of how it will perform on a prospective basis in future periods or specific long-term incentive plan targets applicable under its compensation programs due to potential competitive harm. The target performance goals for Adjusted EBITDA and Free Cash Flow for each two-year performance cycle are designed to be appropriately challenging based on internal forecasts and the Company’s historical results, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount.

“Earned” Performance Shares generally vest on the expiration of the three-year vesting service period (the Incentive Period) only if the executive continues to be employed by the Company through the last day of the vesting service period, subject to certain exceptions for terminations due to death, disability, retirement (defined as 65 years of age or at least 55 years of age with at least five years of service) or a change in control of the Company.

Following the end of the vesting service period, each executive who has earned Performance Shares will receive the number of shares of Company common stock earned for the performance cycle, less withholding taxes. Dividends are not paid or accrued on Performance Shares.

The vesting of the Performance Share grants will not accelerate in connection with a change in control unless the executive has a qualifying termination of employment within two years following the date of the change in control or the grants are not continued or assumed (e.g., the grants are not equitably converted or substituted for awards of the successor company) following the change in control. In the event a change in control occurs prior to the expiration of the applicable performance period, the executive will receive (if the vesting requirements are satisfied) the target number of Performance Shares set forth in the executive award agreement for that Performance Share grant. In the event a change in control occurs after the expiration of the applicable performance period but prior to the expiration of the applicable vesting service period, the executive will receive (if the vesting requirements are satisfied) the number of Performance Shares earned during the applicable performance cycle.

2023 RSU Awards

The 2023 RSUs generally vest ratably over four years. At the time of vesting, the NEO will receive the number of shares of Company common stock equal to the number of RSUs that then vested, less withholding taxes. Executives are also entitled to receive a prorated portion of their RSUs upon retirement, disability or death. The vesting of the RSUs will not accelerate in connection with a change-in-control, unless the executive has a qualifying termination of employment within two years following the date of the change-in-control or the grants are not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of the successor company) in connection with the change-in-control.

36 I 2024 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Results for 2022 Performance Share Awards

In 2022, the NEOs (other than Ms. Fisher, who had not yet joined the Company) received Performance Share awards with a two-year performance cycle of January 1, 2022 through December 31, 2023, contingent on the Company achieving its two-year Adjusted EBITDA and Free Cash Flow as a Percentage of Revenue performance targets. The performance metric targets established by the Committee were designed to be challenging.

Performance Metric Targets for the 2022 Performance Shares
	Adjusted EBITDA	Cash Flow as a Percentage of Revenue
2022-2023 Total:	$2,258,104,000	20.1% (1)

(1) Based on a Free Cash Flow target of $1,341,000,000 and a Revenue target of $6,657,579,000.

In February 2024, the Committee determined that the 2022-2023 Adjusted EBITDA and Cash Flow as a Percentage of Revenue performance metrics were achieved at $1,892,108,000 and 17.9%, respectively, which resulted in a payout percentage of 74.6% of the target number of 2022 Performance Shares, resulting in Mr. Lougee, Ms. Harker and Ms. Beall earning the number of 2022 Performance Shares set forth below. Mr. Harrison forfeited his 2022 Performance Shares upon his departure from the Company on June 30, 2023. As noted above, Ms. Fisher did not receive a 2022 Performance Share award because she did not join the Company until 2023.

Executive	2022 Performance Shares
Mr. Lougee	116,723
Ms. Harker	34,332
Ms. Beall	24,456

The earned 2022 Performance Shares remain subject to service vesting requirements; they generally will be paid out shortly after February 28, 2025 to the extent the executive has satisfied the vesting requirements for such awards as of such date. For Ms. Harker, the number of 2022 Performance Shares she receives will be prorated pursuant to the terms of the TEGNA Inc. Executive Severance Plan following her retirement from the Company on March 31, 2024. For further discussion of the treatment of Ms. Harker's 2022 Performance Shares upon her retirement, see "Separation Payments to Ms. Harker" on Page 54 of this Proxy Statement.

Special Retention Grants to Senior Leaders

For the first five months of 2023, the Company operated with an expectation that the pending transaction with Standard General would eventually be consummated. Although the Company could not engage with Standard General on the future state of the Company while the regulatory review of the transaction was pending, based on the structure of Standard General’s organization certain of our executives had reason to question whether their roles would continue with the Company once the transaction closed. The overhang of the pending merger therefore created significant uncertainties for our leadership team. The transaction ultimately did not close and the Company terminated the merger agreement in May 2023. In the weeks and months following the termination of the merger agreement, three key members of the Company's leadership team, including Ms. Harker and Mr. Harrison, announced their intentions to step down from their positions and/or to leave the organization. Mr. Harrison resigned effective June 30, 2023.

Against this backdrop, the Board recognized it was critical to ensure retention and engagement of senior leadership through the time of transition from the potential change of control to remaining a standalone company. Following extensive conversations, the Board and the Committee, with advice from the Committee’s independent compensation consultant, Meridian, determined that it was necessary and appropriate to make retention awards to senior leaders to ensure their continued dedication and service to the Company during this unique transition period. After evaluating various alternatives, market data, and the executives’ overall compensation, the Board granted one-time special cash and stock retention awards to certain senior leaders in August 2023 to help ensure their ongoing leadership and incentivize focus on driving future success of the business.

For Mr. Lougee, the Board made a total one-time special retention grant of $6,000,000 and for Ms. Beall, the Board made a total one-time special retention grant of $1,500,000, which the Board felt was appropriate after evaluating Mr. Lougee and Ms. Beall’s total compensation relative to the market, and the importance of achieving the retention objective described above. In determining the structure of the awards, the Board considered the executives’ earnings opportunity, the strong performance-based nature of the annual incentive program, and the focus of the awards on ensuring stability through this unique transition period, and determined an award comprised of 40 percent cash ($2,400,000 for Mr. Lougee and $600,000 for Ms. Beall) and 60 percent RSUs (resulting in a grant of 218,845 RSUs for Mr. Lougee and 54,711 RSUs for Ms. Beall) would help to ensure leadership continuity and engagement. The cash component of each executive’s retention award will be paid and the RSUs each will vest in two equal installments, in August 2024 and

2024 PROXY STATEMENT I 37

Executive Compensation: How the Committee Determines NEO Compensation

August 2025. The Committee believes the two-year payment and vesting period was most appropriately aligned with the timeline to execute on our refined business priorities.

Transition Agreement with Victoria Harker

As noted above, in 2023 Ms. Harker informed the Board that she intended to retire from the Company. In August 2023, the Board entered into a Transition Agreement with Ms. Harker to secure her continued employment as EVP and CFO through the end of the year and as an advisor through March 31, 2024 to support the transition of a CFO successor and completion of other projects underway.

Given these developments, Ms. Harker did not receive a retention award. She continued to receive her previously-approved 2023 compensation through the end of 2023. For the transition period in 2024, Ms. Harker will receive a prorated base salary based on her 2023 compensation. If she remains employed through March 31, 2024 and satisfactorily provides the consulting services, she will receive a $1 million cash payment. Consistent with the terms of her pre-existing agreements, her retirement will be treated as a “qualifying termination” under the Company’s Executive Severance Plan. For further discussion of the the amounts payable to Ms. Harker upon her retirement from the Company, see "Separation Payments to Ms. Harker" on Page 54 of this Proxy Statement.

Compensation for Senior Vice President and Chief Legal Officer

After a thorough search process, the Company hired Ms. Fisher as Senior Vice President and Chief Legal Officer, effective November 27, 2023. Because of her hire date, Ms. Fisher's compensation was determined by the Committee in connection with her offer of employment and not as part of the regular compensation cycle used for the other NEOs. Ms. Fisher received a $200,000 cash sign-on bonus that was intended to offset the bonus Ms. Fisher forfeited from her prior employer by virtue of leaving her position prior to the end of the year. On December 1, 2023, Ms. Fisher also received a grant of 61,771 RSUs that will vest in four equal annual installments on February 29, 2024, February 28, 2025, February 28, 2026 and February 28, 2027, subject to the terms of the award agreement, which was intended to offset equity forfeited from her prior employer and incentivize her to join the Company.

Benefits and Perquisites

The Company’s NEOs are provided a limited number of personal benefits and perquisites (described in footnote 4 to the Summary Compensation Table). The Committee’s objectives in providing these benefits are to provide protections for our NEOs and their families, to enable the Company to attract and retain superior management talent in a competitive marketplace, to complement other compensation components, and to help minimize distractions from our executives’ attention to important Company initiatives.

The personal benefits and perquisites the Company provides to our NEOs, including medical, life insurance and disability plans, are generally the same as those offered to other similarly situated senior executives. For additional information about these and other post-employment benefits, see the “Other Potential Post-Employment Payments” section of this Proxy Statement.

Post-Termination Pay

The Company sponsors post-termination pay plans that assist the Company in recruiting and retaining employees and in providing leadership stability and long-term commitment.

TEGNA Retirement Plan (TRP)

Prior to the spin-off of the Company's publishing business into Gannett Co., Inc. in June 2015 (the “Gannett Spin-off”), eligible Company employees generally had earned benefits under the Gannett Retirement Plan (GRP). In connection with the Gannett Spin-off, the Company adopted the TEGNA Retirement Plan (TRP), a tax-qualified defined benefit retirement plan which assumed the GRP pension liabilities relating to Company employees. Accordingly, the TRP generally provides retirement income to certain of the Company’s U.S.-based employees who were employed before their benefits were frozen on August 1, 2008, at which time participants, including Mr. Lougee and Ms. Beall, ceased to earn additional benefits for compensation or service earned on or after that date. The TRP provides benefits for employees based upon years of credited service, and the highest consecutive five-year average of an employee’s compensation out of the final ten years of credited service, referred to as final average earnings, or FAE. Subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans other than the TEGNA Deferred Compensation Plan (DCP). Until benefits commence, participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy).

Effective January 1, 1998, the Company made a significant change to the GRP for service after that date. Certain employees who were either retirement-eligible or had a significant number of years of service with the Company were “grandfathered” in the plan provisions applicable to them prior to the change (pre-1998 plan provisions). Other employees were transitioned to the post-1997 plan provisions under the GRP.

The pre-1998 plan provisions provide for a benefit that is expressed as a monthly annuity at normal retirement equal to a gross benefit reduced by a portion of the participant’s Social Security benefit. Generally, a participant’s annual gross benefit is calculated by multiplying the participant’s years of credited service by specified percentages (generally 2% for each of a participant’s first 25 years of credited service and 0.7% for years of credited service in excess of 25) and multiplying such amount by the participant’s FAE. Benefits under the pre-1998 plan provisions are paid in the form of monthly annuity payments for the life of the participant and, if applicable, the

38 I 2024 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

participant’s designated beneficiary. The pre-1998 plan provisions provide for early retirement subsidies for participants who terminate employment after attaining age 55 and completing five years of service and elect to commence benefits before age 65. Under these provisions, a participant’s gross benefit that would otherwise be paid at age 65 is reduced by 4% for each year the participant retires before age 65. If a participant terminates employment after attaining age 60 with 25 years of service, the participant’s gross benefit that would otherwise be paid at age 65 is reduced by 2.5% for each year the participant retires before age 65.

The post-1997 plan provisions provide for a benefit under a pension equity formula, which generally expresses a participant’s benefit as a current lump sum value based on the sum of annual percentages credited to each participating employee. The percentages increase with years of service, and, in some circumstances, with age. Upon termination or retirement, the total percentages are applied to a participant’s FAE resulting in a lump sum benefit value. The pension equity benefit can be paid as either a lifetime annuity or a lump sum.

As noted above, in connection with the Gannett Spin-off, the TRP assumed the GRP pension liabilities of the NEOs who had accrued a benefit under the GRP. The TRP benefit for Mr. Lougee and Ms. Beall is calculated under the post-1997 plan provisions. However, as noted below, the SERP benefit for Ms. Beall is calculated under the pre-1998 plan provisions. Mr. Lougee and Ms. Beall are each fully vested in his or her TRP benefit.

In connection with its acquisition of Belo Corp. (Belo), the Company assumed the legacy Belo pension plan (the “Belo Plan”), which was merged into the TRP. Because Mr. Lougee earned a pension benefit while employed by Belo, the total TRP benefit for Mr. Lougee is calculated based on his accruals under both the post-1997 TRP plan provisions and the Belo Plan provisions, in which benefits he is also fully vested. Under the Belo Plan, which was frozen to new benefits as of March 31, 2007, Mr. Lougee is entitled to monthly annuity payments for his life commencing at age 65, calculated by multiplying his Belo credited service (including any additional service credits provided when the plan was frozen) by his monthly FAE, in each case earned at Belo as of March 31, 2007, and further multiplied by specified percentages (generally 1.1% plus 0.35% for average earnings in excess of covered compensation).

TEGNA Supplemental Retirement Plan (SERP)

The SERP is a nonqualified retirement plan that provides eligible employees with retirement benefits that cannot be provided under the TRP due to the Internal Revenue Code, which limits the compensation that can be recognized under qualified retirement plans and imposes limits on the amount of benefits which can be paid. For some participants, including Ms. Beall, the SERP also provides a benefit equal to the difference between the benefits calculated under the pre-1998 formula, without regard to the IRS-imposed limits on pay and benefits, and the amount they will receive from the TRP under the post-1997 formula. The SERP benefits for Mr. Lougee are calculated under the post-1997 formula without regard to the IRS-imposed limits on pay and benefits. For all SERP participants, the benefit calculated under the applicable SERP formula is reduced by benefits payable from the TRP. Ms. Harker and Ms. Fisher do not participate in the SERP.

In conjunction with the Company’s decision to freeze benefits under the GRP, the Company also decided to make changes to benefits under the SERP. Generally, until December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula continued to accrue benefits under the SERP. However, their benefits for credited service after August 1, 2008 were calculated at a rate that is one-third less than the pre-August 1, 2008 rate. Ms. Beall is the only NEO who was affected by this change. Ms. Beall is currently eligible for early retirement under the pre-1998 formula that applies to her under the SERP.

Effective December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for earnings, credited service, cost of living adjustments or any other factor or reason after that date. Ms. Beall is the only NEO who was affected by this change.

Effective August 1, 2008, SERP participants whose SERP benefits were not calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for compensation or service earned on or after that date. Until benefits commence, such participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy). Mr. Lougee is the only NEO who was affected by this change.

SERP benefits generally vest if the participant terminates employment after attaining age 55 and completing at least five years of service with the Company, although benefits become fully vested upon a change in control.

SERP benefits are generally paid in the form of a lump sum amount when a participant separates from service or, if later, the date the participant attains age 55, except that payment is accelerated in the event that the Company undergoes a change in control.

Mr. Lougee and Ms. Beall are both fully vested in their respective SERP benefits.

TEGNA 401(k) Savings Plan (401(k) Plan)

Most of the Company’s employees based in the United States are eligible to participate in the TEGNA 401(k) Savings Plan (“401(k) Plan”), which permits eligible participants to make pre-tax contributions and provides for matching and other employer contributions. Since 2018, the matching contribution rate for the 401(k) plan has been 100% of the employee’s elective deferrals up to the first 4% of the employee’s compensation. For purposes of the 401(k) Plan and subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Company

2024 PROXY STATEMENT I 39

Executive Compensation: How the Committee Determines NEO Compensation

contributions under the 401(k) Plan are immediately vested when they are made; therefore, as of the date of this Proxy Statement, Company contributions are 100% vested for each of the NEOs.

TEGNA Deferred Compensation Plan (DCP)

Each NEO who participates in the DCP, the Company’s nonqualified deferred compensation plan, may elect to defer all or a portion of his or her compensation under the DCP, provided that the minimum deferral must be $5,000 for each form of compensation (base salary and bonus) for the year of deferral. The amounts deferred by each NEO are vested and will be deemed invested in the fund or funds designated by such NEO from among a number of funds offered under the DCP.

The DCP provides for Company contributions on behalf of certain employees hired prior to January 1, 2017 whose benefits under the 401(k) Plan are capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, Company contributions to the DCP are calculated by applying the same formula that applies to an employee’s matching contributions under the 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. NEOs eligible to receive this benefit are not required to make elective contributions to the DCP to receive an employer contribution under the DCP. The same vesting rules that apply under the 401(k) Plan apply to contributions under the DCP, except that amounts under the DCP become vested upon a change in control. Each NEO who is eligible to participate in this benefit has been credited with Company contributions to the DCP and was immediately vested in his or her Company contribution when it was made.

Amounts that a participant elects to defer into the DCP are generally paid at the time and in the form elected by the participant, provided that if the participant terminates employment before attaining age 55 and completing five years of service, benefits are paid in a lump sum amount upon such termination (although for pre-2005 deferrals the Committee may pay such deferrals in five annual installments). The DCP permits participants to receive in-service withdrawals of participant contributions for unforeseeable emergencies and certain other circumstances. Prior to when the deferrals are made, a participant may make a special election as to the time and form of payment for benefits that become payable due to the participant’s death or disability if payments have not already commenced, and deferrals will be paid in accordance with such elections under those circumstances. Company contributions to the DCP are generally paid in the form of a lump sum amount when a participant separates from service. The payment of post-2004 Company and participant DCP contributions is accelerated in the event that the Company undergoes a change in control.

TEGNA 2015 Change in Control Severance Plan

The TEGNA 2015 Change in Control Severance Plan (CIC Severance Plan) provides severance pay for certain key executives upon a change in control of the Company in order to assure the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. Mr. Lougee and Ms. Fisher participate in the CIC Severance Plan. Ms. Harker and Ms. Beall participate in the TEGNA Transitional Compensation Plan (TCP) (discussed below) rather than the CIC Severance Plan. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.

With those goals in mind, the CIC Severance Plan provides that a participant would be entitled to compensation if the participant is terminated prior to and in connection with a change in control or, if within two years from the date of the change in control, the participant’s employment is terminated by the Company other than for “cause,” or by the participant for “good reason”.

The CIC Severance Plan is subject to the Company's Executive Officer Cash Severance Policy ("Cash Severance Policy"), which the Company adopted in October 2023. Under the Cash Severance Policy, the Company will seek shareholder approval over any new employment agreement, severance agreement or separation agreement with an NEO that provides for cash severance benefits payable to such NEO under the CIC Severance Plan in excess of 2.99 times the NEO's base salary plus target bonus, calculated as described above.

Following is a summary of several key terms of the CIC Severance Plan, as modified by the Cash Severance Policy:

•
“change in control” means the first to occur of: (1) the acquisition of 20% or more of the Company’s outstanding shares of common stock or the combined voting power of the Company’s outstanding voting securities; (2) the Company’s incumbent directors ceasing to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of a sale of the Company in a merger or similar transaction, or a sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s shareholders of the Company’s complete liquidation or dissolution.
•
“cause” means (1) the participant’s material misappropriation of Company funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied within 30 days following notice from the Company; or (3) the participant’s conviction, including a plea of guilty or of nolo contendere, of a securities law violation or a felony.
•
“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of the participant’s duties, authorities or

40 I 2024 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

responsibilities; (2) a reduction in the participant’s base salary or target bonus opportunity; (3) a failure to provide the participant with an annual long-term incentive opportunity whose grant date value is equivalent to or greater in value than participant’s regular annual long-term incentive opportunity in effect on the date of the change in control; (4) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control, or the Company’s requiring the participant to be based anywhere other than the Company’s offices, except for required travel on the Company’s business to an extent substantially consistent with the participant’s business travel obligations prior to the change in control; (5) the failure by the Company to pay any compensation or benefits due to the participant; (6) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan; or (7) any purported termination of the participant’s employment that is not effected pursuant to the CIC Severance Plan.
•
“multiplier” means 2.99 for the Company’s CEO as of the date of the change in control (subject to the terms of the Cash Severance Policy for any future CEO); 2.0 for a participant who on the date of the change in control is a member of the Company’s executive leadership team and reports directly to the Company’s CEO; and 1.0 for other participants. Mr. Lougee’s multiplier is 2.99 and Ms. Fisher's multiplier is 2.0.

A NEO entitled to compensation under the CIC Severance Plan would receive:

•
Payments. Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to a “multiplier” that is designated for the participant times the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items), and (2) the greater of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs; and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.
•
COBRA Benefit. A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the date of termination.
•
Excise Taxes. In the event benefits otherwise would be subject to Section 4999 of the Code, they will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put the applicable participant in a better after-tax position.

Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.

TEGNA Transitional Compensation Plan (TCP)

The TCP is a legacy plan that provides severance pay for some of our NEOs and other key executives upon a change in control of the Company. Ms. Harker and Ms. Beall participate in the TCP. Ms. Harker first participated in the TCP after April 15, 2010. Mr. Lougee and Ms. Fisher participate in the CIC Severance Plan rather than the TCP.

On December 8, 2015, the Company, consistent with its practice of updating its plans and programs from time to time in light of evolving market trends, froze participation in the TCP and, effective December 15, 2016, additional service credit accruals for existing participants.

The TCP assures the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. As a result, we believe the TCP helps promote the retention and continuity of certain key executives for at least one year after a change in control. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.

With those goals in mind, the TCP provides that participants would be entitled to compensation following a change in control if (1) within two years from the date of the change in control the participant’s employment is terminated by the Company other than for “cause,” or by the employee for “good reason”, or (2) in the case of executives participating in the TCP before April 15, 2010 (but not those who first participate in the TCP on or after that date), within a 30-day window period beginning on the first anniversary of the change in control, the executive terminates his or her employment voluntarily.

Following is a summary of several key terms of the TCP:

•
“change in control” means the first to occur of: (1) the acquisition of 20% or more of our then-outstanding shares of common stock or the combined voting power of our then-outstanding voting securities; (2) our incumbent directors cease to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then

2024 PROXY STATEMENT I 41

Executive Compensation: How the Committee Determines NEO Compensation

comprising the incumbent Board; (3) consummation of our sale in a merger or similar transaction or sale or other disposition of all or substantially all of our assets; or (4) approval by our shareholders of the Company’s complete liquidation or dissolution.
•
“cause” means (1) any material misappropriation of Company funds or property; (2) the executive’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; or (3) conviction of a felony involving moral turpitude.
•
“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of an executive’s duties or responsibilities; (2) a reduction in, or failure to pay timely, the executive’s compensation and/or other benefits or perquisites; (3) the relocation of the executive’s office outside the Washington, D.C. metropolitan area or away from the Company’s headquarters; (4) the failure of the Company or any successor to assume and agree to perform the TCP; or (5) any purported termination of the executive’s employment other than in accordance with the TCP. Any good faith determination of “good reason” made by the executive shall be conclusive.
•
“severance period” means a number of whole months equal to the participant’s months of continuous service with the Company or its affiliates divided by 3.33; provided, however, that in no event shall the participant’s severance period be less than 24 months or more than 36 months, regardless of the participant’s actual length of service. As of December 31, 2023, the severance periods for Ms. Harker and Ms. Beall are 24 and 36 months, respectively.

An NEO entitled to compensation under the TCP would receive:

•
Pension. In addition to their vested TRP and SERP benefits, upon their termination of employment, TCP participants are entitled to a lump sum payment equal to the difference between (1) the amount that would have been paid under the TRP and SERP had the executive remained in the employ of the Company for the severance period and received the same level of base salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, whichever is higher, and (2) the amount payable under the TRP and SERP as of the later of the date of the change in control or the termination date, whichever is higher. Ms. Beall’s SERP benefit was subject to a service and pay freeze as of December 15, 2017. Ms. Beall is 100% vested in her SERP benefit. The TCP would provide Ms. Beall with an increase in her pension benefit through the end of her severance period. Ms. Harker does not participate in the TRP or the SERP.
•
Payments. Upon a TCP participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (i) any unpaid base salary through the date of termination at the higher of the base salary in effect immediately prior to change in control or on the termination date; and (ii) an amount equal to the highest annual bonus paid in the three preceding years which is prorated to reflect the portion of the fiscal year in which the participant was employed prior to termination. Additionally, TCP participants are paid a lump sum cash severance payment equal to the participant’s severance period divided by twelve multiplied by the sum of (1) the executive’s highest base salary during the 12-month period prior to the termination date or, if higher, during the 12-month period prior to the change in control (plus certain other compensation items paid to the participant during the 12-month period prior to the date of termination), and (2) the greater of (a) the highest annual bonus earned by the executive in the three fiscal years immediately prior to the year of the change in control or (b) the highest annual bonus earned by the executive with respect to any fiscal year during the period between the change in control and the date of termination.
•
Excise Taxes. Executives participating in the TCP before April 15, 2010 (but not those who first participated in the TCP on or after that date) would be entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Company determined that excise tax reimbursement payments were appropriate for certain TCP participants. Executives, such as Ms. Harker, who first participated in the TCP on or after April 15, 2010, will not receive a Section 4999 excise tax reimbursement. The change of control benefits for executives who are not entitled to receive a Section 4999 excise tax reimbursement payment will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put them in a better after-tax position.
•
Medical and Life Insurance. For purposes of determining a TCP participant’s eligibility for retiree life insurance and medical benefits, the participant is considered to have attained the age and service credit that the participant would have attained had the participant remained employed until the end of the severance period. Additionally, each TCP participant receives life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the participant not been terminated.

TEGNA Executive Severance Plan (TESP)

Each of the NEOs participates in the TEGNA Inc. Executive Severance Plan (TESP). The TESP provides severance payments to each of the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment. Like the CIC Severance Plan, the TESP is subject to the Cash Severance Policy. Under the TESP, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple; and (b) the sum of the participant’s (1) annual base salary and (2) average annual bonus earned for the three fiscal years immediately preceding the termination. The severance multiple is 2.0 for a participant who is the Company’s Chief Executive Officer, 1.5 for a participant who is a member of the Company’s executive leadership team who reports directly to the Company’s Chief Executive Officer, and 1.0 for all other participating executives. In addition, participating executives would receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination. The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting

42 I 2024 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

the participant’s competition, solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information. The separation agreement also contains a release of claims by the Company and its affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant. The severance multiples for Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Fisher are 2.0, 1.5, 1.5 and 1.5, respectively.

In May 2017, in order to secure the retention of Ms. Harker following the Cars.com Spin-off, the Company entered into a letter agreement with Ms. Harker pursuant to which she was entitled to participate in the TESP or a plan that provides substantially similar benefits through February 28, 2018. Under the terms of the letter agreement, following that date, Ms. Harker was permitted to terminate her employment with the Company voluntarily and receive the benefits contemplated by the TESP or such other severance plan, subject to her compliance with certain notice requirements and the terms of such plan (including the execution of a release of claims) and provided that circumstances have not arisen entitling the Company to terminate her employment for cause. In August 2023, the Company entered into a Transition Agreement with Ms. Harker under which the Company and Ms. Harker agreed that Ms. Harker would resign from her position as Executive Vice President and Chief Financial Officer of the Company as of December 31, 2023 and would remain as an employee from January 1, 2024 through March 31, 2024 (the "Transition Period"), during which time she would provide consulting services to the Company to assist the Company's successor CFO. Following the Transition Period, Ms. Harker will retire from the Company. Under the terms of the Transition Agreement, Ms. Harker's retirement at the end of the Transition Period will be treated as a "qualifying termination" under the TESP, and Ms. Harker therefore waived her right to exercise her termination rights under the 2017 letter agreement during the Transition Period.

Additional information regarding severance benefits for the Company’s NEOs is set forth in the section of this Proxy Statement entitled “Other Potential Post-Employment Payments.”

Other Compensation Policies

Recoupment Policies

The Company has adopted a recoupment or “clawback” policy that applies to cash-based and equity-based incentive compensation awards granted to the Company’s employees, including the NEOs. Under the policy, to the extent permitted by applicable law and subject to the approval of the Committee, the Company may seek to recoup any incentive based compensation awarded to any employee subject to the policy, if (1) the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, (2) the fraud or intentional misconduct of an employee subject to the policy contributed to the noncompliance that resulted in the obligation to restate, and (3) a lower award of incentive-based compensation would have been made to the covered employee had it been based upon the restated financial results. In December 2018, the Company amended its recoupment policy to also permit the Committee to recoup up to three years of an employee’s incentive compensation if that employee’s gross negligence or intentional misconduct caused the Company material harm (financial, competitive, reputational or otherwise), even if the Company is not required to prepare an accounting restatement. The policy is in addition to any other remedies the Company may have, including those available under Section 304 of the Sarbanes-Oxley Act of 2002, as amended.

In addition, in 2023 the Company adopted an executive officer clawback policy that is compliant with New York Stock Exchange and Securities and Exchange Commission rules. The policy provides for the mandatory recoupment of erroneously-award incentive-based compensation from the applicable executives if the Company makes an accounting restatement that results from material noncompliance with financial reporting requirements under federal securities laws.

Hedging, Short-Selling and Pledging Policy

The Company has adopted a policy that prohibits the Company’s employees and directors from purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of the Company’s equity securities they hold, purchasing the Company’s shares on margin and selling any securities of the Company “short.” The policy also prohibits the Company’s directors and executive officers from borrowing against any account in which the Company’s equity securities are held or pledging the Company’s equity securities as collateral for a loan. These prohibitions apply whether or not such equity securities were acquired through the Company’s equity compensation programs.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures included in this Proxy Statement. Based on such review and discussion, on February 21, 2024 the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Form 10-K for its 2023 fiscal year, and the Board has approved that recommendation.

Leadership Development and Compensation Committee

Scott K. McCune, Chair

Gina L. Bianchini

Stuart J. Epstein

Neal B. Shapiro

Melinda C. Witmer

2024 PROXY STATEMENT I 43

Executive Compensation: Summary Compensation Table

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
David T. Lougee	2023	975,000	1,316,250	8,475,002	50,421	148,960	10,965,633
(President and CEO)	2022	975,000	1,267,500	4,875,013	0	154,088	7,271,600
	2021	975,000	1,450,000	4,387,505	5,465	140,507	6,958,477
Victoria D. Harker	2023	730,000	650,000	1,824,997	0	75,034	3,280,031
(Executive Vice President and CFO)	2022	722,500	730,000	1,825,000	0	80,773	3,358,273
(through Dec. 31, 2023)	2021	700,000	880,000	1,399,988	0	72,614	3,052,602
Lynn Beall	2023	650,000	600,000	2,200,004	286,079	121,396	3,857,479
(Executive Vice President and	2022	642,500	650,000	1,299,997	0	129,128	2,721,625
COO—Media Operations)	2021	620,000	775,000	1,147,010	0	115,580	2,657,590
Akin S. Harrison	2023	250,000	0	1,000,007	0	14,834	1,264,841
(Former Senior Vice President	2022	487,500	425,000	1,000,008	0	38,020	1,950,528
and General Counsel)	2021	450,000	430,000	832,512	2,175	31,999	1,746,686
Lauren S. Fisher	2023	45,192	200,000	900,003	0	1,808	1,147,003
(Senior Vice President and
Chief Legal Officer)

(1)
Amounts in this column reflect the base salary earned during 2023. The amounts for Mr. Harrison and Ms. Fisher reflect that they each were only employed by the Company for a portion of the year in 2023.
(2)
Amounts in this column represent the aggregate grant date fair value of Performance Share and RSU awards computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”) based on the assumptions set forth in note 9 to the Company’s 2023 audited financial statements. The amounts reported in this column are not paid to or realized by the NEO. There can be no assurance that the ASC 718 amounts shown in this column will ever be realized by an executive officer. The value of grants of Performance Shares included above have been calculated assuming the target level of performance is met, which we consider to be the most probable outcome. If grants of Performance Shares were calculated assuming the maximum level of performance was met, the amounts shown in this column for Mr. Lougee would be: 2023: $11,887,498; 2022: $8,287,514; 2021: $7,458,753; for Ms. Harker: 2023: $2,828,753; 2022: $2,828,740; 2021: $2,169,982; for Ms. Beall: 2023: $2,914,997; 2022: $2,014,994; 2021: $1,777,867. For Mr. Lougee and Ms. Beall, the 2023 stock awards also include one-time special retention RSU awards in the amounts of $3,600,000 and $899,996 respectively
(3)
Amounts in this column represent the aggregate increase, if any, of the accumulated benefit liability relating to the NEO under the TRP and the SERP in the applicable fiscal year. Amounts are calculated by comparing values as of the pension plan measurement date used for the Company’s financial statements for the applicable fiscal years. The Company uses the same assumptions it uses for financial reporting under generally accepted accounting principles with the exception of retirement age, pre-retirement mortality and probability of terminating employment prior to retirement. The assumed retirement age for the above values is the earliest age at which an executive could retire without any benefit reduction due to age. The above values are calculated assuming each NEO survives to the assumed retirement age. The amounts reported in this column shown for Mr. Lougee include the accumulated benefit liability related to his legacy Belo Corp. pension benefit. The amounts reported in this column shown for Ms. Harker and Ms. Fisher reflect the fact that they do not participate in the TRP or the SERP.
(4)
Amounts for 2023 reported in this column include (i) life insurance premiums paid by the Company for Ms. Beall in the amount of $14,936 (for an explanation of the Company’s life insurance programs, see footnote 3 to the “Potential Payments to NEOs Upon Termination” table beginning on page 56 of this Proxy Statement); (ii) matching contributions of $13,200 to each of the respective 401(k) accounts of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison, and $1,446 to Ms. Fisher; (iii) Company contributions into the DCP accounts of Mr. Lougee, Ms. Harker, and Ms. Beall in the amounts of $76,500, $42,500, and $38,800, respectively (for an explanation of these payments, see the discussion of the TEGNA Deferred Compensation Plan beginning on page 40 of this Proxy Statement); (iv) premiums in the amount of $23,136 paid by the Company for supplemental medical coverage for Mr. Lougee and Ms. Beall; (v) for Ms. Beall, an automobile allowance (beginning in 2012, the Company no longer provides an automobile (or automobile allowance) to new senior executives; Mr. Lougee, Ms. Harker, Mr. Harrison and Ms. Fisher did not receive this benefit in 2023), (vi) legal and financial services for Mr. Lougee and Ms. Beall; (vii) TEGNA Foundation grants to eligible charities recommended by Mr. Lougee and Ms. Harker of up to $15,000 annually (beginning in 2013, the Company no longer provides this benefit to new senior executives, including Ms. Beall, Mr. Harrison and Ms. Fisher); and (viii) premiums paid by the Company for travel accident insurance for Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison in the amounts of $1,634, $1,634, $1,634 and $1,634, respectively.

44 I 2024 PROXY STATEMENT

Executive Compensation: Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards in 2023. See the table entitled “Outstanding Equity Awards at Fiscal Year End” for the number of plan-based awards outstanding on December 31, 2023.

			Estimated Future Payouts Under Equity Incentive Plan Awards(4)(6)			All Other Stock Awards: Number of Shares of Stock or Unit (#)(5)(6)	Grant Date Fair Value of Stock and Options Awards ($)(7)
Name	Grant Date	Committee Meeting Date	Threshold (#)	Target (#)	Maximum (#)
Mr. Lougee	3/1/2023 (1)	2/21/2023	135,831	208,971	417,942		3,412,496
	3/1/2023 (1)	2/21/2023				88,583	1,462,505
	8/7/2023 (2)	8/4/2023				218,845	3,600,000
Ms. Harker	3/1/2023 (1)	2/21/2023	39,954	61,467	122,934		1,003,756
	3/1/2023 (1)	2/21/2023				49,742	821,240
Ms. Beall	3/1/2023 (1)	2/21/2023	28,460	43,784	87,568		714,993
	3/1/2023 (1)	2/21/2023				35,434	585,015
	8/7/2023 (2)	8/4/2023				54,711	899,996
Mr. Harrison (8)	3/1/2023 (1)	2/21/2023	21,892	33,680	67,360		549,994
	3/1/2023 (1)	2/21/2023				27,257	450,013
Ms. Fisher	12/1/2023 (3)	11/20/2023				61,771	900,003

(1)
See the “Compensation Discussion and Analysis” section for a discussion of the timing of various pay decisions.
(2)
See "Special Retention Grants to Senior Leaders" on Page 37 for a further discussion of these awards.
(3)
See "Compensation for Senior Vice President and Chief Legal Officer" on Page 38 for a further discussion of this award.
(4)
These share numbers represent the threshold, target and maximum payouts which may be earned under the 2023 Performance Share awards. The threshold payout is 65% of the target Performance Share award, and the maximum payout is 200% of the target Performance Share award.
(5)
The RSU grants reported in this column generally vest in four equal annual installments and, subject to certain exceptions, the corresponding vested shares of the Company’s common stock generally will be delivered to the NEO in four equal annual installments beginning on February 29, 2024. The special retention RSU grants made to Mr. Lougee and Ms. Beall on August 7, 2023 will vest in two equal annual installments beginning August 6, 2024.
(6)
Mr. Lougee’s 2023 RSU and Performance Share award agreements include certain noncompete and nonsolicitation covenants. With certain exceptions, (i) the noncompete covenant generally prohibits Mr. Lougee from participating in certain competing local broadcast businesses or media organizations that derive at least 75% of their revenues from local broadcasting through the first anniversary date of his termination of employment, and (ii) the nonsolicitation covenant generally prohibits Mr. Lougee from inducing employees to leave the Company or inducing current or prospective customers from ceasing to do business with the Company through the first anniversary date of his termination of employment.
(7)
The full grant date fair value of the awards was computed in accordance with ASC 718, based on the assumptions set forth in note 9 to the Company’s 2023 audited financial statements. There can be no assurance that the ASC 718 amounts shown in the table will ever be realized by an executive officer. Amounts shown for grants of Performance Shares have been calculated assuming the target level of performance is met.
(8)
Mr. Harrison forfeited all unvested awards, including the 2023 Performance Shares and 2023 RSUs, upon his departure from the Company on June 30, 2023.

2024 PROXY STATEMENT I 45

Executive Compensation: Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

			Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)
Mr. Lougee	24,161	(2)	369,663
	37,543	(3)	574,408
	49,881	(4)	763,179
	88,583	(5)	1,355,320
	218,845	(6)	3,348,329
	160,892	(7)	2,461,643
	116,723	(8)	1,785,860
				208,971	3,197,256
Ms. Harker	11,564	(2)	176,929
	17,969	(3)	274,926
	28,011	(4)	428,568
	49,742	(5)	571,409
	40,337	(7)	617,160
	34,332	(8)	525,286
				61,467	940,445
Ms. Beall	9,474	(2)	144,952
	14,722	(3)	225,247
	19,953	(4)	305,281
	35,434	(5)	542,140
	54,711	(6)	837,078
	33,048	(7)	505,640
	24,456	(8)	374,179
				43,784	669,895
Ms. Fisher	61,771	(5)	945,096

(1)
The value of these RSUs and Performance Shares is based on the product of the number of the applicable RSUs or Performance Shares shown multiplied by $15.30, the closing price of a share of Company stock on December 29, 2023. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.
(2)
These RSUs vested on February 29, 2024.
(3)
Fifty percent of these RSUs vested on February 29, 2024 and the remaining fifty percent of these RSUs are scheduled to vest on February 28, 2025.
(4)
One third of these RSUs vested on February 29, 2024 and the remainder of these RSUs are scheduled to vest in two equal annual installments on February 28, 2025 and February 28, 2026.
(5)
Twenty-five percent of these RSUs vested on February 29, 2024 and the remainder of these RSUs are scheduled to vest in three equal annual installments on February 28, 2025, February 28, 2026 and February 28, 2027.
(6)
Fifty percent of these RSUs are scheduled to vest on August 6, 2024 and the remaining fifty percent of these RSUs are scheduled to vest on August 6, 2025.
(7)
These share numbers represent the 2021 Performance Shares earned for the 2021-2022 performance cycle, which were earned at 91.1% of target. These 2021 Performance Shares were paid out on February 29, 2024 at the end of the service-based vesting period.
(8)
These share numbers represent the 2022 Performance Shares earned for the 2022-2023 performance cycle, which were earned at 74.6% of target as described on page 40 of this Proxy Statement. The payout of the earned 2022 Performance Shares remains subject to a service-based vesting period ending February 28, 2025.
(9)
These share numbers represent the target Performance Share awards under the Performance Share program for the 2023-2024 performance cycle. If the performance conditions are met during the two-year performance cycle ending December 31, 2024, these Performance Shares are eligible to vest on February 28, 2026.
(10)
Ms. Harker's outstanding equity awards will be prorated pursuant to the terms of the TESP following her retirement from the Company on March 31, 2024. For further discussion of the treatment of Ms. Harker's outstanding awards upon her retirement, see "Separation Payments to Ms. Harker" on Page 54 of this Proxy Statement.

46 I 2024 PROXY STATEMENT

Executive Compensation: 2023 Stock Vested

2023 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David T. Lougee	408,628	7,110,127
Victoria D. Harker	124,165	2,160,471
Lynn Beall	98,369	1,711,621
Akin Harrison	67,691	1,177,823

(1)
These share amounts include (a) 25% of the Company’s RSU awards granted respectively, on March 1, 2019, March 1, 2020, March 1, 2021 and March 1, 2022, which vested on February 28, 2023 (which RSUs were paid to the NEOs by the Company shortly after the vesting date); and (b) the Company’s 2020 Performance Share awards granted on March 1, 2020, which vested on February 28, 2023 and were paid on February 28, 2023 at 143.1% of target.
(2)
For each of the NEOs, these amounts equal the sum of (a) the product of the aggregate number of Company RSU shares granted on March 1, 2019, March 1, 2020, March 1, 2021 and March 1, 2022 which vested on February 28, 2023, multiplied by $17.40 (the closing price of a share of Company stock on February 28, 2023, the vesting date), and (b) the product of the aggregate number of Company 2020 Performance Shares granted on March 1, 2020 multiplied by 143.1% and $17.40 (the closing price of a share of Company stock on February 28, 2023, the vesting date).

Pension Benefits

The table below shows the actuarial present value as of December 31, 2023 of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each, under each of the TEGNA Retirement Plan (TRP) and the TEGNA Supplemental Retirement Plan (SERP), in each case determined using assumptions consistent with those used in the Company’s financial statements, except with respect to pre-retirement mortality, probability of turnover prior to retirement and retirement age. The table below reflects an immediate retirement for all NEOs who participate with respect to the TRP and the SERP. The amounts reported in the table reflect payment at the earliest point in time at which benefits are available without any reduction for age. Information regarding the TRP and SERP can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under the headings “TEGNA Retirement Plan (TRP)” and “TEGNA Supplemental Retirement Plan.” Ms. Harker and Ms. Fisher do not participate in the TRP or the SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Lougee (1)	TRP	20.12	601,399	0
	SERP	6.58	66,901	0
Ms. Beall (2)	TRP	20.17	372,123	0
	SERP	29.58	3,577,795	0
Mr. Harrison (3)	TRP	5.33	32,383	0

(1)
The TRP amount shown for Mr. Lougee includes the accumulated benefit related to his legacy Belo Corp. pension benefit. The number of years of credited service shown for Mr. Lougee include 13.5 years of service under the Belo Corp. Pension Plan, which was acquired by the Company. The Company has not granted Mr. Lougee any additional credited service under the pension plans. The present values of Mr. Lougee’s accumulated TRP and legacy Belo Corp. pension benefits are $121,042 and $480,357, respectively.
(2)
Ms. Beall has fewer years of credited service under the TRP than under the SERP. As discussed in the description of the SERP beginning on page 42 of this Proxy Statement, participants in the SERP whose SERP benefits were not calculated under the pre-1998 formula ceased accruing credit for additional years of service after the GRP was frozen on August 1, 2008. Until December 31, 2017, at which time SERP participants whose SERP benefits were calculated under the pre-1998 formula ceased accruing credit for additional years of service or compensation, Ms. Beall continued to accrue benefits under the SERP at a reduced rate (as described in the discussion of the SERP found in the “Compensation Discussion and Analysis” section of this Proxy Statement) based on actual years of service. The Company does not generally provide additional pension service credit to any executive for years not actually worked.
(3)
Mr. Harrison's TRP benefit was fixed as of the date of his separation of the Company, and will be paid to him based on his election in accordance with the terms of the Plan. Mr. Harrison was not vested in his SERP benefit at the time of his departure from the Company and therefore forfeited that benefit.

2024 PROXY STATEMENT I 47

Executive Compensation: Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation

The TEGNA Deferred Compensation Plan, or DCP, is a non-qualified plan that allows Company executives to defer all or a portion of their compensation. Participant contributions that are not treated as if invested in the Company’s stock are generally distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. For employees who joined the Company prior to January 1, 2017, the DCP also provides for Company contributions for certain participants. Ms. Fisher is not eligible to participate in this benefit based on her hire date. Additional information regarding the DCP can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under the heading “Post-Termination Pay.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)		Aggregate Balance at Last FYE ($)
Mr. Lougee	0	76,500	(85,030)	0		1,393,175
Ms. Harker	0	45,200	(134,854)	0		594,194
Ms. Beall	0	38,800	62,637	0		222,707
Mr. Harrison	0	0	(19,166)	220,397	(2)	0

(1)
For 2023, the Company credited contributions to the DCP on behalf of each NEO in an amount equal to 4% of their respective cash compensation that exceeds the Internal Revenue Code limits on the amount of compensation that can be taken into account when calculating benefits under a qualified plan. These Company contributions are initially treated as invested in Company stock (although participants can reallocate the contributions to other designated investment options) and are distributed in cash. The amounts shown in this column reflect the Company contributions made in February 2024 for services provided by each of the NEOs in 2023, all of which contributions were included in the amounts reported in the “All Other Compensation” column of the “Summary Compensation Table” found on page 44 of this Proxy Statement.
(2)
As prescribed by the DCP, the amount reflected in this column was distributed to Mr. Harrison following his departure on June 30, 2023.

48 I 2024 PROXY STATEMENT

Executive Compensation: Other Potential Post Employment Payments

Other Potential Post-Employment Payments

The Company’s employee benefit programs provide the NEOs with post-termination benefits in a variety of circumstances. The amount of compensation payable may vary depending on the nature of the termination, whether as a result of retirement/voluntary termination, involuntary not-for-cause termination, termination following a change in control or termination in the event of the disability or death of the executive. The following table describes payments the NEOs generally may receive under the Company’s employee benefits programs following termination in connection with certain events. Benefits provided to an NEO pursuant to a particular agreement or other arrangement between the Company and the NEO are not described in the table below. Any such benefits are described in the footnotes to the “Potential Payments to NEOs Upon Termination” table beginning on page 52 of this Proxy Statement.

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Pension	Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.

Vested portion of:

(1) TRP benefit payable to an eligible spouse at the date of NEO’s death.

(2) SERP benefit payable to an eligible spouse at the later to occur of (a) the date of death or (b) the date the NEO would have attained age 55.

Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.

In addition to their vested TRP and SERP benefits, NEOs who participate in the SERP and TRP are entitled to receive a lump sum payment in an amount determined based upon the SERP and TRP payment the NEO would have received if the NEO had remained employed by the Company during the applicable severance period.

Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.
Restricted Stock Units[1]

Vested RSUs are payable at the date of termination and if termination occurs after age 65 (or after attaining 55 with 5 years or more of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.

		The NEO’s estate is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	RSUs only provide for accelerated vesting if the awards are not continued or assumed upon a change in control or there is a qualifying termination within 2 years of the change in control.

Vested RSUs are payable at the date of termination, and if termination occurs after age 65 (or after attaining 55 with 5 or more years of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.

2024 PROXY STATEMENT I 49

Executive Compensation: Other Potential Post Employment Plans

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Performance Shares

Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 years or more of service), in which case the NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.

The NEO’s estate is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.

The NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.

Performance Shares only provide for accelerated vesting if the awards are not continued or assumed upon the change in control or there is a qualifying termination within 2 years of the change in control.

Performance Share award payouts made as a result of change in control occurring prior to the expiration of the two-year performance cycle will be made at target; if the change in control occurs after the performance cycle is completed, payouts will be determined based on the Company’s achievement of the applicable performance metrics during the performance cycle.

Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 or more years of service), in which case the NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.

Life and Disability Insurance Benefits	None.

NEOs are generally entitled to receive death benefits under individual policies maintained by the Company and owned by the NEO or pursuant to the Company’s group life insurance program applicable to all employees.

			NEOs are generally entitled to receive disability benefits under the Company’s disability plans applicable to all employees, but only if their condition qualifies them for such benefits.	None.	None.

50 I 2024 PROXY STATEMENT

Executive Compensation: Other Potential Post Employment Payments

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Excise Taxes	None.	None.	None.

Mr. Lougee, Ms. Harker and Ms. Fisher. Change in control benefits would be reduced to the extent the executive is better off on an after-tax basis.

Ms. Beall. Payment of an amount sufficient to make each NEO who participated in the TCP prior to April 15, 2010 whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code.

None.
Severance Pay	None.	None.	None.	Lump sum payment calculated in accordance with the TCP or the CIC Severance Plan, as applicable.	Lump sum payment calculated in accordance with the TESP for the NEOs who participate in the plan.

1 The RSUs included in the 2023 one-time special retention grants to Mr. Lougee and Ms. Beall ("Retention RSUs") receive different treatment for certain termination events than RSUs granted under the Company's annual long-term incentive program, as follows: (i) the NEOs are not entitled to proration treatment for the Retention RSUs upon retirement or voluntary termination, and (ii) in the event the NEO is involuntarily terminated without cause, all outstanding unvested Retention RSUs will vest in full upon termination. The termination treatment for the Retention RSUs upon the NEO's death, disability or in the event of a Change in Control are the same as listed in the table.

The table below discloses the varying amounts payable to each NEO in each of the noted situations. It assumes, in each case, that the executive’s termination was effective as of December 31, 2023. In presenting this disclosure, we describe amounts earned through December 31, 2023, taking into account, where applicable, bonuses paid in 2024 but earned as a result of 2023 performance and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates of the amounts which would have been paid out to the executives upon their termination had it occurred on December 31, 2023. In addition, receipt of severance benefits under the TESP generally would be conditioned on the executive signing a separation agreement that includes a release of claims in favor of the Company and its respective affiliates, and agreement to adhere to customary post-employment restrictive covenants. The amounts shown in the Change in Control column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2023, in excess of the compensation and benefit entitlements that are payable to an NEO upon Retirement/Voluntary Termination. Based on the circumstances described above, Mr. Harrison was not entitled to any termination payments upon his voluntary separation from the Company on June 30, 2023, and because he is no longer employed by the Company he is not shown in the table below.

2024 PROXY STATEMENT I 51

Executive Compensation: Other Potential Post Employment Plans

Potential Payments to NEOs Upon Termination

	Retirement/ Voluntary Termination (2) ($)	Death ($)		Disability ($)		Change in Control (6)(7)(8) ($)	Involuntary Termination without Cause ($)
David T. Lougee
Pension	668,300	419,078		668,300		0	668,300
Restricted Stock Units	1,041,746	1,599,799		1,599,799		5,369,153	4,390,075
Performance Shares (1)	4,304,395	4,304,395		4,304,395		3,748,424	4,304,395
Life and Disability Insurance Benefits	0	0	(3)	2,736,603	(5)	0	0
Severance Pay	0	0		0		6,935,554	4,639,167	(9)
Cash Retention Payment (10)	0	0		2,400,000		2,400,000	2,400,000
Excise Tax Reimbursement	0	0		0		0	0
Total:	6,014,441	6,323,272		11,709,097		18,453,131	16,401,937
Lynn Beall
Pension	4,003,836	4,003,836		4,003,836		142,166	4,003,836
Restricted Stock Units	412,396	551,917		551,917		1,642,302	1,249,475
Performance Shares (1)	892,281	892,281		892,281		784,829	892,281
Life and Disability Insurance Benefits	0	0	(3)	1,259,111	(5)	0	0
Severance Pay	0	0		0		4,275,000	2,043,750	(9)
Cash Retention Payment (10)	0	0		600,000		600,000	600,000
Excise Tax Reimbursement	0	0		0		0	0
Total:	5,308,513	5,448,034		7,307,145		7,444,297	8,789,342
Lauren S. Fisher
Pension (4)	0	0		0		0	0
Restricted Stock Units	0	196,896		196,896		945,096	0
Performance Shares	0	0		0		0	0
Life and Disability Insurance Benefits	0	822,500	(3)	2,441,270	(5)	0	0
Severance Pay	0	0		0		940,000	705,000	(9)
Cash Retention Payment	0	0		0		0	0
Excise Tax Reimbursement	0	0		0		0	0
Total:	0	1,019,396		2,638,166		1,885,096	705,000

(1)
The amounts shown in these rows represent the aggregate value of Performance Shares for the 2021-2024, 2022-2025 and 2023-2026 Incentive Periods, in each case at an assumed value per underlying share of common stock of $15.30, the closing price of a share of Company stock on December 29, 2023, which:
(a)
in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, are prorated for Mr. Lougee and Ms. Beall based upon the number of full months the NEO has worked during the applicable Incentive Period, assuming payout to each NEO:
(i)
in respect of the 2021 Performance Shares, is based on actual performance levels for each performance metric during the two-year performance cycle, resulting in 91.1% of the target amounts for the grants made in connection with the Company’s 2021-2024 Incentive Period,
(ii)
in respect of the 2022 Performance Shares, is based on actual performance levels for each performance metric, resulting in 74.6% of the target amounts for the grants made in connection with the Company’s 2022-2025 Incentive Period; and
(iii)
in respect of the 2023 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2023-2026 Incentive Period.
(c)
in the case of a change in control of the Company, assuming payout to each NEO in respect of:
(i)
the 2021 Performance Shares, is based on the Company’s actual performance with respect to each performance metric during the two-year performance cycle, resulting in 91.1% of the target amounts for the grants made in connection with the Company’s 2021-2024 Incentive Period, and
(ii)
both the 2022 Performance Shares and the 2023 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2022-2025 Incentive Period and the Company’s 2023-2026 Incentive Period, respectively.

Notwithstanding the assumptions set forth above, in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, Performance Shares will be paid out on the normal payout cycle (following the end of the applicable Incentive Period) based on the Company’s performance as measured under the applicable Performance Share award.

52 I 2024 PROXY STATEMENT

Executive Compensation: Other Potential Post Employment Payments

(2)
In addition to the amounts reported in this column, Mr. Lougee and Ms. Beall will receive the following post-retirement benefits and perquisites if he or she terminates employment (given that they are both currently retirement eligible): (i) legal and financial counseling services on the same basis as available to an active executive at the time his or her employment terminates, until April 15 of the year of retirement or the year following retirement; (ii) supplemental medical insurance coverage for the executive and his or her family; and (iii) generally continue to be permitted to recommend TEGNA Foundation grants to eligible charities up to $15,000 annually for a period of three years after retirement (Mr. Lougee only). If the executive is asked to represent the Company at a function or event, he or she is provided travel accident insurance. During the first year, we estimate the expected incremental cost to the Company for these post-retirement benefits would be approximately $59,260 for Mr. Lougee and $44,260 for Ms. Beall. During the second and third years following retirement, we estimate the expected incremental cost to the Company would be approximately $39,770 for Mr. Lougee and $24,770 for Ms. Beall. Thereafter, we estimate the expected incremental cost to the Company would be $23,136 for each of Mr. Lougee and Ms. Beall for these post-retirement benefits and perquisites. The Company reserves the right, in its sole discretion, to amend or terminate the post-retirement perquisites from time to time.
(3)
In connection with the Company’s life insurance programs:
•
NEOs may participate in the Company’s executive life insurance program. Mr. Lougee participates in the Key Executive Life Insurance Program (KELIP) and Ms. Beall participate in the Executive Life Insurance Program (ELIP). Ms. Fisher was hired in November 2023 and is not currently participating in the ELIP.

Under the KELIP, the face amount of the policy is determined once, at the beginning of the executive’s participation in the program and is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus (in each case, at the time of underwriting) increased four percent annually for the lesser of ten years or until the executive reaches age 65, and (ii) $200,000. The participant’s future pay increases have no impact on the face amount of the policy and the coverage level is stepped down to $500,000 upon the earlier of the participant reaching age 65 or the participant’s retirement.

Under the ELIP, the face amount of the policy is determined at each policy anniversary. The executive’s death benefit under this frozen plan is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus, and (ii) $200,000. The participant’s future pay increases, subject to a 10% guarantee issue increase limit, have a direct impact on the face amount of the policy. Upon the participant reaching age 65, the coverage level is reduced by 10% each year until it reaches $350,000.

The Company pays premiums on the above-referenced individually-owned life insurance policies, which premium is expected to be approximately $14,935 for Ms. Beall in 2024. Subject to the terms of his or her participation agreement, the participant’s right to receive future annual premium payments may become vested. As of December 31, 2023, Mr. Lougee reached age 65 and was provided coverage options for his KELIP policy. He elected to have his coverage level reduced to the post-retirement amount of $500,000 effective January 1, 2024. Ms. Beall is not vested in this benefit.

•
Death benefits are payable under individual universal life insurance policies maintained by the Company and owned by Mr. Lougee and Ms. Beall, respectively. The obligation to pay death benefits to the beneficiary(ies) designated by Mr. Lougee and Ms. Beall, respectively, pursuant to these insurance policies is that of the insurance company; the Company only pays the insurance premiums on behalf of the NEOs. In 2023, the Company paid insurance premiums on behalf of Ms. Beall. The life insurance proceeds that would have been payable (by the insurance company) to the beneficiary(ies) designated by Mr. Lougee and Ms. Beall, respectively, if a triggering event had occurred as of December 31, 2023 are: Mr. Lougee: $3,062,792 and Ms. Beall: $2,880,000.
•
Ms. Fisher participate in the Company’s group life insurance program applicable to all employees, which provides for a benefit equal to the sum of base salary and last annual bonus, capped at $1,250,000. As a new hire in 2023, Ms. Fisher's 2023 benefit is calculated based on her 2023 annualized base salary plus her 2024 target bonus.
•
In addition to the reported amount, the Company would continue to provide supplemental medical insurance coverage for their eligible dependents in the event of the deaths of Mr. Lougee or Ms. Beall, for the duration of the life of the eligible dependents or, for a child, until the child reaches age 26. We estimate annual incremental costs to the Company for this benefit of approximately $23,136 for each of Mr. Lougee and Ms. Beall. Ms. Fisher is not eligible to receive this benefit.
(4)
The amounts shown for Ms. Fisher reflect the fact that she does not participate in the TRP or the SERP.
(5)
In connection with the Company’s disability benefits programs:
•
Each NEO is entitled to a monthly disability benefit. The amounts set forth above represent the present value of the disability benefit applying the following assumptions: (i) the NEO incurred a qualifying disability on December 31, 2023, and the NEO remains eligible to receive disability benefits for the maximum period provided under the plan; (ii) the disability benefits are reduced by certain offsets provided for under the plan (e.g., a portion of the NEO’s SERP benefits, if any); and (iii) IRS-prescribed mortality and interest rate assumptions are used to calculate the present value of such benefits.
•
In the event that any of the NEOs become disabled he or she would be entitled to receive disability benefits under the Company’s disability plans, including: during the first six months of disability, disability benefits are paid at 100% of the executive’s pre-disability compensation for all or part of the six month period, depending on the length of the executive’s service, and if not paid at 100% for the entire six month period, disability benefits are paid at 60% of the executive’s pre-disability compensation for the balance of the six month period. After six months, disability benefits are paid at 60% or 50% of the executive’s pre-disability compensation, depending on whether the executive elects to pay for additional coverage. Certain executives are eligible to enroll in executive long-term disability coverage on an employee pay-all basis. This executive disability benefit provides additional disability income protection on earnings above the non-executive plan limit. To be eligible, the executive must have enrolled in the non-executive long-term disability coverage and elected the supplemental buy-up option which provides 60% income protection on annual earnings up to $500,000, defined as base salary, annual bonus and commissions. The executive disability coverage provides similar benefits on the earnings above the $500,000 limit. Mr. Lougee and Ms. Beall have each elected to participate in the executive long-term disability plan and the amounts set forth in this column reflect the additional coverage. Disability benefits are subject to certain conditions, limitations and offsets, and generally continue for the duration of the disability, but not beyond age 65. For those who become disabled near or after age 65, benefits may continue for a specified time beyond age 65 under the terms of the plan.
(6)
The amounts set forth in this column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2023. These amounts would be in excess of the compensation and benefit entitlements described in this Proxy Statement that are payable to an NEO upon Retirement/Voluntary Termination absent a change in control.
(7)
In addition to the amounts reported in this column, under the TCP Ms. Beall would receive life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the executive not been terminated. Mr. Lougee and Ms. Fisher, as participants in the CIC Severance Plan, would also receive a lump sum COBRA benefit. We estimate incremental costs to the Company for these benefits as follows: Mr. Lougee: $36,101, Ms. Beall: $60,264, and Mr. Fisher: $0 (waived medical coverage).

2024 PROXY STATEMENT I 53

Executive Compensation: Other Potential Post Employment Plans

(8)
In addition to the benefits afforded under the TCP and the CIC Severance Plan, participating NEOs also would receive other benefits under the SERP and the DCP upon a change in control that qualifies as a change in control under Code Section 409A, including:
•
SERP. All SERP benefits become immediately vested and benefits accrued up to the date of the change in control are paid out in the form of a lump sum distribution shortly after the change in control.
•
DCP. All post-2004 DCP benefits accrued up to the date of the change in control are paid in the form of a lump sum distribution shortly after the change in control.

(9) These amounts represent payments NEOs may be entitled to receive under the TESP, which provides severance payments to the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment.

(10) To the extent not previously paid, the cash retention payments are payable if the Company terminates the applicable NEO's employment without Cause (as defined in the cash retention award agreement), employment is terminated by reason of permanent disability or the NEO terminates employment for Good Reason (as such term is defined in the cash retention award agreement).

Separation Payments to Ms. Harker

Under the terms of Ms. Harker's August 2, 2023 Transition Agreement with the Company, Ms. Harker resigned from her position as the Company's CFO as of December 31, 2023 and agreed to provide consulting services to the Company through March 31, 2024 (the “Transition Period”) to support and assist the successor CFO. Ms. Harker will be eligible to receive the post-employment payments described below following her March 31, 2024 retirement. Ms. Harker's payments will be delayed for six months from the date of her separation from the Company if and to the extent necessary to comply with applicable U.S. federal income tax rules under Section 409A of the Internal Revenue Code.

•
Retention Bonus. If Ms. Harker continues employment with the Company through the end of the Transition Period and satisfactorily provides the consulting services described above, the Company will pay her a lump sum cash retention payment in the amount of $1,000,000 (the “Retention Bonus”) within 15 days following such date. Ms. Harker will receive a prorated Retention Bonus if her employment is terminated due to death or disability prior to March 31, 2024, and the full Retention Bonus if she is terminated without cause prior to March 31, 2014. No Retention Bonus shall be paid in the event of any other termination of employment for any other reason prior to March 31, 2024 or if Ms. Harker fails to satisfactorily provide the services outlined in her Transition Agreement.
•
Severance Payment. If Ms. Harker remains employed through the end of the Transition Period, the Company will waive the 120-day notice requirement in her retention agreement with the Company dated as of May 4, 2017 (“2017 Retention Agreement”), and her retirement as of March 31, 2024 will be treated as a “qualifying termination” under the TESP as outlined in the 2017 Retention Agreement. In such an event, Ms. Harker will be entitled to receive a severance payment under the TESP equal to $2,225,000.
•
Restricted Stock Units. A prorated portion (based on the number of full months worked during the term of the applicable grant) of all Company restricted stock units granted to Ms. Harker's as of the date of her termination, and subsequently be settled in shares of COmpany stock. Based on an assumed value per underlying share of common stock of $15.30 (the closing price of a share of Company stock on December 29, 2023, the last business day of 2023 and coinciding with Ms. Harker's last day as an executive officer of the Company at the end of 2023), the aggregate value of the Company restricted stock units that will vest as of March 31, 2024, the expected date of Ms. Harker’s retirement from the Company, is $686,725.
•
Performance Shares. A prorated portion (based on the number of full months Ms. Harker worked during the term of the applicable grant) of all Company Performance Shares granted to Ms. Harker will vest as of the date of her termination, and subsequently be settled in shares of Company stock. Ms. Harker will receive the value the 2022-2023 Performance Shares no later than March 2025 and she will receive the value of the 2023-2024 Performance Shares no later than March 2026. The value of the 2023-2024 Performance Shares will be determined based on the Company's actual performance for each performance metric. Based on the actual 74.6% performance level for the 2022-2023 Performance Shares and assuming performance at target levels (i.e., 100%) for the 2023-2024 Performance Shares, at an assumed value per underlying share of common stock of $15.30 (the closing price of a share of Company stock on December 29, 2023, the last business day of 2023 and coinciding with Ms. Harker's last day as an executive officer of the Company at the end of 2023), as of March 31, 2024, the expected date of Ms. Harker’s retirement from the Company, the aggregate value of Ms. Harker's 2022-2023 and 2023-2024 Performance Shares is $1,321,538.
•
2024 Annual Bonus. Pursuant to the terms of her Transition Agreement, Ms. Harker is not entitled to receive a prorated 2024 annual bonus for the portion of 2024 that elapsed prior to the date of her separation.

54 I 2024 PROXY STATEMENT

Executive Compensation: CEO Pay Ratio

37

CEO Pay Ratio

We are providing the following information to comply with Item 402(u) of Regulation S-K:

The 2023 total compensation of our CEO was $10,965,633.

During 2023, there were no changes to our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio calculations and disclosure. Accordingly, consistent with SEC regulations, we have calculated and presented the CEO pay ratio for 2023, below, on the basis of the same median employee identified as of December 31, 2021. As previously reported in our 2022 and 2023 proxy statements, to determine the median employee, we first identified five possible median employees as of December 31, 2021 using our workforce of approximately 6,200 full, part-time and temporary employees as of December 31, 2021 and analyzing compensation paid in the form of base salary, bonus, commissions and sales incentives for the prior 12-month period. We then calculated 2023 total compensation for the five possible median employees based on the proxy rules for determining the annual compensation of NEOs and selected the median employee based on such calculations. The 2023 total compensation of the median employee so selected, including base salary, bonus, and 401(k) matching contributions, was $66,676.

The resulting ratio of our CEO’s 2023 total compensation to the 2023 total compensation of the median employee was 165 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

2024 PROXY STATEMENT I 55

Executive Compensation: Pay Versus Performance

Pay Versus Performance

The following table sets forth additional compensation information for our principal executive officer (“PEO”) and non-PEO NEOs, including the compensation actually paid (“CAP”) to our PEO and Average CAP to our non-PEO NEOs, as determined in accordance with SEC rules; total shareholder return (“TSR”); net income (loss); and Adjusted EBITDA for the years ended December 31, 2023, 2022, 2021, and 2020:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	TSR(3)	Peer Group TSR(3)	Net Income (in thousands)	Adjusted EBITDA (in thousands)(4)
2023	$10,965,633	$5,523,466	$2,387,339	$836,443	$98.22	$91.00	$476,724	$742,340
2022	$7,271,600	$9,933,343	$2,676,808	$3,360,805	$134.49	$105.70	$630,469	$1,131,903
2021	$6,958,477	$12,922,984	$2,485,626	$3,938,236	$115.72	$115.29	$476,955	$948,110
2020	$6,713,385	$6,052,469	$2,506,481	$2,081,797	$85.36	$94.71	$482,778	$1,024,293

(1)
Mr. Lougee was the PEO for all of the years ended December 31, 2023, 2022, 2021, and 2020. Ms. Harker and Ms. Beall, were the Non-PEO NEOs for the years ended December 31, 2023, 2022, 2021 and 2020. Mr. Harrison was a Non-PEO NEO for the years ended December 31, 2022, 2021, and 2020. He resigned from TEGNA in 2023. Ms. Fisher was hired by TEGNA in 2023 and was a Non-PEO NEO for the year ended December 31, 2023.
(2)
The following table sets forth the amounts that are deducted from, and added to, the Summary Compensation Table total compensation to calculate the Compensation Actually Paid (CAP), as determined in accordance with SEC rules, to the PEO and average CAP, as determined in accordance with SEC rules, to the Non-PEO NEOs for the years ended December 31, 2023, 2022, 2021, and 2020:

	PEO				Average for Non-PEO- NEOs
	2023	2022	2021	2020	2023	2022	2021	2020
Summary Compensation Table total	$10,965,633	$7,271,600	$6,958,477	$6,713,385	$2,387,339	$2,676,808	$2,485,626	$2,506,481
Stock awards: (a)
Less: Stock awards (as reported on the Summary Compensation Table)	$(8,475,002)	$(4,875,013)	$(4,387,505)	$(4,387,505)	$(1,481,253)	$(1,375,002)	$(1,126,503)	$(1,111,498)
Plus:
The fair value at the end of the year for all awards granted during the year that were outstanding and unvested at the end of the year	$7,575,956	$4,574,871	$4,495,908	$4,356,277	$1,121,723	$1,290,493	$1,154,794	$1,103,722
The change in fair value at the end of the year compared to the prior year for all awards granted in the prior year that were outstanding and unvested at the end of the year	$(2,960,427)	$1,525,353	$4,716,432	$(422,478)	$(427,491)	$369,748	$1,102,364	$(143,482)
The change in the fair value at the vesting date compared to the prior year for all awards granted in the prior year that vested in the current year	$(1,532,272)	$1,436,532	$1,145,137	$(136,216)	$(269,995)	$398,757	$322,680	$(50,389)
Less:
The fair value at the end of the prior year for awards granted in prior years that forfeited during the current year	-	-	-	-	$(422,359)	-	-	-
The amounts reported as the change in pension benefits, which is the aggregate change in actuarial present value for all defined benefit and actuarial pension plans.	$(50,421)	-	$(5,465)	$(70,994)	$(71,520)	-	$(725)	$(223,037)
Compensation actually paid	$5,523,466	$9,933,343	$12,922,984	$6,052,469	$836,443	$3,360,805	$3,938,236	$2,081,797

(a)
Includes Performance Share and RSU awards.
(3)
TSR assumes that an investment of $100 was made in our Common Stock and in each Peer Group company on December 31, 2019 and that all dividends were reinvested, and is measured by dividing total dividends (assuming dividend reinvestment) plus share price change between the beginning and end of the measurement period by the share price at the beginning of the measurement period. Our peer group includes E.W. Scripps Company, Gray Television, Inc., Nexstar Media Group, Inc., and Sinclair Broadcast Group, Inc. (collectively, the “Peer Group”).

(4)
Adjusted EBITDA is a non-GAAP financial performance measure that we believe offers a useful view of the overall operation of our business. We define Adjusted EBITDA as net income attributable to TEGNA before (1) net (loss) income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) equity loss in unconsolidated investments, net, (6) other non-operating items, net, (7) the Merger termination fee, (8) M&A-related costs, (9) advisory fees related to activism defense, (10) asset impairment and other, (11) employee retention costs, (12) depreciation and (13) amortization of intangible assets.

56 I 2024 PROXY STATEMENT

Executive Compensation: Pay Versus Performance

(5)
Relationship between executive compensation and financial performance. The following charts reflect the relationship between the CAP to our PEO and average CAP to our non-PEO NEOs to our TSR (as well as a comparison of our TSR to our Peer Group TSR), our net income (loss), and our Adjusted EBITDA for each of the years ended December 31, 2023, 2022, 2021, and 2020:

CAP vs. Total Shareholder Return
Compensation Actually Paid ($ in millions)
Total Shareholder Return (Indexed $100)
$14M
$12M
$10M
$8M
$6M
$4M
$2M
$0M
$160
$140
$120
$100
$80
$60
$40
$20
$0
$134.49
$115.72
$115.29
$105.70
$98.22
$94.71
$85.36
$91.00
$6.1M
$2.1M
$12.9M
$3.9M
$9.9M
$3.4M
$5.5M
$0.9M
2020
2021
2022
2023
PEO CAP
Non-PEO Average CAP
TSR
Peer Group TSR

CAP vs. Net Income
$14M
$12M
$10M
$8M
$6M
$4M
$2M
$0M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$482.8M
$477.0M
$630.5M
$476.7M
$6.1M
$2.1M
$12.9M
$3.9M
$9.9M
$3.4M
$5.5M
$0.9M
2020
2021
2022
2023
PEO CAP
Non-PEO Average CAP
Net Income

2024 PROXY STATEMENT I 57

Executive Compensation: Pay Versus Performance

CAP vs. Adjusted EBTIDA
$14M
$12M
$10M
$8M
$6M
$4M
$2M
$0M
$1,200M
$1,150M
$1,100M
$1,050M
$1,000M
$950M
$900M
$850M
$800M
$750M
$700M
$1,024.3M
$948.1M
$1,131.9M
$742.3M
$6.1M
$2.1M
$12.9M
$3.9M
$9.9M
$3.4M
$5.5M
$0.9M
2020
2021
2022
2023
PEO CAP
Non-PEO Average CAP
Adjusted EBTIDA

(6)
The following table provides a list of the most important financial performance measures used by the Company to link CAP to Company performance for the most recently completed fiscal year.

Adjusted EBITDA
Free cash flow
Revenue

58 I 2024 PROXY STATEMENT

Proposal 3—Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

(Proposal 3 on the proxy card)

As required by Section 14A of the Exchange Act, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers (NEOs) as described in the “Compensation Discussion and Analysis” and the related executive compensation tables, notes and narrative included on pages 24-58 of this Proxy Statement.

As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Leadership Development and Compensation Committee oversees the Company’s executive compensation programs and supports compensation policies that place a heavy emphasis on pay for performance. The Leadership Development and Compensation Committee also recognizes the importance of competitive compensation programs that are essential to recruiting and retaining the key executive talent needed to drive shareholder value. Our shareholders have the opportunity each year to provide their perspective on the compensation of our NEOs through the annual advisory vote on executive compensation.

We believe our executive compensation plans, principles and programs, as currently structured and as implemented, strongly align the interests of our NEOs with those of our shareholders and permit the Company to attract, retain and motivate talented executives. We urge you to read the “Compensation Discussion and Analysis” beginning on page 24 of this Proxy Statement, which describes in more detail the principles that guide the Committee’s compensation decisions and the components of our executive compensation plans and programs, as well as the Summary Compensation and other related executive compensation tables and narrative, beginning on page 44 of this Proxy Statement, which provide detailed information on the compensation of our NEOs.

The Board of Directors unanimously recommends that the shareholders vote “FOR” adoption of the following resolution:

“RESOLVED, that the shareholders of TEGNA Inc. approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related discussion.”

While the advisory vote we are asking you to cast is non-binding, the Company’s Leadership Development and Compensation Committee and the Board value the views of our shareholders and will take the outcome into account when considering future compensation decisions affecting our NEOs.

2024 PROXY STATEMENT I 59

Proposal 4—Company Proposal Regarding the Shareholder Right to Call a Special Shareholder Meeting

(Proposal 4 on the proxy card)

Background of the Proposal: Collecting Shareholder Input

At our 2022 Annual Meeting, our shareholders approved a shareholder proposal for the creation of a shareholder right to call a special shareholder meeting. The 2022 Annual Meeting took place during the pendency of the Standard General transaction, during which the Company did not conduct its usual robust shareholder engagement. Therefore, the Company did not have the opportunity to discuss with its shareholders their perspectives on the special meeting right prior to the vote.

Our Board views shareholder feedback as a critical input to its regular, comprehensive review of the Company’s governance practices, and has a track record of responding to shareholders’ feedback based on input gathered during direct engagement conversations. Accordingly, as outlined in our 2023 proxy statement, given the limitations on our ability to engage with shareholders leading up to to our 2023 Annual Meeting, the Board committed to having meaningful engagement with our shareholders prior to our 2024 Annual Meeting to collect direct feedback regarding their viewpoints on the special meeting right. In the lead up to and following our 2023 Annual Meeting, we reinitiated our shareholder engagement program and sought shareholder input on the special meeting right in those discussions. Building on our track record of incorporating shareholder feedback, the Board was committed to responding to both the vote and the specific input gathered during shareholder engagement.

We contacted 15 of our largest shareholders in the lead up to and following the 2023 Annual Meeting, which, at the time of our outreach, collectively held approximately 56% of our common stock. The Board Chair, on behalf of the Board, and members of the Company’s senior management team, including, among others, our CEO and CFO, spoke with nine of such shareholders, including seven of our top ten largest shareholders that, at the time of those meetings, collectively held approximately 43% of our common stock.

During our engagement meetings, the shareholders we consulted generally expressed their support for the creation of an appropriately tailored and structured shareholder right to call a special meeting. Specifically, all but one of the investors we engaged, collectively holding, at the time of such meetings, approximately forty-two percent (42%) of our common stock, indicated they believed a twenty-five percent (25%) threshold with a one-year holding period requirement was appropriate for TEGNA. One investor indicated that while it would prefer a ten percent (10%) threshold, it was most focused on the Board establishing a special meeting right.

Given this feedback and in light of management and the Board’s comprehensive review of current corporate governance practices, our Board determined a shareholder special meeting right with a twenty-five percent (25%) threshold and one-year holding period requirement with other customary safeguards, as further outlined below, is appropriate for our company.

Management Proposal

After careful consideration of the shareholder feedback described above, the implications of special meetings, TEGNA’s specific history, and the other avenues through which TEGNA provides shareholders an opportunity to share perspectives and feedback with the Company and Board, the Board has approved, and recommends that shareholders approve, amendments to our Certificate of Incorporation to permit shareholders holding at least twenty-five percent (25%) of our common stock continuously for at least one year to call a special meeting of shareholders.

Special meetings require the expenditure of considerable time, effort and resources, and diversion of Board and management time away from overseeing and running our business. Accordingly, special meetings called by shareholders should be limited to circumstances where shareholders holding a meaningful position in the Company’s common stock believe a matter is sufficiently urgent or extraordinary to justify considering such matters between annual meetings. The Board considered this, TEGNA’s experience with the distraction a proxy contest has the potential to create, and TEGNA’s history of singular investors holding more than ten percent (10%) of our common stock in evaluating the appropriate threshold for TEGNA.

We believe that a 25% threshold strikes the right balance of offering shareholders an opportunity to call special meetings in select situations and avoiding the risk of imprudent use of Company resources to address issues that can be handled at an annual meeting. Indeed, as of December 31, 2023, among the 362 S&P 500 companies that permit shareholders to call a special meeting, approximately 47 percent have set their special meeting right threshold at twenty-five percent (25%) or higher.

60 I 2024 PROXY STATEMENT

Proposal 4: Company Proposal regarding the Shareholder Right to Call a Special Shareholder Meeting

The proposed Fifth Restated Certificate of Incorporation of the Company is attached as Appendix A to this Proxy Statement. The amendments contemplated by this Proposal 4 are set forth in Article FIFTH, Section 5 and Article SEVENTH of Appendix A. If our shareholders approve this Proposal, we will promptly file an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, upon which the amendment to our Certificate of Incorporation will become effective.

If shareholders approve this Proposal 4 and Proposal 5 described in this Proxy Statement, we intend to file a single Fifth Restated Certificate of Incorporation that addresses the amendments contemplated by both Proposals.

Contingent upon the effectiveness of this proposed amendment to our Certificate of Incorporation, the Board will effect certain corresponding changes to our By-laws to provide appropriate procedures for the calling of special shareholder meetings. Such amendments to the By-laws will ensure, among other things, that meaningful disclosure is provided to the Company and our shareholders and that, in order to avoid redundancy, special meetings are not held in close proximity to our annual meeting and/or other shareholder meetings in which a similar item was considered. Shareholder feedback was taken into account in designing these elements. In particular, amendments to our By-laws would include:

•
Ownership threshold and “net long” elements: Requesting shareholders must hold the requisite ownership threshold of 25% in “net long” shares, defined in accordance with the definition of “ownership” set forth in our By-laws’ proxy access provision.
•
Holding period: Shareholders requesting a special meeting must have held the requisite percentage of shares continuously for one year. In addition, such requesting shareholders must maintain that position through the date of the special meeting.
•
Blackout periods: A request for special meeting may not be delivered (1) during the period commencing 90 days prior to the first anniversary of the immediately preceding annual meeting and ending on the date of the next annual meeting, (2) beginning on the 60th day after the earliest valid special meeting request relating to an identical or substantially similar item other than election or removal of directors (a “Similar Item”) and ending on the one-year anniversary of such earliest date, (3) within 90 days before a shareholder meeting at which a Similar Item will be submitted for shareholder approval, or (4) within 180 days after a shareholder meeting at which a Similar Item was presented.
•
Other invalidity: A request for special meeting will not be accepted and will be ineffective if it (1) does not comply with the relevant provisions of our By-laws and/or our Certificate of Incorporation, (2) relates to an item of business that is not a proper subject for shareholder action under applicable law, or (3) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
•
Information required: Requesting shareholders must provide, among other things, the same information required under our By-laws’ advance notice provisions.

Vote Required

The affirmative vote of the holders of at least a majority of the outstanding common stock of the Company is required for approval of the proposed amendments to the Certificate of Incorporation.

The Board of Directors unanimously recommends that shareholders vote “FOR” the Company proposal regarding the shareholder right to call a special shareholder meeting.

2024 PROXY STATEMENT I 61

Proposal 5—Company Proposal Regarding Officer Exculpation

(Proposal 5 on the proxy card)

Background

Effective August 1, 2022, the State of Delaware, which is our state of incorporation, enacted legislation that permits Delaware corporations to in limited circumstances, exculpate certain officers from certain liabilities incurred in the execution of their duties to the company, thereby expanding a protection that is already granted to directors. As this protection previously did not extend to officers, shareholder plaintiffs have employed a tactic of bringing certain claims against officers that would otherwise be exculpated if brought against directors to avoid dismissal of such claims. In light of this legislation, our Board has approved and recommends that our shareholders approve an amendment to our Certificate of Incorporation to add a provision exculpating certain of our officers from liability in specific, limited circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by shareholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between shareholders’ interest in accountability and their interest in our Company being able to attract and retain quality officers to work on its behalf.

Reasons for Approving the Amendment to our Certificate of Incorporation

The Governance, Public Policy and Corporate Responsibility Committee believes that there is a need for officers to remain free of the risk of financial ruin as a result of an unintentional misstep. In the absence of this exculpatory protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. This protection is becoming more commonplace, and failing to adopt the proposed amendment could potentially put the Company at a disadvantage in recruiting or retaining exceptional officer candidates. Further, the Committee noted that the proposed amendment would not negatively impact shareholder rights. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Committee believes would accrue to us and our shareholders in the form of an enhanced ability to attract and retain talented officers, the Committee recommended to our Board an amendment to our Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, and upon balancing the foregoing considerations with our corporate governance guidelines, our Board determined that it is in the best interests of the Company and our shareholders to amend our Certificate of Incorporation as described herein.

Vote Required

The affirmative vote of the holders of at least a majority of the outstanding common stock of the Company is required for approval of the proposed amendments to the Certificate of Incorporation. The amendments contemplated by this Proposal 5 are set forth in Article EIGHTH of Appendix B. If our shareholders approve this Proposal, we will promptly file a Fifth Restated Certificate of Incorporation with the Secretary of State of Delaware, upon which the amendment to our Certificate of Incorporation will become effective.

If shareholders approve this Proposal 5 and Proposal 4 described in this Proxy Statement, we intend to file a single Fifth Restated Certificate of Incorporation that addresses the amendments contemplated by both Proposals.

The Board of Directors unanimously recommends that shareholders vote “FOR” the Company proposal regarding officer exculpation.

62 I 2024 PROXY STATEMENT

Proposal 6—Shareholder Proposal regarding Shareholder Opportunity to Vote on Excessive Golden Parachutes

(Proposal 6 on the proxy card)

Mr. Kenneth Steiner, who holds at least 500 shares of the Company’s common stock, submitted the following proposal, supporting statement and graphic, for which we take no responsibility, and has given notice that he (or a representative) intends to present the proposal at the Annual Meeting. Mr. Steiner’s address is 14 Stoner Avenue, 2M, Great Neck, NY 11021-2100.

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers' new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to Named Executive Officers.

Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests.

This proposal is especially relevant because golden parachutes limits are not addressed in the TEGNA Principles of Corporate Governance.

This proposal is relevant even if there are current informal golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

The topic of th is proposal received between 51% and 65% support at:

FedEx

Spirit

AeroSystems

Alaska Air

Fiserv

This is a shareholder proposal to improve the corporate governance of TEGNA. TEGNA shareholders gave 56% support to the 2022 shareholder proposal to give 10% of TEGN A shares the right to call for a special shareholder meeting. It will be interesting to see the Board of Directors belated announcement in this annual meeting proxy of the adoption of the 2022 special meeting shareholder proposal.

Please vote yes:

Shareholder Opportunity to Vote on Excessive Golden Parachutes—Proposal 6

63 I 2023 PROXY STATEMENT

Proposal 6: Shareholder Proposal regarding Shareholder Opportunity to Vote on Excessive Golden Parachutes

The Board of Directors unanimously recommends that the shareholders of the Company vote

“AGAINST” the Shareholder proposal seeking to give shareholders the opportunity to vote on golden parachute payments to the Company’s named executive officers.

A similar proposal regarding ratification of executive termination pay was proposed by the same proponent in 2023 and was rejected by our shareholders, with approximately 63% of votes being cast against such proposal at our 2023 Annual Meeting.

After carefully considering our shareholder voting results at our 2023 Annual Meeting and the other considerations discussed below, the Board is unanimously recommending that shareholders vote AGAINST this proposal for the following reasons:

In direct response to shareholder feedback received prior to and following our 2023 Annual Meeting, we adopted the TEGNA Executive Officer Cash Severance Policy in October 2023, which limits cash severance payments for executives under new arrangements to 2.99 times base salary plus target bonus.

As further described in the “Shareholder Engagement” section of this Proxy Statement, our Board and management engaged in extensive outreach with our shareholders in 2023, actively reaching out to shareholders representing, in the aggregate, approximately 56% of our outstanding shares at the time of such outreach. Of those contacted, shareholders representing approximately 43% of our outstanding shares at the time of such outreach participated in meetings. During these discussions, our shareholders offered us valuable insights concerning a variety of topics, including executive severance arrangements.

In direct response to shareholder feedback, the Board’s Leadership Development and Compensation Committee (the “Committee”) adopted the TEGNA Executive Officer Cash Severance Policy (the “Cash Severance Policy”) in October 2023. The Cash Severance Policy provides that the Company will not enter into any new employment agreement, severance agreement or separation agreement with any executive officer of the Company or establish any new severance plan or policy covering any executive officer of the Company, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without seeking shareholder ratification of such agreement, plan, or policy.

Our Cash Severance Policy and other existing severance plans already provide reasonable and appropriate executive severance protections that are consistent with market practices that are supported by our shareholders.

Our shareholders have already expressed their views to the Board and management on our Named Executive Officers’ compensation arrangements (including severance arrangements). In addition to having already rejected the proponent’s 2023 similar proposal, our shareholders have had the opportunity each year to provide their perspective on our existing severance plans through the annual advisory vote on executive compensation (“Say on Pay”). At our 2023 Annual Meeting, our shareholders indicated significant support for our executive compensation programs and practices with almost 95% of the shareholder votes cast supporting our “Say on Pay” proposal.

The proposal also is unnecessary because our shareholders would have a further opportunity to express their views on any compensation to our Named Executive Officers in connection with any merger, acquisition, consolidation or proposed sale or other disposition of all or substantially all our assets.

By including long-term incentive awards in the calculation of the proposed limit on severance or termination benefits, the proposal is out of sync with market practices, inconsistent with our shareholder-approved equity plan and shareholder feedback, and could create increased risk for shareholders by creating a misalignment between our executives and our shareholders during a change-in-control transaction.

The proposal seeks to include “equity awards if vesting is accelerated” in the proposed limit on severance or termination payments. Such accelerated vesting is expressly contemplated under the Company’s 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”). Moreover, we engaged on this specific topic with our shareholders in 2023 and they expressed that the treatment of equity upon separation should not be taken into account when setting limits on executive severance arrangements. The proposal would set an arbitrary cap that would be inconsistent with both our 2020 Plan and the feedback we have received from shareholders.

As described in this Proxy Statement, we consider long-term equity awards an important element of our executive compensation program because they foster shareholder ownership and reward strong performance over multiple years, which in turn drives sustainable value creation for our shareholders. Long-term equity awards also help us to recruit and retain executive talent and are granted and accepted with the expectation that executives will be given a fair opportunity to realize the full value of these awards.

The 2020 Plan contemplates accelerated vesting of long-term equity awards upon a qualifying termination following a change in control (double-trigger equity vesting); this provision is used by a substantial majority of public companies. If the proposal is adopted, it would require the Company to call a special meeting of shareholders to obtain shareholder approval over such accelerated vesting, which was already approved by our shareholders when they approved the 2020 Plan. The Board believes that such a requirement would be expensive, impractical and unnecessary.

The proposal would impose significant limits on our use of severance protections to retain senior executives during a potential change in control and potentially impair our ability to deliver maximum shareholder value in such a transaction. The risk of job loss following a change in control, coupled with a limitation on the value that may be realized from previously granted equity awards, could present an

64 I 2024 PROXY STATEMENT

Proposal 6: Shareholder Proposal regarding Shareholder Opportunity to Vote on Excessive Golden Parachutes

unnecessary distraction for our senior executives and could lead them to seek the certainty of new employment while a transaction is being negotiated or is pending. This could result in a risk of the transaction not being completed or being finalized with less favorable terms for shareholders.

By effectively eliminating an important retention tool by requiring shareholder approval of termination payments, including the value of accelerated vesting of long-term equity awards, the proposal could result in a weakened alignment between the interests of our executives and those of our shareholders in a change in control transaction and create increased risk to our shareholders. It could also have an adverse impact on our ability to recruit and retain executive talent, as it would put us at a competitive disadvantage against other companies that do not face similar restrictions or uncertainty regarding their ability to offer termination protection.

The proposal would unduly restrict the Board’s ability to appropriately structure compensation programs.

Our executive compensation program is designed and continually refined by the Committee — which is composed entirely of independent directors and advised by an independent compensation consultant — to attract and retain executive talent in order to maximize long-term value creation for our shareholders. The proposal, if adopted, would limit the Committee’s discretion and therefore its flexibility to tailor our executive compensation programs to our needs at any given time.

In sum, our Board believes that the Committee has designed our current executive compensation policies and practices to be reasonable, consistent with market norms, and appropriate, while effectively aligning the interests of our executives with those of our shareholders. The Board remains committed to ensuring shareholder input is incorporated in decisions regarding executive compensation programs, as exhibited by the adoption of the Cash Severance Policy in October 2023. The proposal, if adopted, could prevent the Company from effectively recruiting, motivating and retaining critical talent, and restrict the Board’s ability to structure compensation programs appropriately, and therefore would not be in the best interests of our shareholders.

For these reasons, the Board recommends a vote AGAINST this proposal.

2024 PROXY STATEMENT I 65

Director Compensation

The compensation year for non-employee directors begins at each Annual Meeting of shareholders and ends at the following Annual Meeting of shareholders. The Leadership Development and Compensation Committee annually reviews the compensation program for non-employee directors with the assistance of Meridian, which provides a report evaluating the program relative to market practices. For each director compensation year, the Company currently pays its directors the following:

•
an annual retainer of $100,000;
•
an additional annual retainer fee of $20,000 to each of the chairs of the Governance, Public Policy and Corporate Responsibility Committee and the Leadership Development and Compensation Committee, an additional annual retainer fee of $30,000 to the chair of the Audit Committee, and an additional annual retainer fee of $150,000 to the independent Chair of the Board;
•
an annual equity grant in the form of restricted stock units with a grant date value equal to $150,000, which grant may be deferred under the Deferred Compensation Plan (DCP);
•
travel accident insurance of $1,000,000; and
•
a match from the TEGNA Foundation of charitable gifts made by directors up to a maximum of $10,000 each year.

All cash retainers are payable in cash quarterly and may be deferred under the DCP.

The annual equity grant is made to directors on the first day of the compensation year for directors. These awards of restricted stock units vest at a rate of 1/4th of the shares per quarter after the grant date (except that with respect to the 2023-2024 Board compensation year, the restricted stock units vest at a rate of 1/3 of the shares per calendar quarter after the grant date), receive dividends or, if deferred, dividend equivalent rights and, once fully vested, will be paid to the director on the first anniversary of the grant date (unless the director has elected to defer his or her restricted stock units under the DCP), subject to the Company’s stock ownership guidelines for directors described below.

Restricted stock units will fully vest if a non-employee director retires from the Board due to the age of service limitations set forth in the Company’s By-laws or if the director leaves the Board because of death or disability. Restricted stock units also automatically vest upon a change in control of the Company. When a non-employee director leaves the Board for any other reason, the director’s unvested restricted stock units are forfeited.

Directors may elect to defer their cash retainer and/or annual equity grant under the DCP, which for cash fee deferrals provides for the same investment choices, including mutual funds and a TEGNA stock fund, made available to other DCP participants. Annual equity grants deferred at the election of the director must be invested in the TEGNA stock fund of the DCP.

The Company’s stock ownership guidelines encourage directors to own, directly, beneficially, or through the DCP, a number of shares having an aggregate value of at least three times the value of the director’s cash retainer. Directors are expected to hold all shares received from the Company as compensation until they meet their stock ownership guideline. All of our non-employee directors have met their stock ownership guideline.

The following table shows the compensation paid to our independent directors for the fiscal year ended December 31, 2023. Mr. Lougee did not receive separate compensation for his service as a director and therefore is not included in the following tables.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gina L. Bianchini (4)	108,334	150,000	0	258,334
Howard D. Elias (4)	593,334	150,000	10,000	753,334
Stuart J. Epstein	118,334	150,000	10,000	278,334
Lidia Fonseca (5)	79,620	0	0	79,620
Karen H. Grimes	108,334	150,000	0	258,334
Scott K. McCune	130,000	150,000	10,000	290,000
Henry W. McGee (4)	130,000	150,000	10,000	290,000
Bruce P. Nolop (5)	103,506	0	0	103,506
Neal B. Shapiro (4)	108,334	150,000	10,000	268,334
Melinda C. Witmer (4)	123,334	150,000	10,000	273,334

(1)
Amounts shown in this column reflect the cash compensation earned by each director for 2023, in each case based upon the form in which the director elected to receive his or her retainer fees during the 2022-2023 and 2023-2024 director compensation periods. For Mr. Elias, this amount also includes a one-time special cash award Mr. Elias received in the amount of $345,000 as compensation for the extensive additional services he

2024 PROXY STATEMENT I 66

Director Compensation

provided to the Company since 2020 in connection with navigating the Company's contested director elections in 2020 and 2021 and negotiating and seeking regulatory approval over the merger agreement with Standard General L.P. in 2022 and 2023.
(2)
Amounts shown in this column reflect the long-term equity award(s) granted to each director in 2023. The amounts in this column represent the aggregate grant date fair value of RSU awards computed in accordance with ASC 718 based on the assumptions set forth in note 9 to the Company’s 2023 audited financial statements.
(3)
Represents charitable gifts matched by the TEGNA Foundation pursuant to the TEGNA Match program. The TEGNA Match program matches eligible gifts made by Company employees and directors up to an aggregate of $10,000 a year. Gifts must be made to eligible organizations, including tax exempt charitable organizations, tax exempt hospitals or medical centers, and tax-exempt colleges, universities, graduate or professional schools, engineering or technical institutions and public and private preschools, elementary and secondary schools in the U.S. and its territories.
(4)
For the 2022-2023 director compensation period, Ms. Witmer deferred all payments she received in the form of cash and restricted stock units and Ms. Bianchini, Mr. Elias, Mr. McGee and Mr. Shapiro each deferred all payments received in the form of restricted stock units. For the 2023-2024 director compensation period, Mr. McGee deferred all payments received in the form of restricted stock units.
(5)
Ms. Fonseca and Mr. Nolop did not stand for reelection to the Board of Directors at the 2023 Annual Meeting. Each of them therefore was paid a prorated amount of her or his annual compensation for the year through her or his last day of service as a director. The annual stock awards are made at the beginning of a Board compensation year, i.e., the stock award for the 2022-2023 Board year was made in 2022. Because neither Ms. Fonseca nor Mr. Nolop was a member of the Board for the 2023-2024 Board year, they did not receive a stock award in 2023.

2024 PROXY STATEMENT I 67

Outstanding Director Equity Awards at Fiscal Year-End

Name	Restricted Stock Awards (Vested/ Unvested) (#)
Gina L. Bianchini	17,904 / 6,172
Howard D. Elias	117,283 / 6,172
Stuart J. Epstein	3,086 / 6,172
Karen H. Grimes	3,086 / 6,172
Scott K. McCune	26,141 / 6,172
Henry W. McGee	68,408 / 6,172
Neal B. Shapiro	102,106 / 6,172
Melinda C. Witmer	27,123 / 6,172

68 I 2024 PROXY STATEMENT

Equity Compensation Plan Information

The table below sets forth the following information as of the end of the Company’s 2023 fiscal year for (i) compensation plans previously approved by the Company’s shareholders and (ii) compensation plans not previously approved by the Company’s shareholders: (1) the number of securities to be issued upon the exercise of outstanding stock options (SOs), warrants and rights; (2) the weighted-average exercise price of such outstanding SOs, warrants and rights; and (3) other than securities to be issued upon the exercise of such outstanding SOs, warrants and rights, the number of securities remaining available for future issuance under the plans.

PLAN CATEGORY	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (c)
Equity compensation plans approved by shareholders (1)	5,249,680		13,806,026
Equity compensation plans not approved by shareholders (2)	317,317		4,425,855
Total	5,566,997		18,231,881

(1)
The equity compensation plans approved by the Company’s shareholders are the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) and the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (amended and restated as of May 4, 2010), as amended (the “2010 Plan”). No further grants may be made under the 2010 Plan. The number in column (a) includes 3,261,988 shares subject to outstanding unvested restricted stock unit grants, vested restricted stock grants that have not been paid and vested restricted stock units grants that have not yet been paid, and 1,987,692 shares subject to outstanding unvested Performance Share awards. The number of shares subject to outstanding unvested Performance Share awards represents the 2021 Performance Share awards at 91.1% of target (which shares were paid out on February 29, 2024 at the end of the service-based vesting period), the 2022 Performance Share awards at 74.6% of target, and the maximum number of Performance Shares issued upon vesting of the 2023 Performance Share awards. The actual number of Performance Shares issued for the 2023 Performance Share awards could be zero to 200% of the target number of Performance Shares underlying the unvested awards. Assuming the target number of Performance Shares are issued in connection with the 2023 Performance Share awards, the number of shares subject to unvested Performance Share awards would be 1,393,154 and 14,400,564 shares would remain available for future issuance under the 2020 Plan.
(2)
The DCP is a non-qualified plan that provides benefits to directors and key executives of the Company. The DCP has not been approved by the Company’s shareholders. The DCP is a value-neutral plan, and there will be no additional premium or matching contribution with regards to the deferred compensation. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s stock are distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. However, deferrals by directors of restricted stock or restricted stock unit grants are required to be distributed in stock under the terms of the DCP. The number in column (a) represents the number of shares credited to participants’ accounts in the DCP. The DCP does not currently include any shares to be issued upon the exercise of outstanding stock options, warrants and rights as a result of deferrals of grants made under the 2020 Plan. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan.

2024 PROXY STATEMENT I 69

Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders

The information presented below regarding beneficial ownership of common stock has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days.

The following table presents, as of the Record Date, information based on the Company’s records and filings with the SEC regarding beneficial ownership of each person who is known to be the beneficial owner of more than five percent of the Company’s common stock, each current director and each nominee for election to the Board of Directors, the Company’s NEOs in 2023, and all directors and executive officers of the Company as a group. None of the shares owned by the Company’s directors or executive officers are pledged.

Name of Beneficial Owner (1)	Shares Owned (2)	Percent of Class
BlackRock, Inc. (3)	26,159,657	13.3%
The Vanguard Group, Inc. (4)	25,326,932	12.86%
Dimensional Fund Advisors LP (5)	10,294,663	5.2%
David T. Lougee (6)	886,392	*
Victoria D. Harker (6)	561,430	*
Lynn Beall (6)	284,450	*
Lauren S. Fisher (6)	16,240	*
Gina L. Bianchini	39,633	*
Howard D. Elias	14,498	*
Stuart J. Epstein	53,822	*
Karen H. Grimes	33,915	*
Scott K. McCune	96,474	*
Henry W. McGee	4,280	*
Neal B. Shapiro	38,395	*
Melinda C. Witmer	33,930	*
Current directors and executive officers as a group	1,550,603	*

*Less than one percent.

(1)
Except as otherwise noted below, the address of each person listed in the table is: c/o TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102. Mr. Harrison, who was an executive officer of the Company for part of 2023, is not listed in the table because he departed the Company on June 30, 2023.
(2)
The following shares of common stock are included in the table because they may be acquired pursuant to restricted stock units and/or restricted stock awards granted to directors which are payable to the director by the Company if the director leaves the Board prior to April 24, 2024: Ms. Bianchini-6,218; Mr. Elias-11,390; Mr. Epstein-6,218; Ms. Grimes-6,218; Mr. McCune-22,875; Mr. McGee-4,280; Mr. Shapiro-12,640; and Ms. Witmer-6,218.
(3)
Based upon information as of December 31, 2023, contained in a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc., reporting, in the aggregate, sole voting power over 25,499,577 shares and sole dispositive power over 26,159,657. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)
Based upon information as of December 29, 2023, contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, reporting, in the aggregate, shared voting power over 226,332 shares, sole dispositive power over 24,889,676 shares and shared dispositive power over 437,256 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)
Based upon information as of December 29, 2023, contained in a Schedule 13G filed with the SEC on February 9, 2024 by Dimension Fund Advisors LP, reporting, in the aggregate, sole voting power over 10,083,186 shares and sole dispositive power over 10,294,663 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(6)
The total shares of common stock reported in this table for Mr. Lougee, Ms. Harker, Ms. Beall and Ms. Fisher include Company restricted stock units that are expected to be paid to each NEO on March 1, 2023, without excluding shares that are expected to be withheld for tax purposes.

70 I 2024 PROXY STATEMENT

Investment in TEGNA Stock by Directors and Executive Officers

The following table presents, as of the Record Date, the total investment position in the Company’s stock of its directors, its NEOs in 2023, and all directors and executive officers of the Company as a group, based on the Company’s records and filings with the SEC.

Name of Officer or Director	Title	Share Investment
David T. Lougee	President and CEO, Director	930,263
Victoria D. Harker	Former Executive Vice President and CFO	592,815
Lynn Beall	Executive Vice President and COO—Media Operations	299,021
Lauren S. Fisher	Senior Vice President and Chief Legal Officer	16,240
Gina L. Bianchini	Director	54,560
Howard D. Elias	Director	124,361
Stuart J. Epstein	Director	53,822
Karen H. Grimes	Director	33,915
Scott K. McCune	Director	102,956
Henry W. McGee	Director	75,127
Neal B. Shapiro	Director	131,710
Melinda C. Witmer	Director	47,091
Current directors and executive officers as a group		1,869,067

This table reflects the same information as the table in the preceding section, but it also includes vested shares of the Company’s stock that each person holds through the Company’s Deferred Compensation Plan. As of the Record Date, fully vested shares of the Company’s stock in the following amounts were deemed to be credited to the accounts of the Company’s directors and executive officers named above under the Company’s Deferred Compensation Plan: Mr. Lougee-43,871; Ms. Harker-31,385; Ms. Beall-14,571; Ms. Bianchini-14,927; Mr. Elias-109,863; Mr. McCune-6,482; Mr., McGee-70,847; Mr. Shapiro-93,315; Ms. Witmer-13,161; and all directors and executive officers as a group-373,070. These shares are not deemed to be “beneficially owned” under SEC rules and are therefore not included in the table in the preceding section.

2024 PROXY STATEMENT I 71

Cost of Soliciting Proxies

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials. In addition, the Company has retained Innisfree M&A Incorporated, New York, New York (“Innisfree”), to aid in the solicitation of proxies at a fee of $20,000, plus out of pocket expenses. The Company has agreed to indemnify and hold harmless Innisfree and certain related persons against certain liabilities arising out of or in connection with the engagement.

72 I 2024 PROXY STATEMENT

Questions and Answers about the Proxy Materials and Annual Meeting

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2024 Annual Meeting of Shareholders to be held virtually on April 24, 2024 at 9:00 a.m. ET. This Proxy Statement furnishes you with the information you need to vote, whether or not you attend the Annual Meeting.

What items will be voted on at the annual meeting?

Shareholders will vote on the following items if each is properly presented at the Annual Meeting.

		TEGNA Board’s Recommendation	More Information (Page No.)

Proposal 1	Election of Directors	FOR ALL NOMINEES	1

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	23

Proposal 3	Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers	FOR	59

Proposal 4	Company Proposal Regarding the Shareholder Right to Call a Special Shareholder Meeting	FOR	60

Proposal 5	Company Proposal Regarding Officer Exculpation	FOR	62

Proposal 6	Shareholder proposal regarding opportunity to vote on excessive golden parachutes.	AGAINST	63

What must I do if I want to attend the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business February 26, 2024, which is the record date for the Annual Meeting (the “Record Date”), and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location.

Shareholders as of the Record Date who have a control number may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during and participate in the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered Shareholders, your control number can be found on your proxy card or notice, or in an email you previously received.

Shareholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during and participate in the Annual Meeting. To register, such shareholders must submit to Computershare proof of their proxy power (legal proxy) reflecting their Company share holdings along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 19, 2024. Shareholders as of the Record Date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

TEGNA Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Questions and Answers about the Proxy Materials and Annual Meeting

Who may vote at the Annual Meeting?

If you owned Company stock at the close of business on the Record Date, then you may attend and vote online during the virtual Annual Meeting. You will need to follow the instructions set forth above in order to register for the Annual Meeting.

If you hold shares through a bank, broker, or other intermediary, you must provide a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the Annual Meeting. Otherwise, as a beneficial shareholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted by such nominee on your behalf. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. In uncontested situations, under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters, but beneficial shareholders must provide voting instructions with respect to non-routine matters. Only Proposal 2, to consider and act upon a Company proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year, is considered a “routine” matter. Therefore, with respect to that proposal only, your broker would have the authority to vote without your instruction.

Participants in the TEGNA 401(k) Saving Plan may not vote their plan shares by ballot at the Annual Meeting. For additional information on voting of plan shares held in the TEGNA 401(k) Savings Plan, see the question entitled “How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?” on page 76 below.

At the close of business on the Record Date, we had approximately 176,106,473 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.

What constitutes a quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum to conduct business. Shares held by an intermediary, such as a banker or a broker, that are voted by the intermediary on any or all matters will be treated as shares present for purposes of determining the presence of a quorum. Abstentions and any broker non-votes (defined above) will be counted for the purpose of determining the existence of a quorum.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are permitted to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders’ meetings on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How can I get electronic access to the proxy materials?

This Proxy Statement and the Company’s 2023 Annual Report may be viewed online on the investor relations page of the Company’s website at www.tegna.com under the “Investors” menu. You can also elect to receive an email that will provide an electronic link to future Annual Reports and Proxy Statements rather than receiving paper copies of these documents. Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you. You can choose to receive future proxy materials electronically by visiting the investor relations page of the Company’s website at www.tegna.com under the “Investors” menu. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your choice to receive proxy materials electronically will remain in effect until you terminate it.

74 I 2024 PROXY STATEMENT

Questions and Answers about the Proxy Materials and Annual Meeting

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

•
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the proxy materials are being sent directly to you by the Company.
•
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your bank, broker or other intermediary. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Company shares, how do I vote?

If you are a shareholder of record, you may vote by proxy via the Internet or by telephone by following the instructions provided in the enclosed proxy card. You may also vote by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. However, we are encouraging shareholders to vote electronically—by telephone or by Internet—whenever possible.

Shareholders of record may also attend the virtual Annual Meeting via live webcast at www.meetnow.global/MGMRW2G and vote by ballot online.

Even if you currently plan to attend the Annual Meeting, we encourage you to vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting. Your vote by ballot at the Annual Meeting will revoke any proxies previously submitted.

If I am a beneficial owner of shares held in street name, how do I vote?

As described above, as a beneficial shareholder, you may vote by proxy by following the instructions provided to you by your bank, broker or other intermediary on the voting instruction form. You must provide your voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted. We are encouraging shareholders to vote electronically—by telephone or by Internet—whenever possible.

If you are a beneficial owner of shares held in street name and you wish to attend the Annual Meeting and vote by ballot, you will need to provide a legal proxy, in PDF or Image file format, from the organization that holds your shares giving you the right to vote your shares.

Will I be able to ask questions at the Annual Meeting?

Questions submitted during the Annual Meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be included in the rules of conduct that will be available on the virtual Annual Meeting website.

Can I change or revoke my vote?

Yes. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by mailing another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the virtual Annual Meeting and voting by ballot, or by notifying the Company before the Annual Meeting that you want to revoke your proxy. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote by ballot if you decide to attend the Annual Meeting.

What are the votes required to adopt the proposals?

Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast with respect to that director (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Board’s Governance, Public Policy and Corporate Responsibility Committee, which would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

2024 PROXY STATEMENT I 75

Questions and Answers about the Proxy Materials and Annual Meeting

Ratification of the selection of our independent registered public accounting firm, the non-binding advisory vote to adopt the resolution to approve the Company’s executive compensation program, and the shareholder proposal regarding the opportunity to vote on excessive golden parachutes each require the affirmative vote of the majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting. The Company proposal regarding the shareholder right to call a special shareholder meeting, and the Company proposal regarding officer exculpation each require the affirmative vote of the holders of at least a majority of the outstanding common stock of the Company. Abstentions, if any, will have no effect on the election of any director, but will have the same effect as votes “against” each of the other five proposals. A broker non-vote with respect to each of Proposals One, Three, and Six will not be counted as a vote cast and will have no effect on the outcome of the vote for such proposals. A broker non-vote with respect to Proposals Four and Five will have the effect of a vote “against” such proposals. We do not expect any broker non-votes for Proposal 2.

How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?

If you participate in the Company’s Dividend Reinvestment Plan, your shares of stock in that plan can be voted in the same manner as shares held of record. If you do not give instructions, your shares held in the Dividend Reinvestment Plan will not be voted. If you participate in the TEGNA 401(k) Savings Plan (the “401(k) Plan”), only the trustee for the 401(k) Plan may vote the shares on your behalf. Please direct the trustee(s) how to vote your shares by using the enclosed voting instruction form. The deadline for instructing the trustee(s) as to how to vote your shares is 11:59 pm Eastern Time on April 21, 2024. All shares in the 401(k) Plan for which no instructions are received will be voted in the same proportion as instructions provided to the trustee by other 401(k) Plan participants.

How do I submit a shareholder proposal or nominate a director for election at the 2025 Annual Meeting?

To be eligible for inclusion in the proxy materials for the Company’s 2025 Annual Meeting, a shareholder proposal must be submitted in writing to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary and must be received by November [•], 2024. If the Company changes the date of the 2025 Annual Meeting by more than 30 days from the one-year anniversary of the 2024 Annual Meeting, the deadline shall be a reasonable time before the Company begins to print and send its proxy materials.

A shareholder who wishes to present a proposal or nomination at the Company’s 2025 Annual Meeting, but who does not request that the Company solicit proxies for the proposal or nomination, must submit the proposal or nomination to the Company at the same address no earlier than December 25, 2024 and no later than January 14, 2025. If the Company changes the date of the 2025 Annual Meeting by more than 30 days before or 60 days after the one-year anniversary of the 2024 Annual Meeting, the notice of such proposal or nomination must be received no earlier than the close of business on the date that is 120 days, and not later than the close of business on the date that is 100 days prior to the date of the 2025 Annual Meeting or, if the first public announcement of the date of the 2025 Annual Meeting is less than 110 days prior to the date of such meeting, the 10th day following the day on which the public announcement of the 2025 Annual Meeting is first made by the Company. The Company’s By-laws require that any such proposal or nomination must contain specific information in order to be validly submitted for consideration.

Any notice of director nomination submitted to the Company must contain the information required by the Company’s By-laws, including the information required by Rule 14a-19 of the Exchange Act in the case of a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting.

Can shareholders and other interested parties communicate directly with our Board?

Yes. The Company invites shareholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the Chair of the Board or the non-management directors as a group by writing to the Board of Directors, the Chair or the Non-Management Directors, TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for the Company’s records.

How can I obtain a shareholder list?

We will make available a list of shareholders of record as of the Record Date for inspection by shareholders for any purpose germane to the 2024 Annual Meeting from April 14 through April 24, 2024, a period of ten days before the 2024 Annual Meeting, at our headquarters located at 8350 Broad Street, Suite 2000, Tysons, VA 22102.

76 I 2024 PROXY STATEMENT

Questions and Answers about the Proxy Materials and Annual Meeting

What is “householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name who have elected to receive paper copies of our proxy materials will receive only one copy of our 2023 Annual Report and this Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving multiple copies. This procedure will reduce our printing costs and postage fees. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2023 Annual Report, he or she may contact the Company’s Secretary at TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102 or by calling the Secretary at (703) 873-6600. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of the Company’s Annual Report and Proxy Statement, you may request householding in the future by contacting the Secretary.

How can I obtain a copy of the Company’s 2023 Annual Report?

A copy of our 2023 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is being provided or made available to all shareholders of record on the Record Date. As permitted by the SEC, the Company is sending a Notice of Internet Availability of Proxy Materials to all shareholders.

If you hold your shares of record on the Record Date, you may request email or paper copies of our 2023 Annual Report over the Internet, at www.envisonreports.com/TGNA, by toll-free telephone call (in the U.S. and Canada) to 1-866-641-4276, or by email at investorvote@computershare.com. Please send an email with “Proxy Materials TEGNA Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

If you hold your shares on the Record Date in “street name” through a bank, broker or other intermediary, you also may have the opportunity to receive copies of our 2023 Annual Report electronically. Please check the information in the proxy materials provided by your bank, broker or other intermediary.

You may also obtain a copy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Our 2023 Annual Report and 2023 Form 10-K are also available through the Company’s website at www.tegna.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

How can I obtain an additional proxy card or voting instruction form?

If you are a shareholder of record and you lose, misplace or otherwise need to obtain a proxy card, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll free at (877) 750-8226 (from the U.S. and Canada) or +1(412) 232-3651 (from other countries).

If you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee and you lose, misplace or otherwise need to obtain a voting instruction form, please contact your account representative at that organization.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “Can I change or revoke my vote?” above.

2024 PROXY STATEMENT I 77

Additional Information

Additional Information

Other Matters

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Incorporation By Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Leadership Development and Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Websites

Website addresses referenced in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on a review of reports filed with the SEC and written representations from certain reporting persons that no other reports were required, the Company believes that, during 2023, its directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals, except that Mr. Elias filed a single Form 4 late reporting a gift transaction due to an administrative error.

Forward Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to TEGNA or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation, statements regarding anticipated growth rates and TEGNA’s plans, objectives and expectations. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements, many of which are outside TEGNA’s control. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of TEGNA’s shares, general market conditions, constraints, volatility, or disruptions in the capital markets; the possibility that the TEGNA’s share repurchases, including through ASR programs, may not enhance long-term stockholder value; the possibility that share repurchases could increase the volatility of the price of TEGNA’s common stock; legal proceedings, judgments or settlements; the response of customers, suppliers and business partners to TEGNA’s plans, operations and business as a stand-alone company; TEGNA’s ability to re-price or renew subscribers; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA's operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors. Recipients of this presentation are cautioned not to place undue reliance on forward-looking statements made by or on behalf of TEGNA. Each such statement speaks only as of the day it was made. TEGNA undertakes no obligation to update or to revise any forward-looking statements contained in this presentation.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements.

Appendix A

Fifth Restated Certificate of Incorporation of TEGNA Inc. (to reflect Special Meeting Right Amendments)

FIFTH RESTATED

CERTIFICATE OF INCORPORATION

OF

TEGNA INC.

(Incorporated February 23, 1972)

Revised to reflect amendments through [●], 2023

The Fourth Restated Certificate of Incorporation of TEGNA Inc. (formerly known as Gannett Co., Inc.), as heretofore amended, is hereby restated and integrated, pursuant to adoption by the Board of Directors of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as follows:

1.
FIRST: The name of the Corporation is: TEGNA INC.
2.
SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
3.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
4.
FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Eight Hundred Two Million (802,000,000) shares of which Eight Hundred Million (800,000,000) shares shall be Common Stock of the par value of One Dollar ($1.00) per share and Two Million (2,000,000) shares shall be Preferred Stock of the par value of One Dollar ($1.00) per share. A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms, is as follows:
a.
Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limiting the generality of the foregoing, such provisions as may be desired concerning the dividend rights, the dividend rate, conversion rate, conversion rights, voting rights, rights in terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.
b.
Common Stock. Subject to all of the preferences and rights of the Preferred Stock or a series thereof that may be fixed by a resolution or resolutions of the Board of Directors, (i) dividends may be paid on the Common Stock of the Corporation as and when declared by the Board of Directors, out of funds of the Corporation legally available for the payment of such dividends, and (ii) each share of the Common Stock of the Corporation will be entitled to one vote on all matters on which such stock is entitled to vote.
5.
FIFTH:
a.
Election of Directors. Election of directors need not be by written ballot unless and to the extent the By-laws of the Corporation so provide.
b.
Number, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to

2024 PROXY STATEMENT I 79

dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. Without limiting the term of any director previously elected, any director elected to the Board of Directors after the 2007 annual meeting of stockholders shall hold office until the first annual meeting of stockholders following his or her election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.
c.
Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors and of any stockholder proposals to be considered at an annual stockholder meeting shall be given in the manner provided in the By-laws.
d.
Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
e.
Amendment or Repeal of this Article FIFTH. Notwithstanding anything contained in this Certificate of incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Common Stock eligible to vote at an election of directors (“Voting Stock”), voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article FIFTH.
6.
SIXTH: The Board of Directors shall have power to make, alter, amend and repeal the By-laws (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.
7.
SEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board, (ii) the Board of Directors or (iii) the Secretary of the Corporation at the written request, in accordance with and subject to the By-laws, of stockholders holding continuously for at least one (1) year an aggregate net long position of not less than [●]% of the Voting Stock.
8.
EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
9.
NINTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences and privileges conferred upon stockholders, directors and officers by and pursuant to this Certificate of incorporation in its present form or as hereafter amended are subject to the right reserved in this Article NINTH.
10.
TENTH:
a.
Restrictions on Stock Ownership or Transfer. As contemplated by this Article TENTH, the Corporation may restrict the ownership, or proposed ownership, of shares of capital stock of the Corporation by any person if such ownership or proposed ownership, either by itself or in combination with the ownership or proposed ownership of shares of capital stock of the Corporation by another person, or the exercise of any rights with respect to such shares of capital stock, (a) is or could be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), (b) limits or impairs or could limit or impair any business activities or proposed business activities of the Corporation or any of its subsidiaries under the Federal Communications Laws, or (c) subjects or could subject the Corporation to any regulation, condition or restriction under the Federal Communications Laws to which the Corporation would not be subject but for such ownership or proposed ownership or exercise of rights (clauses (a), (b), and (c), collectively, “FCC Regulatory Limitations”). For purposes of this Article TENTH, the term “Federal Communications Laws” shall mean any law of the United States now or hereafter in effect (and any regulation thereunder), including, without limitation, the Communications Act of 1934, as amended, and regulations thereunder, pertaining to the ownership and/or operation or regulating the business activities of (x) any television or radio station, daily newspaper, cable television system, or other medium of mass communications or (y) any provider of programming content to any such medium.
b.
Requests for Information. If the Corporation believes that the ownership or proposed ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by any person (whether by reason of a change in such person’s ownership, a change in the number of shares outstanding overall or in any class, or for any other

80 I 2024 PROXY STATEMENT

reason) may result in any FCC Regulatory Limitation and/or is or may be subject to any reporting requirement regarding such person under the Federal Communications Laws, such person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, ownership structure, other ownership interests and affiliations) as the Corporation shall request to determine whether such ownership, proposed ownership, or exercise of rights could result in any FCC Regulatory Limitation and/or to ensure compliance with any such reporting requirement.
c.
Denial of Rights, Refusal to Transfer. If (a) any person from whom information is requested pursuant to Section 2 of this Article TENTH does not provide all the information requested by the Corporation within fifteen (15) days after such request, or (b) the Corporation shall conclude that a shareholder’s ownership or proposed ownership of, or that a shareholder’s exercise of any rights with respect to, shares of capital stock of the Corporation results or could result in any FCC Regulatory Limitation, then, in the case of either clause (a) or clause (b), the Corporation may (i) suspend those rights of stock ownership (including, without limitation, voting rights) the exercise of which causes or could cause such FCC Regulatory Limitation, (ii) refuse to permit the transfer of shares of capital stock of the Corporation to such person or allow such transfer but only on such terms and conditions as may be determined by the Corporation, (iii) redeem any or all shares of capital stock of the Corporation held by such person in accordance with the terms and conditions set forth in Section 4 of this Article TENTH, and/or (iv) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such person, with a view towards obtaining such information or preventing or curing any situation which causes or could cause an FCC Regulatory Limitation; provided, however, that to the extent reasonably feasible without adversely affecting the ability of the Corporation to obtain any requested information or prevent or cure any situation which causes or could cause any FCC Regulatory Limitation, the Corporation shall use its good faith efforts (x) to cause any of the remedies listed in the preceding clauses (i)-(iv) of this sentence to be imposed in a substantially similar manner when imposed on similarly situated persons at substantially the same time, and (y) to minimize the impact of the exercise of any such remedy on the interests in the Corporation of the subject persons (and shall not exercise the redemption remedy set forth in clause (iii) to prevent or cure any situation which causes or could cause any FCC Regulatory Limitation unless the remedies set forth in clauses (i) and (ii) would be insufficient to so prevent or cure such situation). Any such suspension of rights or refusal to transfer pursuant to clauses (i) and (ii), respectively, of the immediately preceding sentence shall remain in effect until the requested information has been received and/or the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, will not result in an FCC Regulatory Limitation, in which case the Corporation shall promptly so notify such transferee(s) or shareholder(s).
d.
Terms and Conditions of Redemption. The terms and conditions of redemption pursuant to clause (iii) of the first sentence of Section 3 of this Article TENTH shall be as follows:
i.
the redemption price of any shares of the Corporation to be redeemed pursuant to clause (iii) of the first sentence of Section 3 of this Article TENTH shall be equal to the Fair Market Value (as hereinafter defined) of such shares;
ii.
the redemption price of such shares will be paid in cash;
iii.
if less than all such shares are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Corporation, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Corporation;
iv.
at least fifteen (15) days’ prior written notice of the Redemption Date (as hereinafter defined) shall be given to the holders of the shares that have been selected to be redeemed (except for any such holder that has waived such notice in writing); provided that, notwithstanding the foregoing, the Redemption Date may be the date on which written notice is given to the holders of the shares that have been selected to be redeemed if the cash necessary to effect the redemption shall have been indefeasibly deposited in trust for the benefit of such holders and is then subject to prompt payment to them upon surrender to the Corporation of the share certificates or, in the case of uncertificated shares, other evidence of ownership, in each case in compliance with the policies and procedures of the Corporation’s transfer agent and of the Depositary Trust Company, if applicable;
v.
from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on shares (including declared and unpaid dividends) of the same class or series as such shares), shall cease and terminate and the holders of such shares shall thenceforth be entitled only to receive the cash payable upon redemption; and
vi.
such other terms and conditions as the Corporation shall determine that are necessary or advisable in connection with such redemption.
e.
Certain Definitions. For purposes of this Article TENTH:
i.
“Fair Market Value” shall mean, with respect to a share of the Corporation of any class or series, the volume weighted average sales price for such a share on the principal national securities exchange on which such capital stock is then listed during the twenty (20) most recent trading days on which shares of stock of such

2024 PROXY STATEMENT I 81

class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 4(d) of this Article TENTH: provided, however, that if such shares are not listed for trading on any national securities exchange, Fair Market Value shall mean the average of the reported bid and asked prices in any over-the-counter quotation system selected by the Corporation during the twenty (20) most recent trading days during which such shares were traded immediately preceding the day on which notice of redemption shall be given pursuant to Section 4(d) of this Article TENTH, or if such shares are not listed for trading on any national securities exchange and trading of such shares is not reported in any over-the-counter quotation system, Fair Market Value shall be determined by the Corporation and its financial advisor.
ii.
“person” shall include not only natural persons but partnerships (limited or general), associations, corporations, limited liability companies, joint ventures, governmental entities, trusts, and other legal entities or organizations.
iii.
“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of the Corporation pursuant to Section 4(d) of this Article TENTH.
iv.
“regulation” shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer any Federal Communications Law.
f.
Legends. The Corporation may note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article TENTH.
g.
Interpretation. The grant of specific powers to the Corporation and/or the Board of Directors under this Article TENTH shall not be deemed to preclude or restrict the Corporation and/or the Board of Directors from pursuing, alternatively or concurrently, any other remedy or alternative course of action available to the Corporation. In the case of an ambiguity in the application of any of the provisions of this Article TENTH, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its understanding or knowledge of the circumstances. The Corporation and/or Board of Directors shall have the power to determine whether to take any action or actions, which action or actions to take and the methods of implementing any action or actions to be taken, so long as any action taken is not contrary to the provisions of this Article TENTH. All actions, calculations, interpretations and determinations which are done or made by the Corporation and/or the Board of Directors pursuant to this Article TENTH shall be made in the Corporation’s and/or the Board of Directors’ sole discretion and shall be conclusive and binding on the Corporation and all other persons for all purposes of this Article TENTH. Nothing in this Article TENTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
h.
Severability. If any provision of this Article TENTH or the application of any such provision to any person under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article TENTH or the application of such provision to any other person.

82 I 2024 PROXY STATEMENT

Appendix B

Fifth Restated Certificate of Incorporation of TEGNA Inc. (to reflect Officer Exculpation Amendments)

FIFTH RESTATED

CERTIFICATE OF INCORPORATION

OF

TEGNA INC.

(Incorporated February 23, 1972)

Revised to reflect amendments through [●], 2023

The Fourth Restated Certificate of Incorporation of TEGNA Inc. (formerly known as Gannett Co., Inc.), as heretofore amended, is hereby restated and integrated, pursuant to adoption by the Board of Directors of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as follows:

1.
FIRST: The name of the Corporation is: TEGNA INC.
2.
SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
3.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
4.
FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Eight Hundred Two Million (802,000,000) shares of which Eight Hundred Million (800,000,000) shares shall be Common Stock of the par value of One Dollar ($1.00) per share and Two Million (2,000,000) shares shall be Preferred Stock of the par value of One Dollar ($1.00) per share. A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms, is as follows:
a.
Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limiting the generality of the foregoing, such provisions as may be desired concerning the dividend rights, the dividend rate, conversion rate, conversion rights, voting rights, rights in terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.
b.
Common Stock. Subject to all of the preferences and rights of the Preferred Stock or a series thereof that may be fixed by a resolution or resolutions of the Board of Directors, (i) dividends may be paid on the Common Stock of the Corporation as and when declared by the Board of Directors, out of funds of the Corporation legally available for the payment of such dividends, and (ii) each share of the Common Stock of the Corporation will be entitled to one vote on all matters on which such stock is entitled to vote.
5.
FIFTH:
a.
Election of Directors. Election of directors need not be by written ballot unless and to the extent the By-laws of the Corporation so provide.
b.
Number, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to

2024 PROXY STATEMENT I 83

dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. Without limiting the term of any director previously elected, any director elected to the Board of Directors after the 2007 annual meeting of stockholders shall hold office until the first annual meeting of stockholders following his or her election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.
c.
Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors and of any stockholder proposals to be considered at an annual stockholder meeting shall be given in the manner provided in the By-laws.
d.
Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
e.
Amendment or Repeal of this Article FIFTH. Notwithstanding anything contained in this Certificate of incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article FIFTH.
6.
SIXTH: The Board of Directors shall have power to make, alter, amend and repeal the By-laws (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.
7.
SEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the Board of Directors.
8.
EIGHTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation. No repeal or modification of this Article EIGHTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
9.
NINTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences and privileges conferred upon stockholders, directors and officers by and pursuant to this Certificate of incorporation in its present form or as hereafter amended are subject to the right reserved in this Article NINTH.
10.
TENTH:
a.
Restrictions on Stock Ownership or Transfer. As contemplated by this Article TENTH, the Corporation may restrict the ownership, or proposed ownership, of shares of capital stock of the Corporation by any person if such ownership or proposed ownership, either by itself or in combination with the ownership or proposed ownership of shares of capital stock of the Corporation by another person, or the exercise of any rights with respect to such shares of capital stock, (a) is or could be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), (b) limits or impairs or could limit or impair any business activities or proposed business activities of the Corporation or any of its subsidiaries under the Federal Communications Laws, or (c) subjects or could subject the Corporation to any regulation, condition or restriction under the Federal Communications Laws to which the Corporation would not be subject but for such ownership or proposed ownership or exercise of rights (clauses (a), (b), and (c), collectively, “FCC Regulatory Limitations”). For purposes of this Article TENTH, the term “Federal Communications Laws” shall mean any law of the United States now or hereafter in effect (and any regulation thereunder), including, without limitation, the Communications Act of 1934, as amended, and regulations thereunder, pertaining to the ownership and/or operation or regulating the business activities of (x) any television or radio station, daily newspaper, cable television system, or other medium of mass communications or (y) any provider of programming content to any such medium.

84 I 2024 PROXY STATEMENT

b.
Requests for Information. If the Corporation believes that the ownership or proposed ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by any person (whether by reason of a change in such person’s ownership, a change in the number of shares outstanding overall or in any class, or for any other reason) may result in any FCC Regulatory Limitation and/or is or may be subject to any reporting requirement regarding such person under the Federal Communications Laws, such person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, ownership structure, other ownership interests and affiliations) as the Corporation shall request to determine whether such ownership, proposed ownership, or exercise of rights could result in any FCC Regulatory Limitation and/or to ensure compliance with any such reporting requirement.
c.
Denial of Rights, Refusal to Transfer. If (a) any person from whom information is requested pursuant to Section 2 of this Article TENTH does not provide all the information requested by the Corporation within fifteen (15) days after such request, or (b) the Corporation shall conclude that a shareholder’s ownership or proposed ownership of, or that a shareholder’s exercise of any rights with respect to, shares of capital stock of the Corporation results or could result in any FCC Regulatory Limitation, then, in the case of either clause (a) or clause (b), the Corporation may (i) suspend those rights of stock ownership (including, without limitation, voting rights) the exercise of which causes or could cause such FCC Regulatory Limitation, (ii) refuse to permit the transfer of shares of capital stock of the Corporation to such person or allow such transfer but only on such terms and conditions as may be determined by the Corporation, (iii) redeem any or all shares of capital stock of the Corporation held by such person in accordance with the terms and conditions set forth in Section 4 of this Article TENTH, and/or (iv) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such person, with a view towards obtaining such information or preventing or curing any situation which causes or could cause an FCC Regulatory Limitation; provided, however, that to the extent reasonably feasible without adversely affecting the ability of the Corporation to obtain any requested information or prevent or cure any situation which causes or could cause any FCC Regulatory Limitation, the Corporation shall use its good faith efforts (x) to cause any of the remedies listed in the preceding clauses (i)-(iv) of this sentence to be imposed in a substantially similar manner when imposed on similarly situated persons at substantially the same time, and (y) to minimize the impact of the exercise of any such remedy on the interests in the Corporation of the subject persons (and shall not exercise the redemption remedy set forth in clause (iii) to prevent or cure any situation which causes or could cause any FCC Regulatory Limitation unless the remedies set forth in clauses (i) and (ii) would be insufficient to so prevent or cure such situation). Any such suspension of rights or refusal to transfer pursuant to clauses (i) and (ii), respectively, of the immediately preceding sentence shall remain in effect until the requested information has been received and/or the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, will not result in an FCC Regulatory Limitation, in which case the Corporation shall promptly so notify such transferee(s) or shareholder(s).
d.
Terms and Conditions of Redemption. The terms and conditions of redemption pursuant to clause (iii) of the first sentence of Section 3 of this Article TENTH shall be as follows:
i.
the redemption price of any shares of the Corporation to be redeemed pursuant to clause (iii) of the first sentence of Section 3 of this Article TENTH shall be equal to the Fair Market Value (as hereinafter defined) of such shares;
ii.
the redemption price of such shares will be paid in cash;
iii.
if less than all such shares are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Corporation, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Corporation;
iv.
at least fifteen (15) days’ prior written notice of the Redemption Date (as hereinafter defined) shall be given to the holders of the shares that have been selected to be redeemed (except for any such holder that has waived such notice in writing); provided that, notwithstanding the foregoing, the Redemption Date may be the date on which written notice is given to the holders of the shares that have been selected to be redeemed if the cash necessary to effect the redemption shall have been indefeasibly deposited in trust for the benefit of such holders and is then subject to prompt payment to them upon surrender to the Corporation of the share certificates or, in the case of uncertificated shares, other evidence of ownership, in each case in compliance with the policies and procedures of the Corporation’s transfer agent and of the Depositary Trust Company, if applicable;
v.
from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on shares (including declared and unpaid dividends) of the same class or series as such shares), shall cease and terminate and the holders of such shares shall thenceforth be entitled only to receive the cash payable upon redemption; and
vi.
such other terms and conditions as the Corporation shall determine that are necessary or advisable in connection with such redemption.

2024 PROXY STATEMENT I 85

e.
Certain Definitions. For purposes of this Article TENTH:
i.
“Fair Market Value” shall mean, with respect to a share of the Corporation of any class or series, the volume weighted average sales price for such a share on the principal national securities exchange on which such capital stock is then listed during the twenty (20) most recent trading days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 4(d) of this Article TENTH: provided, however, that if such shares are not listed for trading on any national securities exchange, Fair Market Value shall mean the average of the reported bid and asked prices in any over-the-counter quotation system selected by the Corporation during the twenty (20) most recent trading days during which such shares were traded immediately preceding the day on which notice of redemption shall be given pursuant to Section 4(d) of this Article TENTH, or if such shares are not listed for trading on any national securities exchange and trading of such shares is not reported in any over-the-counter quotation system, Fair Market Value shall be determined by the Corporation and its financial advisor.
ii.
“person” shall include not only natural persons but partnerships (limited or general), associations, corporations, limited liability companies, joint ventures, governmental entities, trusts, and other legal entities or organizations.
iii.
“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of the Corporation pursuant to Section 4(d) of this Article TENTH.
iv.
“regulation” shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer any Federal Communications Law.
f.
Legends. The Corporation may note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article TENTH.
g.
Interpretation. The grant of specific powers to the Corporation and/or the Board of Directors under this Article TENTH shall not be deemed to preclude or restrict the Corporation and/or the Board of Directors from pursuing, alternatively or concurrently, any other remedy or alternative course of action available to the Corporation. In the case of an ambiguity in the application of any of the provisions of this Article TENTH, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its understanding or knowledge of the circumstances. The Corporation and/or Board of Directors shall have the power to determine whether to take any action or actions, which action or actions to take and the methods of implementing any action or actions to be taken, so long as any action taken is not contrary to the provisions of this Article TENTH. All actions, calculations, interpretations and determinations which are done or made by the Corporation and/or the Board of Directors pursuant to this Article TENTH shall be made in the Corporation’s and/or the Board of Directors’ sole discretion and shall be conclusive and binding on the Corporation and all other persons for all purposes of this Article TENTH. Nothing in this Article TENTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
h.
Severability. If any provision of this Article TENTH or the application of any such provision to any person under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article TENTH or the application of such provision to any other person.

86 I 2024 PROXY STATEMENT

TEGNA

TEGNA Inc. | 8350 Broad St., Suite 2000 | Tysons, VA 22102 | www.TEGNA.com

b

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2024 Annual Meeting Proxy Card • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5. A 1. To consider and act upon a proposal to elect nine director nominees to the Company’s Board of Directors to hold office until the Company’s 2025 Annual Meeting of Shareholders: For Against Abstain For Against Abstain For Against Abstain 01 - Gina L. Bianchini 02 - Howard D. Elias 03 - Stuart J. Epstein + 04 - Karen H. Grimes 05 - David T. Lougee 06 - Scott K. McCune 07 - Henry W. McGee 08 - Neal B. Shapiro For Against Abstain 09 - Melinda C. Witmer For Against Abstain 2. COMPANY PROPOSAL TO RATIFY the appointment of 3. COMPANY PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, the PricewaterhouseCoopers LLP as the Company’s independent compensation of the Company’s named executive officers. registered public accounting firm for the 2024 fiscal year. 4. COMPANY PROPOSAL TO APPROVE creation of shareholder right 5. COMPANY PROPOSAL TO APPROVE officer exculpation amendments. to call a special shareholder meeting. The Board of Directors recommends a vote AGAINST Proposal 6. For Against Abstain 6. SHAREHOLDER PROPOSAL regarding opportunity to vote on The proxies are authorized to vote in their discretion upon such other business, if excessive golden parachutes. any, as may properly come before the annual meeting or any adjournment thereof. 1UPX + 03XWGB
• IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • TEGNA Inc. + This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders -April 24, 2024 The undersigned hereby appoints David T. Lougee and Lauren S. Fisher, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 24, 2024 and at any adjournment or postponement thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said Annual Meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the Annual Meeting. If you are a current or former employee of TEGNA Inc. and own shares of TEGNA common stock through the TEGNA 401(k) Savings Plan, we must receive your completed and executed proxy card or your submission of an Internet or telephone vote by 11:59 p.m. (Eastern Time) on April 19, 2024. If your vote by proxy card, internet or telephone is not received by 11:59 p.m. (Eastern Time) on April 19, 2024, the plan shares credited to your 401(k) account will be voted in the same proportions as the proxy votes which were timely and properly submitted by other plan participants. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. +